                                                                    EXHIBIT 10.1

                                                                (EXECUTION COPY)

--------------------------------------------------------------------------------
                                 $1,245,000,000

                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 20,2002

                                      AMONG

                                 SKF FOODS INC.
           (TO BE KNOWN AFTER THE CONSUMMATION OF THE TRANSACTIONS AS
                            DEL MONTE CORPORATION),

                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT,
                       COLLATERAL AGENT, SWINGLINE LENDER
                               AND ISSUING LENDER,

                         THE OTHER LENDERS PARTY HERETO,

                              JPMORGAN CHASE BANK,
                             AS SYNDICATION AGENT,

                         HARRIS TRUST AND SAVINGS BANK,
                     MORGAN STANLEY & CO. INCORPORATED AND
                                UBS WARBURG LLC,
                           AS CO-DOCUMENTATION AGENTS,

                                       AND

                       BANC OF AMERICA SECURITIES LLC AND
                          J.P. MORGAN SECURITIES INC.,
                             AS JOINT BOOK MANAGERS

--------------------------------------------------------------------------------
          COBANK, ACB, GREENSTONE CAPITAL, FLEET NATIONAL BANK, FORTIS
                          CAPITAL CORP., SUNTRUST BANK,
                                       AND
                   UNITED OVERSEAS BANK LTD., NEW YORK AGENCY,
                               AS MANAGING AGENTS

--------------------------------------------------------------------------------
         THE BANK OF NEW YORK, CAPITAL FUNDING, UNIT OF GENERAL ELECTRIC
                               CAPITAL CORPORATION
                                       AND
                            UNION BANK OF CALIFORNIA,
                                  AS CO-AGENTS

--------------------------------------------------------------------------------
                                   ARRANGED BY

                         BANC OF AMERICA SECURITIES LLC,

                          J.P. MORGAN SECURITIES INC.,

                        MORGAN STANLEY & CO. INCORPORATED

                                       AND

                                 UBS WARBURG LLC

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.   Certain Defined Terms...........................................................................         2
Section 1.2.   Other Interpretive Provisions...................................................................        47
Section 1.3.   Accounting Principles...........................................................................        48
Section 1.4.   Rounding........................................................................................        48
Section 1.5.   Times of Day....................................................................................        48
Section 1.6.   Letter of Credit Amounts........................................................................        48
Section 1.7.   Calculations of Euro-denominated Loans and Commitments .........................................        48

                                 ARTICLE II

                                 THE LOANS

Section 2.1.   The loans.......................................................................................        49
Section 2.2.   Loan Accounts...................................................................................        50
Section 2.3.   Procedure for Borrowing ........................................................................        50
Section 2.4.   Conversion and Continuation Elections...........................................................        52
Section 2.5.   Swingline Loans.................................................................................        53
Section 2.6.   Termination or Reduction of Commitments.........................................................        56
Section 2.7.   Prepayments.....................................................................................        57
Section 2.8.   Repayment.......................................................................................        60
Section 2.9.   Interest........................................................................................        62
Section 2.10.  Fees............................................................................................        62
Section 2.11.  Computation of Fees and Interest ...............................................................        63
Section 2.12.  Payments by the Company.........................................................................        63
Section 2.13.  Sharing of Payments, Etc........................................................................        65
..
                                 ARTICLE III

                           THE LETTERS OF CREDIT

Section 3.1.   The Letter of Credit Subfacility................................................................        66
Section 3.2.   Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters
                of Credit......................................................................................        67
Section 3.3.   Risk Participations, Drawings and Reimbursements................................................        69
Section 3.4.   Repayment of Participations.....................................................................        70
Section 3.5.   Role of the Issuing Lender......................................................................        71
Section 3.6.   Obligations Absolute............................................................................        72
Section 3.7.   Cash Collateral.................................................................................        73
Section 3.8.   Letter of Credit Fees ..........................................................................        73
Section 3.9.   Applicability of ISP98 and UCP; Conflict with L/C Application ..................................        74

Section 3.10.  Non-Dollar Letters of Credit....................................................................        74

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 4.1.   Taxes...........................................................................................        76
Section 4.2.   Illegality......................................................................................        78
Section 4.3.   Inability to Determine Rates....................................................................        78
Section 4.4.   Increased Cost and Reduced Return; Capital Adequacy;
                Reserves on Eurocurrency Rate Loans and Eurodollar Rate Loans..................................        79
Section 4.5.   Funding Losses..................................................................................        79
Section 4.6.   Matters Applicable to All Requests for Compensation ............................................        80
Section 4.7.   Survival........................................................................................        80

                                  ARTICLE V

                            CONDITIONS PRECEDENT

Section 5.1.   Conditions to Making of Term Loans..............................................................        80
Section 5.2.   Conditions to Occurrence of the Time of Merger..................................................        82
Section 5.3.   Conditions to All Credit Extensions ............................................................        86

                                 ARTICLE VI

                       REPRESENTATIONS AND WARRANTIES

Section 6.1.   Corporate Existence and Power...................................................................        87
Section 6.2.   Corporate Authorization; No Contravention ......................................................        87
Section 6.3.   Governmental Authorization .....................................................................        88
Section 6.4.   Binding Effect..................................................................................        88
Section 6.5.   Litigation......................................................................................        88
Section 6.6.   No Default......................................................................................        89
Section 6.7.   ERISA Compliance................................................................................        89
Section 6.8.   Use of Proceeds; Margin Regulations.............................................................        89
Section 6.9.   Title to Properties.............................................................................        89
Section 6.10.  Taxes...........................................................................................        90
Section 6.11.  Financial Condition.............................................................................        90
Section 6.12.  Regulated Entities..............................................................................        91
Section 6.13.  No Burdensome Restrictions......................................................................        91
Section 6.14.  Copyrights, Patents, Trademarks and Licenses, Etc...............................................        91
Section 6.15.  Subsidiaries....................................................................................        92
Section 6.16.  Insurance.......................................................................................        92
Section 6.17.  Solvency, Etc...................................................................................        92
Section 6.18.  RealProperty....................................................................................        92
Section 6.19.  Swap ObUgations.................................................................................        93
Section 6.20.  Senior Indebtedness.............................................................................        93

Section 6.21.  Environmental Warranties .......................................................................        93
Section 6.22.  Full Disclosure.................................................................................        94
Section 6.23.  The Transactions................................................................................        94
Section 6.24.  Perfection of Security Interest ................................................................        95
Section 6.25.  Existing Debt...................................................................................        95
Section 6.26.  Surviving Debt..................................................................................        95

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

Section 7.1.   Financial Statements............................................................................        95
Section 7.2.   Certificates; Other Information.................................................................        96
Section 7.3.   Notices.........................................................................................        97
Section 7.4.   Preservation of Corporate Existence, Etc........................................................        98
Section 7.5.   Maintenance of Property.........................................................................        98
Section 7.6.   Insurance.......................................................................................        99
Section 7.7.   Payment of Obligations..........................................................................        99
Section 7.8.   Compliance with Laws ...........................................................................        99
Section 7.9.   Compliance with ERISA...........................................................................        99
Section 7.10.  Inspection of Property and Books and Records....................................................        99
Section 7.11.  Interest Rate Protection........................................................................       100
Section 7.12.  Environmental Covenant .........................................................................       100
Section 7.13.  Use of Proceeds.................................................................................       100
Section 7.14.  Further Assurances..............................................................................       100
Section 7.15.  Covenant to Guarantee Obligations and Give Security ............................................       101
Section 7.16.  Control Agreements and Lockbox Arrangements ....................................................       106

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

Section 8.1.   Limitation on Liens.............................................................................       106
Section 8.2.   Disposition of Assets...........................................................................       108
Section 8.3.   Consolidations and Mergers .....................................................................       109
Section 8.4.   Loans and Investments...........................................................................       110
Section 8.5.   Limitation on Indebtedness......................................................................       113
Section 8.6.   Transactions with Affiliates....................................................................       114
Section 8.7.   Use of Proceeds.................................................................................       115
Section 8.8.   Contingent Obligations .........................................................................       115
Section 8.9.   Joint Ventures..................................................................................       115
Section 8.10.  Lease Obligations...............................................................................       116
Section 8.11.  Minimum Fixed Charge Coverage...................................................................       116
Section 8.12.  Minimum Interest Coverage.......................................................................       116
Section 8.13.  Maximum Total Debt Ratio........................................................................       117
Section 8.14.  Maximum Capital Expenditures....................................................................       117
Section 8.15.  Restricted Payments.............................................................................       117

Section 8.16.  ERISA...........................................................................................       119
Section 8.17.  Limitations on Sale and Leaseback Transactions .................................................       119
Section 8.18.  Limitation on Restriction of Subsidiary Dividends and Distributions.............................       119
Section 8.19.  Inconsistent Agreements.........................................................................       120
Section 8.20.  Change in Business..............................................................................       120
Section 8.21.  Amendments to Certain Documents.................................................................       120
Section 8.22.  Accounting Changes..............................................................................       120
Section 8.23.  Limitation on Issuance of Guaranty Obligations..................................................       120
Section 8.24.  Senior Debt Designation.........................................................................       121
Section 8.25.  Amendment of Constitutive Documents.............................................................       121
Section 8.26.  Partnerships, Etc. .............................................................................       121

                                    ARTICLE IX

                                EVENTS OF DEFAULT

Section 9.1.   Event of Default................................................................................       121
Section 9.2.   Remedies........................................................................................       124
Section 9.3.   Application of Funds............................................................................       125
Section 9.4.   Rights Not Exclusive ...........................................................................       125

                                    ARTICLE X

                                   THE AGENTS

Section 10.1.  Appointment and Authorization ..................................................................       126
Section 10.2.  Delegation of Duties ...........................................................................       126
Section 10.3.  Liability of Agents.............................................................................       127
Section 10.4.  Reliance by Agents..............................................................................       127
Section 10.5.  Notice of Default...............................................................................       128
Section 10.6.  Credit Decision; Disclosure of Information by Administrative Agent..............................       128
Section 10.7.  Indemnification of Agents ......................................................................       128
Section 10.8.  Bank of America, JPMorgan Chase, Harris Bank, Morgan Stanley and UBS in
                Their Individual Capacity......................................................................       129
Section 10.9.  Successor Administrative Agent..................................................................       129
Section 10.10. Collateral Agent May File Proofs of Claim.......................................................       130
Section 10.11. Collateral and Guaranty Matters.................................................................       131
Section 10.12. Other Agents; Arrangers and Managers ...........................................................       131

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1.  Amendments and Waivers..........................................................................       132
Section 11.2.  Notices and Other Communications; Facsimile Copies .............................................       133
Section 11.3.  No Waiver; Cumulative Remedies .................................................................       135
Section 11.4.  Costs and Expenses..............................................................................       135

Section 11.5.  Company Indemnification ........................................................................       136
Section 11.6.  Payments Set Aside..............................................................................       137
Section 11.7.  Successors and Assigns.............................................. ...........................       137
Section 11.8.  Confidentiality.................................................................................       141
Section 11.9.  Set-off.........................................................................................       141
Section 11.10. Automatic Debits of Fees........................................................................       142
Section 11.11. Notification of Addresses, Lending Offices, Etc ................................................       142
Section 11.12. Interest Rate Limitation........................................................................       142
Section 11.13. Counterparts....................................................................................       142
Section 11.14. Integration.....................................................................................       143
Section 11.15. Survival of Representations and Warranties......................................................       143
Section 11.16. Severability....................................................................................       143
Section 11.17. Tax Forms.......................................................................................       143
Section 11.18. Replacement of Lenders .........................................................................       145
Section 11.19. Third Parties...................................................................................       145
Section 11.20. Governing Law and Jurisdiction..................................................................       145
Section 11.21. Waiver of Jury Trial............................................................................       146

SCHEDULES

Schedule I        Commitments and Percentages
Schedule II       Subsidiary Guarantors
Schedule III      Existing Letters of Credit
Schedule 6.5      Litigation
Schedule 6.7      ERISA Disclosure
Schedule 6.9      Liens
Schedule 6.11     Financial Condition
Schedule 6.14     Intellectual Property Disclosure
Schedule 6.15     Subsidiaries
Schedule 6.16     Insurance Disclosure
Schedule 6.18     Real Property Rights
Schedule 6.25     Existing Debt
Schedule 6.26     Surviving Debt
Schedule 8.2(f)   Assets Held for Sale
Schedule 8.4(1)   Investments
Schedule 8.8(c)   Contingent Obligations
Schedule 11.2     Agent's Payment Office; Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A         Form of Assignment and Assumption
Exhibit B         Form of Bailee's Consent
Exhibit C         Form of Borrowing Base Certificate
Exhibit D         Form of Compliance Certificate
Exhibit E         Form of Landlord's Consent
Exhibit F         Form of Note

Exhibit G         Form of Notice of Borrowing
Exhibit H         Form of Notice of Conversion/Continuation
Exhibit I-1       Form of Solvency Certificate for the Company
Exhibit I-2       Form of Solvency Certificate for DMFC
Exhibit I-3       Form of Solvency Certificate for each Subsidiary Guarantor
Exhibit J         Subordination Terms
Exhibit K         Form of Warhouseman's Consent
Exhibit L-l       Form of Heinz Guaranty
Exhibit L-2       Form of DMFC Guaranty
Exhibit L-3       Form of Subsidiary Guaranty
Exhibit M-l       Form of legal opinion of Gibson, Dunn & Crutcher LLP
Exhibit M-2       Form of internal counsel opinion to each of the Loan Parties
Exhibit M-3       Form of in-house or local counsel opinion in respect of
                   certain corporate matters relating to the Real Properties
Exhibit M-4       Form of local counsel opinion in respect of the Real
                   Properties
Exhibit N         Form of Security Agreement
Exhibit O         Form of Mortgage
Exhibit P         Form of Intellectual Property Security Agreement

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is entered into as of December 20, 2002, among SKF FOODS INC. (hereinafter referred to as "SPINCO" or the "COMPANY") (to be known after the consummation of the Transactions as Del Monte Corporation), a Delaware corporation, the several financial institutions from time to time party to this Agreement in their capacity as Lenders, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Lender, JPMORGAN CHASE BANK, as Syndication Agent, and HARRIS TRUST AND SAVINGS BANK, MORGAN STANLEY & CO. INCORPORATED and UBS WARBURG LLC, as Co-Documentation Agents. Capitalized terms used herein shall have the meanings assigned thereto in Section 1.1 of this Agreement.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to (a) a Separation Agreement, dated as of June 12, 2002 (the "SEPARATION AGREEMENT"), between H.J. Heinz Company, a Pennsylvania corporation ("HEINZ"), and SpinCo and (b) an Agreement and Plan of Merger, dated as of June 12, 2002 (the "AGREEMENT AND PLAN OF MERGER"), among Heinz, SpinCo, Del Monte Corporation, a New York corporation (hereinafter referred to as "EXISTING DEL MONTE"), and Del Monte Foods Company, a Delaware corporation (hereinafter referred to as "DMFC"), pursuant to which the parties thereto have agreed to enter into a series of transactions related to the acquisition by DMFC of certain businesses from Heinz, as follows: (i) Heinz will transfer (the "TRANSFER") to SpinCo the assets and operations comprising the Businesses in exchange for all of the Equity Interests in SpinCo, cash in an amount equal to the Bank Debt Amount (as such term is defined in the Separation Agreement) and $300,000,000 in aggregate principal amount of New Subordinated Notes (the "DISTRIBUTED NOTES"), (ii) immediately following the Transfer, Heinz will transfer the Distributed Notes to H.J. Heinz Finance Company, a Delaware corporation ("HEINZ FINANCE"), in satisfaction of Indebtedness owed by Heinz to Heinz Finance (the "DEBT EXCHANGE"), (iii) immediately following the Debt Exchange, Heinz will distribute the Equity Interests in SpinCo to its shareholders (the "SPIN-OFF"), and (iv) immediately following the Spin-off, Existing Del Monte will merge (the "MERGER", and collectively with the Transfer and the Spin-off and any and all transactions related to each of the foregoing, the "TRANSACTIONS") with and into SpinCo following which SpinCo will be the surviving corporation (the "SURVIVING CORPORATION") in accordance with the terms and conditions set forth in the Agreement and Plan of Merger;

                  WHEREAS, Existing Del Monte, DMFC, Bank of America, N.A., as Administrative Agent, certain financial institutions in their capacity as lenders, JPMorgan Chase Bank (as successor in interest to The Chase Manhattan
Bank), as Syndication Agent and Deutsche Bank AG, New York Branch (as successor in interest to Bankers Trust Company), as Documentation Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of May
15, 2001 (as amended, modified or otherwise supplemented from time to time, the "EXISTING CREDIT FACILITY"), which amended and restated a Second Amended and Restated Credit Agreement, dated as of January 14, 2000, which amended and restated an Amended and Restated Credit Agreement dated as of December 17, 1997 which amended and restated a Credit Agreement dated as of April 18,1997;

                  WHEREAS, SpinCo has requested that (a) (i) the Term A Lenders lend to the Company up to $195,000,000 under a Term A loan facility (the "TERM A LOAN FACILITY") and (ii) the Term B Lenders (including both the Euro Term B Lenders and the Dollar Term B Lenders) lend to the Company up to $750,000,000 under a Term B loan facility (the "TERM B LOAN FACILITY"}, the proceeds of which will be used by the Company to fund payment of the Bank Debt Amount to Heinz, replace or refinance certain Indebtedness of the Surviving Corporation (including, without limitation, Indebtedness outstanding under the Existing Credit Facility) and to pay Transaction Costs and (b) the Revolving Credit Lenders lend to the Company and issue letters of credit for the account of the Company in an aggregate amount not to exceed $300,000,000 at any time outstanding (the "REVOLVING CREDIT FACILITY", and together with the Term A Facility and the Term B Facility, the "SENIOR CREDIT FACILITIES"), the proceeds of which will be used to replace or refinance certain Indebtedness of the Surviving Corporation (including, without limitation, Indebtedness outstanding under the Existing Credit Facility), to pay Transaction Costs and otherwise be available for general corporate purposes of the Company, including working capital and Capital Expenditures;

                  WHEREAS, the Company intends to issue unsecured and subordinated notes on terms and conditions satisfactory in all material respects to the Arrangers in an aggregate face amount of up to $450,000,000, $300,000,000 of which shall be used as part of the consideration to be paid to Heinz in connection with the consummation of the Transactions and the remainder of which shall be used to replace or refinance certain Indebtedness of the Surviving Corporation and to pay Transaction Costs and which shall in any case be subordinated to the Obligations on the Subordination Terms (the "NEW SUBORDINATED NOTES);

                  WHEREAS, the Lenders have indicated their willingness to offer to lend amounts under the Senior Credit Facilities on the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Certain Defined Terms. In this Agreement, including the foregoing preamble and recitals, the following terms have the following meanings:

                  "ACCEPTING LENDERS" has the meaning specified in Section
         2.7(g).

                  "ACCOUNT DEBTOR" means any Person who is obligated to the Company or any Domestic Subsidiary under, with respect to or an account of any Receivable.

                  "ACQUIRED INDEBTEDNESS" means with respect to any Person, mortgage Indebtedness or Indebtedness with respect to Capital Leases of such Person existing at the time such Person became a Subsidiary of the Company or assumed by the Company or a Subsidiary of the Company in an Acquisition permitted hereunder (and not created or incurred in connection with or in anticipation of such Acquisition); provided that such Indebtedness is purchase money Indebtedness or Indebtedness with respect to a Capital

         Lease, as the case may be, and was incurred by such Person to finance the acquisition of property or, in either case, such Indebtedness was incurred to refinance such Indebtedness, and the principal amount of such Indebtedness does not exceed the purchase price of such property.

                  "ACQUISITION" means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests in any Person, or otherwise causing any Person to become a Subsidiary of any Loan Party or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Loan Party or a Subsidiary thereof); provided that the Company or a Subsidiary of the Company or DMFC is the surviving entity.

                  "ACQUISITION PROSPECT means each Person whose Equity Interests or assets are intended to be acquired in an Acquisition permitted under Section 8.4(i) including, in each case, the assets and the liabilities of such Person.

                  "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent for the Lenders hereunder and under any of the other Loan Documents, and any successor administrative agent arising under Section 10.9.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent and provided by each Lender to the Company and the Administrative Agent.

                  "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of Equity Interests in such Person by contract, or otherwise. Without limiting the foregoing, any Person which is an officer, director or shareholder of the Company, or a member of the immediate family of any such officer, director or shareholder, shall be deemed to be an Affiliate of the Company.

                  "AGENT" means the Administrative Agent, the Collateral Agent, the Syndication Agent or any of the Co-Documentation Agents.

                  "AGENT-RELATED PERSONS" means the Administrative Agent, the Collateral Agent and any successor administrative agent or collateral agent arising under Section 10.9, the Issuing Lender and any successor Issuing Lender, and the Swingline Lender and any successor Swingline Lender, whether or not acting in such capacities, together with their respective Affiliates (including Bane of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENT'S PAYMENT OFFICE" means the address for payments set forth on Schedule 11.2 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify in writing.

                  "AGREEMENT" means this Credit Agreement.

                  "AGREEMENT AND PLAN OF MERGER" has the meaning specified in the preliminary statements hereto.

                  "AGREEMENT CURRENCY" has the meaning specified in
         Section 3.10(b)(vi).

                  "ANNUALIZED AMOUNT" means with respect to any item or amount for any Computation Period, the sum (a) of such item or amount (such amount being the "ACTUAL AMOUNT") for each of the fiscal quarters occurring in such Computation Period which ended on or after the date of this Agreement (the "ACTUAL FISCAL QUARTERS") plus (b) an amount equal to (i) the Actual Amount divided by the number of Actual Fiscal Quarters multiplied by (ii) the number of fiscal quarters occurring in such Computation Period which ended prior to the date of this Agreement.

                  "APPLICABLE PERCENTAGE" means the following percentages per annum, (a) for the period commencing with and including the date hereof and ending with, but excluding, the six month anniversary of the Initial Distribution Date, with respect to any Commercial Letter of Credit, 3.00% and with respect to any Standby Letter of Credit, 3.50% and (b) for each period commencing and including, the six month anniversary of the Initial Distribution Date, to, but excluding the date on which the Loans are paid in full, the percentage indicated below during such period, based upon Total Debt Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.2(b):

----------------------------------------------------------------------------------------------------
                                           APPLICABLE PERCENTAGE FOR       APPLICABLE PERCENTAGE FOR
TOTAL DEBT RATIO                           COMMERCIAL LETTER OF CREDIT     STANDBY LETTERS OF CREDIT
----------------------------------------------------------------------------------------------------
>3.50:1.00                                           3.00%                          3.50%
----------------------------------------------------------------------------------------------------
< than = to 3.50:1 but > 3.00:1.00                   2.75%                          3.25%
----------------------------------------------------------------------------------------------------
< than = to 3.00:1.00 but > 2.5:1.00                 2.25%                          2.75%
----------------------------------------------------------------------------------------------------
< than = to 2.50:1.00                                2.00%                          2.50%
----------------------------------------------------------------------------------------------------

         The "APPLICABLE PERCENTAGE" shall be adjusted, to the extent applicable, not later than 45 days (or, in the case of the last fiscal quarter of any year, not later than 90 days) after the end of each fiscal quarter based on the Total Debt Ratio as of the last day of such fiscal quarter; provided that (i) any such adjustment shall be effective only upon the earlier of (A) delivery of a certificate signed by a Responsible Officer calculating the Total Debt Ratio and (B) delivery of the financial statements required by Section 7.1 (a) or 7.1(b), as applicable, with respect to such fiscal quarter, and the related Compliance Certificate; (ii) if any adjustment becomes effective pursuant to the preceding clause (i)(A) the Total Debt
         Ratio shall be recalculated upon the first delivery of financial statements pursuant to Section 7.1 (a) or 7.1(b) after the delivery of the officer's certificate referred to in such clause, and if such recalculation indicates that the Total Debt Ratio on the last day of such fiscal quarter was different from that reported in such officer's certificate, (I) the "APPLICABLE PERCENTAGE" shall be readjusted based on the recalculated Total Debt Ratio and (II) if the recalculated Total Debt Ratio is higher than that reported on the officer's certificate and results in a higher Applicable Percentage, the Company shall immediately pay an amount equal to the additional letter of credit fees that would have accrued thereto if the adjustment based on such officer's certificate had not occurred, which amounts shall be paid (y) immediately, to the extent that any date of payment of such letter of credit fees to which such amounts related have occurred and (z) otherwise, on the dates scheduled for payment of letter of credit fees to which such amounts relate, and (III) if the Company fails to deliver the financial statements required by Section 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required by Section 7.2(b) by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, the highest fee rates set forth above shall apply until such financial statements and Compliance Certificate are delivered.

                  "APPLICABLE RATE" means the following percentages per annum,
         (a) for the period commencing and including the date hereof ending with, but excluding, the six month anniversary of the Initial Distribution Date, (i) with respect to any Base Rate Revolving Credit Loan, 2.50%, (ii) with respect to any Base Rate Term A Loan, 2.50%,
         (iii) with respect to any Base Rate Term B Loan, 2,75%, (iv) with respect to any Eurodollar Rate Revolving Credit Loan, 3.50%, (v) with respect to any Eurodollar Rate Term A Loan, 3.50%, (vi) with respect to any Eurocurrency Rate Term B Loan or Eurodollar Rate Term B Loan, 3.75% and (b) for each period commencing with and including the six month anniversary of the Initial Distribution Date, to, but excluding the date on which the Loans are paid in full, the percentage indicated below during such period, based upon Total Debt Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.2(b):

                                 APPLICABLE RATE

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL DEBT RATIO         >3.50:1.00    < than = to 3.50:1 BUT >3.00:1.00   < than = to 3.00:1 BUT >2.50:1OO   < than = to 2.50:1.00
-----------------------------------------------------------------------------------------------------------------------------------
BASE RATE REVOLVING        2.50%                    2.25%                                 1.75%                        1.50%
CREDIT LOANS
-----------------------------------------------------------------------------------------------------------------------------------
BASE RATE TERM A LOANS     2.50%                    2.25%                                 1.75%                        1.50%
-----------------------------------------------------------------------------------------------------------------------------------
BASE RATE TERM B LOANS     2.75%                    2.75%                                 2.75%                        2.75%
-----------------------------------------------------------------------------------------------------------------------------------
EURODOLLAR RATE            3.50%                    3.25%                                 2.75%                        2.50%
REVOLVING CREDIT LOANS
-----------------------------------------------------------------------------------------------------------------------------------
EURODOLLAR RATE TERM A     3.50%                    3.25%                                 2.75%                        2.50%
LOANS
-----------------------------------------------------------------------------------------------------------------------------------
EUROCURRENCY RATE TERM     3.75%                    3.75%                                 3.75%                        3.75%
B LOANS AND EURODOLLAR
RATE TERM B LOANS
-----------------------------------------------------------------------------------------------------------------------------------

         The "APPLICABLE RATE" shall be adjusted, to the extent applicable, not later than 45 days (or, in the case of the last fiscal quarter of any year, not later than 90 days) after the end of each fiscal quarter based on the Total Debt Ratio as of the last day of such fiscal quarter; provided that (i) any such adjustment shall be effective only upon the earlier of (A) delivery of a certificate signed by a Responsible Officer calculating the Total Debt Ratio and (B) delivery of the financial statements required by Section 7.1(a) or 7.1(b), as applicable, with respect to such fiscal quarter, and the related Compliance Certificate; (ii) if any adjustment becomes effective pursuant to the preceding clause (i)(A), the Total Debt Ratio shall be recalculated upon the first delivery of financial statements pursuant to Section 7.1 (a) or 7.1(b) after the delivery of the officer's certificate referred to in such clause, and if such recalculation indicates that the Total Debt Ratio on the last day of such fiscal quarter was different from that reported in such officer's certificate,
         (I) the "APPLICABLE RATE" shall be readjusted based on the recalculated Total Debt Ratio and (II) if the recalculated Total Debt Ratio is higher than that reported on the officer's certificate and results in a higher Applicable Rate, the Company shall immediately pay an amount equal to the additional interest on the Loans that would have accrued thereto if the adjustment based on such officer's certificate had not occurred, which amounts shall be paid (y) immediately, to the extent that any date of payment of the Interest Payment Date to which such amounts related have occurred and (z) otherwise, on the Interest Payment Dates to which such amounts relate, and (III) if the Company fails to deliver the financial statements required by Section 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required by Section 7.2(b) by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, the highest fee rates set forth above shall apply until such financial statements and Compliance Certificate are delivered.

                  "APPROVED BANK" has the meaning specified in the definition of "CASH EQUIVALENT INVESTMENTS".

                  "APPROVED FUND" has the meaning specified in Section 11.7(g).

                  "ARRANGERS" means Bane of America Securities LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, and UBS Warburg LLC, each in its respective capacity as arranger.

                  "ASSET SALE" means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction or any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith).

                  "ASSETS HELD FOR SALE" means assets of the Company and its Subsidiaries listed on Schedule 8.2(f).

                  "ASSIGNED AGREEMENT" has the meaning specified in Section 7.15(e).

                  "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit A.

                  "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

                  "AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in
         Section 3. 2(c).

                  "BAILEE'S CONSENT" means a document substantially in the form of Exhibit B, with appropriate insertions, or such other form as shall be acceptable to the Collateral Agent or Required Revolving Credit Lenders.

                  "BANK DEBT AMOUNT" has the meaning specified therefor in the Separation Agreement.

                  "BANK OF AMERICA" means Bank of America, N.A., a national banking association and its successors in interest.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "BASE AMOUNT" has the meaning specified in Section 8. 14.

                  "BASE RATE" means, with respect to any Revolving Credit Loan, Term A Loan or Dollar Term B Loan, the Dollar Base Rate, and with respect to any Euro Term B Loan, the Euro Base Rate.

                  "BASE RATE LOAN" means any Base Rate Revolving Credit Loan, Base Rate Term A Loan, Dollar Base Rate Term B Loan, or Euro Base Rate Loan, as the context may require.

                  "BASE RATE REVOLVING CREDIT LOAN" means a Revolving Credit Loan that bears interest based on the Dollar Base Rate.

                  "BASE RATE TERM A LOAN" means a Term A Loan that bears interest based on the Dollar Base Rate.

                  "BORROWING" means a Revolving Credit Borrowing, a Swingline Borrowing, a Term A Borrowing, a Dollar Term B Borrowing or a Euro Term B Borrowing, as the context may require.

                  "BORROWING BASE" means, as of any date of determination, an amount equal to the total of (a) 85% of the unpaid amount (net of such reserves and allowances as the Collateral Agent deems necessary in its sole reasonable discretion and in accordance with its customary commercial lending practices) of all Eligible Receivables plus (b) 70% of all Eligible Inventory consisting of finished goods (whether labeled or unlabeled) or bulk tomato paste, valued at the lower of cost and market (net of such reserves and allowances as the Collateral Agent deems necessary in its sole reasonable discretion and in accordance with its customary commercial lending practices) plus (c) 20% of the value of all other Eligible Inventory, valued at the lower of cost and market (net of such reserves and allowances as the Collateral Agent deems necessary in its sole reasonable discretion and in accordance with its customary commercial lending practices) plus (d) an amount equal to the positive difference, if any, of (i) the aggregate cash purchase price paid by the Company and its Domestic Subsidiaries (including any related fees and expenses and amounts paid to refinance Indebtedness in connection therewith but excluding the amount of any cash purchase price funded with the proceeds of capital contributions to, or new Equity Interests in, the Company issued by the Company) in Acquisitions permitted under Section 8.4(i) after the date hereof, to the extent funded with proceeds of Revolving Credit Loans minus (ii) an amount equal to the average calendar-month-end amount of the value of Receivables and Inventory of the business acquired in each such Acquisition (to the extent the same would have been eligible for inclusion in the Borrowing Base assuming such Acquisition had occurred a year earlier) for the year preceding such Acquisition, as shall be reasonably determined by a Responsible Officer of the Company, in each case multiplied by the applicable advance rate less (e) the net aggregate payable owing to growers or other suppliers of crops or produce at such time, to the extent that such payables are subject to statutory liens, trusts or priority claims; provided that if the Company is holding any Inventory at premises leased by the Company or with a bailee or warehouseman and with respect to which the Company shall not have obtained a Landlord's Consent, Bailee's Consent or Warehouseman's Consent, as applicable, the Company may request that a reserve equal to all rent payable by the Company with respect to such property for one year from the date of determination of the reserve (in the case of leased premises) or such other reserve in respect of storage, transportation and other charges as shall be acceptable to the Collateral Agent or the Required Revolving Credit Lenders (in the case of Inventory with a bailee or warehouseman) be established, in which case such reserve shall be, if any Inventory located at such premises is to be included in the Borrowing Base, deducted from the Borrowing Base and such Inventory shall not, solely by virtue of clause(c), clause (d) or clause (e) of the definition of "ELIGIBLE INVENTORY", be deemed ineligible. Nothing in this definition providing for reserves on Receivables or Inventory shall be construed as requiring the Company to set up reserves for financial reporting purposes.

                  "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit C, duly certified by the Responsible Officer of the Company.

                  "BORROWING DATE" means any date on which a Borrowing occurs under Section 2.3.

                  "BUSINESS DAY" means any day of the year on which banks are not required or authorized by law to close in New York City, San Francisco or Charlotte, North Carolina and, if the applicable Business Day relates to any Eurocurrency Rate Loan or Eurodollar Rate Loan, on which dealings in Dollar deposits are conducted by and between banks in the London interbank market, and in the case of any Eurocurrency Rate Loan, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

                  "BUSINESSES" means, collectively, Heinz' (a) dry and canned pet food and pet snacks businesses in the United States and Canada, (b) specialty pet food businesses conducted under the "Nature's Recipe", "IVD", "TechniCal and "MediCal" trademarks worldwide, (c) ambient tuna business in the United States,
         (d) other ambient seafood products currently marketed by the Star-Kist Seafood business unit in the United States, (e) retail private label soup and retail private label gravy businesses in the United States,
         (f) broth business conducted in the United States under the trademark "College Inn" and (g) infant feeding business in the United States, including pureed foods produced in the Pittsburgh plant.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset, which, in accordance with GAAP would be required to be capitalized, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

                  "CAPITAL LEASE" means any lease that has been or should be, in accordance with GAAP, recorded as a capitalized lease.

                  "CASH COLLATERAL ACCOUNT" has the meaning specified in the preliminary statements of the Security Agreement.

                  "CASH COLLATERALIZE" has the meaning specified in Section 3.7.

                  "CASH EQUIVALENT INVESTMENTS" means any of the following types of Investments, to the extent owned by any Loan Party or any of their respective Subsidiaries:

                           (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition;

                           (b) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least "AA" by S&P, or the equivalent thereof by Moody's having maturities of not more than one year from the date of acquisition;

                           (c) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers, acceptances of (i) any Lender or any Affiliate of any Lender, (ii) any commercial bank of recognized standing either organized under the laws of the United States (or any State or territory thereof) or another country (or a political subdivision thereof) which is a member of the Organization for Economic Cooperation and Development and acting through a branch or agency located in the United States, in either case having capital and surplus in excess of $250,000,000 or (iii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least "A-1" or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition;

                           (d) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least "AA" or the equivalent thereof by S&P or at least "Aa" or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition; and

                           (e) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; provided that the terms of such repurchase agreements comply with the guidelines set forth in the "Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985".

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as maintained by the U.S. Environmental Protection Agency.

                  "CHANGE OF CONTROL" means:

                           (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes (other than TPG Partners or its Affiliates or pursuant to the Transactions) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of 35% or more of the Equity Interests in DMFC entitled to vote for members of the Board of Directors or equivalent governing body of DMFC on a fully diluted basis; or

                           (b) after giving effect to the Transactions, during any period of 24 consecutive months, a majority of the Board of Directors or other equivalent governing body of DMFC cease to be composed of individuals (i) who were members of that Board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board or equivalent governing body; or

                           (c) with the written consent or agreement of the Company, DMFC or any of their respective Subsidiaries, any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the Equity Interests in DMFC entitled to vote for members of the Board of Directors or equivalent governing body of DMFC on a fully diluted basis representing 35% or more of the combined voting power of such Equity Interests (other than TPG Partners or any of its Affiliates or pursuant to the Agreement and Plan of Merger); or

                           (d) after giving effect to the Transactions, DMFC shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Company; or

                           (e) any event similar to the events contemplated in clauses (a) through (d) above (including any "Change in Control" as defined in the Existing Subordinated Notes Indenture or the New Subordinated Notes Indenture) however designated shall occur with the effect that the Company, DMFC or any other Loan Party is required to redeem or repurchase any of the Existing Subordinated Notes, the New Subordinated Notes or any other similar publicly traded subordinated debt security issued by the Company, DMFC or any other Loan Party either in connection with the refinancing of the Existing Subordinated Notes, the New Subordinated Notes or otherwise.

                  "CODE" means the Internal Revenue Code of 1986.

                  "CO-DOCUMENTATION AGENTS" means each of Harris Trust and Savings Bank, Morgan Stanley & Co. Incorporated and UBS Warburg LLC, in its capacity as documentation agent for the Lenders.

                  "COLLATERAL" means all of the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COLLATERAL AGENT" means Bank of America in its capacity as collateral agent for the Lenders hereunder and under the other Loan Documents and any successor collateral agent arising under
         Section 10.9.

                  "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, supplements to the Security Agreement, the Intellectual Property Security Agreement, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 7.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COMMERCIAL LETTER OF CREDIT" means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by the Company in the ordinary course of business.

                  "COMMITMENT" means a Term A Commitment, a Term B Commitment or a Revolving Credit Commitment, as the context may require.

                 "COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

                  "COMPANY" has the meaning specified in the introductory paragraph of this Agreement.

                  "COMPENSATION PERIOD" has the meaning specified in
         Section 2.12(c)(ii).

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

                 "COMPUTATION PERIOD" means any period of four consecutive fiscal quarters commencing with the four consecutive fiscal quarters ending on or closest to April 30, 2003 and ending on the last day of a fiscal quarter.

                  "CONSOLIDATED NET INCOME" means, for any period, with respect to any Person and its Subsidiaries, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period. Notwithstanding the foregoing, "CONSOLIDATED NET INCOME" of DMFC shall be calculated without giving effect to any charges arising from any purchase accounting valuation adjustments over historical cost of any Person or assets acquired, as required or permitted by Statements of Financial Accounting Standards (SFAS) 141 and 142.

                  "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (ii) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (1) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (2) in the case of Swap Contracts, be equal to the Swap Termination Value as of any date of determination and (3) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "CONVERSION/CONTINUATION DATE" means any date on which, under
         Section 2.4, the Company (a) converts Loans of one Type to the other Type or (b) continues as Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, but with a new Interest Period, Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, having Interest Periods expiring on such date.

                  "DECLINING LENDER" has the meaning specified in
         Section 2.7(g).

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "DESIGNATED PROCEEDS" has the meaning specified in
         Section 2.7(b).

                  "DISCLOSED LITIGATION" has the meaning specified in
         Section 5.1(d).

                  "DISTRIBUTED NOTES" has the meaning specified in the preliminary statements hereto.

                  "DMFC" has the meaning specified in the preliminary statements hereto.

                  "DOLLAR AMOUNT" means, in relation to any Indebtedness at any time (a) denominated in Dollars, the amount of such Indebtedness, and
         (b) denominated in a currency other than Dollars, the Dollar Equivalent of the amount of such Indebtedness on the last day of the immediately preceding calendar month.

                  "DOLLAR BASE RATE" means, for any day, with respect to any Loan other than a Euro Term B Loan, a fluctuating rate per annum equal to the higher of: (a) 0.50% per annum above the Federal Funds Rate and
         (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "DOLLAR BASE RATE TERM B LOAN" means a Dollar Term B Loan that bears interest based on the Dollar Base Rate.

                  "DOLLAR EQUIVALENT" means, in relation to an amount denominated in a currency other than Dollars, the amount of Dollars which could be purchased with such amount at the prevailing foreign exchange spot rate.

                  "DOLLAR TERM B BORROWING" means a borrowing consisting of simultaneous Dollar Term B Loans of the same Type made by the Dollar Term B Lenders.

                  "DOLLAR TERM B LENDERS" means each of the Term B Lenders whose Term B Commitment is denominated in Dollar on Schedule I hereto.

                  "DOLLAR TERM B LOAN" has the meaning specified in
         Section 2.1(b)(i)

                  "DOLLARS" and "$" mean lawful money of the United States.

                  "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any political subdivision of the United States.

                  "EBITDA" means, for any Computation Period, with respect to any Person,

                           (a) Consolidated Net Income of such Person for such Computation Period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such Computation Period plus

                          (b) to the extent deducted in determining Consolidated Net Income and without duplication, Interest Expense (including, without limitation, all costs incurred in connection with the prepayment of any Indebtedness), income tax expense, depreciation and amortization (including amortization of goodwill and other intangible assets) of such Person for such Computation Period, non-cash charges and losses from sales of assets other than inventory sold in the ordinary course of business (provided that in the event cash expenditures are made in such Computation Period to reduce any non-cash charges established in such Computation Period or a prior Computation Period, such cash expenditures shall be deducted to calculate EBITDA for such Computation Period) minus

                           (c) to the extent reflected in determining Consolidated Net Income and without duplication, non-cash credits and gains of such Person from sales of assets other than inventory sold in the ordinary course of business (provided that in the event cash payments are received in such Computation Period to offset any non-cash credits established in such Computation Period or a prior Computation Period, such cash payments shall be added to calculate EBITDA for such Computation Period) plus

                           (d) in the case of DMFC, to the extent deducted in determining Consolidated Net Income of DMFC and without duplication, Transaction Costs, Permitted Integration Expenses and management incentive payments and other transaction fees, costs and expenses incurred in connection with Acquisitions permitted under Section 8.4(i);

         provided that for purposes of calculating EBITDA of DMFC for any calculation required to be made under the terms of this Agreement for any fiscal quarter ending prior to, and including, the fiscal quarter ending closest to October 31,2003, "EBITDA" shall be deemed to be $105,600,000 for the fiscal quarter ending closest to July 31,2002, and $ 119,900,000 for the fiscal quarter ending closest to October 31,2002; provided further that for any other Computation Period (i) the EBITDA (as calculated pursuant to clauses (a), (b), (c) and (d) above) of any Person, or attributable to any assets, acquired by the Company, DMFC or any of their respective Subsidiaries during such Computation Period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such Computation Period, and including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) if (A) either (1) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal year of such Person preceding the acquisition of such Person and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year have been provided to the Administrative Agent and the Lenders and have been reported on without a qualification arising from the scope of the audit or a "going concern" or like qualification or exception or (2) such other financial information furnished to the Lenders with respect to such Computation Period and such acquisition has been found acceptable by the Required Lenders and (B) either (1) any subsequent unaudited financial statements for such Person for the period prior to the acquisition of such Person were prepared on a basis consistent with such audited financial statements, have been provided to the Administrative Agent and the Lenders and have been reported on without a qualification arising from the scope of the audit or a "going concern" or like qualification or (2) such other financial information furnished to the Lenders with respect to such Computation Period and such acquisition has been found acceptable by the Required Lenders and
         (ii) the EBITDA (as calculated pursuant to clauses (a),(b),(c) and (d) above) of any Person, or attributable to any division or similar business unit, disposed of by the Company, DMFC or any of their respective Subsidiaries in an Asset Sale during such Computation Period will be excluded on a pro forma basis for such period (assuming the consummation of each such Asset Sale occurred on the first day of such Computation Period).

                  "EFFECTIVE AMOUNT" means, as of any date (a) with respect to any Revolving Credit Loans, Swingline Loans and Term Loans, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Credit Loans, Swingline Loans and Term Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations (i) the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and (ii) any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "ELIGIBLE ASSIGNEE" has the meaning specified in
         Section 11.7(g).

                  "ELIGIBLE INVENTORY" means as of any date of determination Inventory of the Company or any Domestic Subsidiary which meets the following requirements:

                           (a) such Inventory is (i) subject to a perfected Lien in favor of the Collateral Agent and (ii) not subject to any other assignment, claim or Lien (other than Permitted Liens of the type described in Section 8.1 (c) or Section 8.1(g) and statutory nonconsensual Liens in favor of growers); provided that if the Company or such Domestic Subsidiary has not delivered a Bailee's Consent, Warehouseman's Consent or Landlord's Consent but the Collateral Agent has established adequate reserves in respect thereof under the definition of "BORROWING BASE", any claim or Lien of the related bailee, warehouseman or landlord, if it is a Permitted Lien, shall not cause the Inventory kept at such location to not constitute "ELIGIBLE INVENTORY" solely by virtue of this clause (a);

                           (b) such Inventory is (except to the extent that the Required Revolving Credit Lenders have otherwise agreed in writing) salable;

                           (c) except as contemplated in clause (d) of this definition or to the extent that the Required Revolving Credit Lenders have otherwise agreed in writing, such Inventory is in the possession and control of the Company or such Domestic Subsidiary and it is stored and held in facilities owned by the Company or such Domestic Subsidiary or, if such facilities are not so owned, leased to the Company or such Domestic Subsidiary and with respect to which the Collateral Agent has received a Landlord's Consent; provided that (i) if the Company or such Domestic Subsidiary has not delivered such Landlord's Consent but the Collateral Agent has established adequate reserves in respect thereof under the definition of "BORROWING BASE" or (ii) if such Inventory has been acquired in connection with any Acquisition permitted under
                  Section 8.4(i) in the
                  immediately preceding 60 days or for a period of 60 days after the date hereof, if such Inventory is attributable to the Businesses, such Inventory shall constitute "ELIGIBLE INVENTORY" for purposes of this clause (c);

                          (d) if such Inventory is in the possession or control of a bailee, warehouseman or processor, the Collateral Agent is in possession of a Bailee's Consent, Warehouseman's Consent or such other agreement, instrument or document as the Collateral Agent may reasonably require in good faith, including warehouse receipts in the Collateral Agent's name covering such Inventory; provided that (i) if the Company or such Domestic Subsidiary has not delivered such Bailee's Consent, Warehouseman's Consent or such other documentation but the Collateral Agent has established adequate reserves in respect thereof under the definition of "BORROWING BASE" or
                  (ii) if such Inventory has been acquired in connection any Acquisition permitted under Section 8.4(i) in the immediately preceding 60 days or for a period of 60 days after the date hereof, if such Inventory is attributable to the Businesses, such Inventory shall constitute "ELIGIBLE INVENTORY" for purposes of this clause (d);

                           (e) such Inventory was not produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215;

                           (f) such Inventory is not subject to any agreement which would restrict the Collateral Agent's ability to sell or otherwise dispose of such Inventory or, to the extent that such Inventory is subject to an agreement entered into in the ordinary course of business with the relevant bailee, warehouseman or landlord but the Collateral Agent has established adequate reserves in respect thereof under the definition of "BORROWING BASE" then such Inventory shall constitute "ELIGIBLE INVENTORY" for purposes of this clause
                  (f);

                           (g) such Inventory is located in the United States or in any territory or possession of the United States which has adopted Article 9 of the Uniform Commercial Code or such other jurisdiction as may be approved by the Collateral Agent or the Required Revolving Credit Lenders;

                           (h) such Inventory is not "in transit" to the Company or such Domestic Subsidiary or held by the Company or such Domestic Subsidiary on consignment; and

                           (i) neither the Collateral Agent nor the Required Revolving Credit Lenders have determined (which determination shall be effective upon notice to the Company), in its or their reasonable discretion and in accordance with its or their customary commercial lending practices, that such Inventory is unacceptable due to age, type, category, quality, quantity or any other reason whatsoever.

         Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

                  "ELIGIBLE RECEIVABLE" means any Receivable owing to the Company or any Domestic Subsidiary of the Company as of any date of determination, which Receivable meets the following requirements:

                           (a) such Receivable arises from the sale of goods or the rendering of services by the Company or such Domestic Subsidiary, and if it arises from the sale of goods,
                  (i) such goods comply in all material respects with the relevant Account Debtor's specifications (if any) and have been shipped to such Account Debtor (other than "bill and hold" Receivables that are not ineligible under clause (f) and
                  (ii) the Company has possession of, or if requested by the Collateral Agent has delivered to the Collateral Agent, shipping receipts evidencing such shipment;

                           (b)      such Receivable is (i) subject to a
                  perfected Lien in favor of the Collateral Agent and (ii) not subject to any other assignment, claim or Lien (other than Permitted Liens of the type described in Section 8.1(c) or
                  Section 8.1(g) and statutory nonconsensual Liens in favor of growers);

                           (c)      such Receivable is a valid, legally
                  enforceable and unconditional obligation of the relevant Account Debtor, and is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by such Account Debtor or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods which are the subject of such Receivable or offered or attempted to return any of such goods; provided that in the event any counterclaim, credit, allowance, rebate or adjustment is asserted, or discount is granted, such Receivable shall only be ineligible pursuant to this clause (c) to the extent of the same;

                           (d) there is no Insolvency Proceeding by or against the relevant Account Debtor;

                           (e) the relevant Account Debtor is a resident or citizen of, and is located within, the United States or a province of Canada in which the Personal Property Security Act is in effect, unless (i) the sale of goods giving rise to such Receivable is on letter of credit, bankers' acceptance or other credit support terms reasonably satisfactory to the Collateral Agent or (ii) such Receivable is payable by Plaza Provision, a Puerto Rican corporation, or such other Account Debtor in Puerto Rico or any other territory or possession of the United States which has adopted Article 9 of the Uniform Commercial Code or as may be approved by the Collateral Agent or the Required Revolving Credit Lenders;

                           (f) such Receivable is not a Receivable arising from a "sale on approval", "sale or return", "consignment" or "bill and hold" or subject to any other repurchase or return agreement; provided that "bill and hold" Receivables shall not be ineligible solely by reason of this clause (f) if subject to a written agreement reasonably acceptable to the Collateral Agent or the Required

                  Revolving Credit Lenders to the effect that the relevant Account Debtor's payment obligation with respect thereto is irrevocable;

                           (g) such Receivable is not a Receivable with respect to which possession or control of the goods sold giving rise thereto is held, maintained or retained by the Company or any Subsidiary (or by any agent or custodian of the Company or any Subsidiary) for the account of or subject to further of future direction from the relevant Account Debtor;

                           (h) such Receivable arises in the ordinary course of business of the Company or such Domestic Subsidiary;

                           (i) if the relevant Account Debtor is the United States or any department, agency or instrumentality thereof, the Company or such Domestic Subsidiary has assigned its right to payment of such Receivable to the Collateral Agent pursuant to the Assignment of Claims Act of 1940; provided, however, that any Receivable arising out of business conducted by the Company consistent with business conducted prior to the date of this Agreement shall not be subject to this clause (i);

                           (j) if the Company or such Domestic Subsidiary maintains a credit limit for an Account Debtor, the aggregate dollar amount of Receivables due from such Account Debtor, including such Receivable, does not exceed such credit limit (provided that (1) the Company or such Domestic Subsidiary may grant exceptions to such credit limits consistent with past practice and in the ordinary course of business and (2) only the amount in excess of the credit limit shall be ineligible under this clause (j);

                           (k) if such Receivable is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed or assigned and delivered to the Collateral Agent in a manner reasonably satisfactory to the Collateral Agent;

                           (l) such Receivable is not more than (i) 60 days past the due date thereof or (ii) 120 days past the original invoice date thereof, in each case according to the original terms of sale;

                           (m) the relevant Account Debtor is not located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a business activity report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless such business activity report has been duly and timely filed or the Company or such Domestic Subsidiary is exempt from filing such report and has provided the Collateral Agent with satisfactory evidence of such exemption;

                           (n) less than 30% of the aggregate Dollar amount of outstanding Receivables owed at such time by the relevant Account Debtor to the Company and its Domestic Subsidiaries are (i) more than 60 days past the due date thereof or (ii) 120 days past the original invoice date thereof, in each case according to the original terms of sale; and

                           (o)      the aggregate Dollar amount of all
                  Receivables owed by the relevant Account Debtor constitutes
                  (i) in the case of any Account Debtor rated at least "AA" by S&P or "Aa2" by Moody's with a stable outlook, less than 30% of all Receivables owed to the Company and its Domestic Subsidiaries at such time and (ii) in all other cases, less than 20% of all Receivables owed to the Company and its Domestic Subsidiaries at such time; provided that only the amount of such Receivables in excess of such percentage shall not constitute an "ELIGIBLE RECEIVABLE" for purposes of this clause (o).

         A Receivable which is at any time an Eligible Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Receivable. Further, with respect to any Receivable, if the Collateral Agent or the Required Revolving Credit Lenders at any time hereafter determine in its or their reasonable discretion and in accordance with its or their customary commercial lending practices that the prospect of payment or performance by the relevant Account Debtor is materially impaired for any reason whatsoever, such Receivable shall cease to be an Eligible Receivable after notice of such determination is given to the Company.

                  "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under any Environmental Law or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "ENVIRONMENTAL LAWS" means CERCLA, the Resource Conservation and Recovery Act and all other federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes relating to pollution or protection of public or employee health or the environment, together with all administrative orders, consent decrees, licenses, authorizations and permits of any Governmental Authority implementing them.

                  "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without, limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company (after giving effect to the Merger) within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001
         (a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal under Section 4062(a) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under
         Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "EURIBO RATE" means the rate per annum appearing on Page 248 of the Telerate screen (or on any successor thereof, or any successor to or substitute for the Telerate screen, providing rate quotations comparable to those currently provided on such page of the Telerate screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euros by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euros) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Euros for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Euro Term B Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the European interbank market at 10:00 a.m. (London time) two Business Days before the first day of such Interest Period.

                  "EURO" means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU legislation.

                  "EURO BASE RATE" means, for any day, with respect to any Euro Term B Loan, the cost to the relevant Euro Term B Lender of compliance with the requirements of (a) the Bank of England and/or the Financial Services Authority (or in either case any other authority which replaces all or any part of its functions) or (b) the European Central Bank or any monetary or regulatory authority, as applicable, any such cost, to be represented by the percentage rate per annum notified in writing by the relevant Euro Term B Lender to the Administrative Agent as soon as practicable and in any event at least one Business Day prior to the Business Day on which interest is due to be paid in respect of the Euro Base Rate Loans.

                  "EURO BASE RATE LOAN" means a Euro Term B Loan that bears interest based on the Euro Base Rate.

                  "EURO TERM B BORROWING" means a borrowing consisting of simultaneous Euro Term B Loans of the same Type made by the Euro Term B Lenders.

                  "EURO TERM B LENDER" means each of the Term B Lenders whose Term B Commitment is denominated in Euros on Schedule I hereto.

                  "EURO TERM B LOAN" has the meaning specified in Section 2.1(b)
         (ii).

                  "EUROCURRENCY RATE" means for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                                   Euribo Rate
                  Eurocurrency Rate = --------------------------------------
                                      1.00 - Eurocurrency Reserve Percentage

                  "EUROCURRENCY RATE LOAN" means a Euro Term B Loan that bears interest based on the Eurocurrency Rate.

                  "EUROCURRENCY RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB or any equivalent or similar regulatory body in any applicable jurisdiction for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES"). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan or Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "EURODOLLAR BASE RATE" has the meaning specified in the definition of "EURODOLLAR RATE".

                  "EURODOLLAR RATE" means for any Interest Period a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                            Eurodollar Base Rate
                  Eurodollar Rate = --------------------------------------
                                    1.00 - Eurocurrency Reserve Percentage

                  Where,

                  "EURODOLLAR BASE RATE" means, for such Interest Period:

                           (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank Eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "EURODOLLAR RATE LOAN" means a Eurodollar Rate Revolving Credit Loan, a Eurodollar Rate Term A Loan or a Eurodollar Rate Term B Loan, as the context may require.

                  "EURODOLLAR RATE REVOLVING CREDIT LOAN" means a Revolving Credit Loan that bears interest based on the Eurodollar Rate.

                  "EURODOLLAR RATE TERM A LOAN" means a Term A Loan that bears interest based on the Eurodollar Rate.

                  "EURODOLLAR RATE TERM B LOAN" means a Dollar Term B Loan that bears interest based on the Eurodollar Rate.

                  "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 9.1.

                  "EXCESS CASH FLOW" means, for any period, the remainder of

                           (a) EBITDA of DMFC for such period (without giving effect to any amount included in such EBITDA on a pro forma basis solely by virtue of the proviso to the definition of "EBITDA") less

                           (b)      the sum, without duplication, of

                                    (i)      repayments of principal of any of
                           the Term Loans pursuant to Section 2.9, regularly scheduled principal payments arising with respect to any other long-term Indebtedness of the Loan Parties and their respective Subsidiaries, and the portion of any regularly scheduled payments with respect to Capital Leases allocable to principal, in each case made during such period, and

                                    (ii)     voluntary prepayments of any of the
                           Term Loans pursuant to Section 2.7 during such period, and

                                    (iii)    cash payments made in such period
                           with respect to Capital Expenditures by any of the Loan Parties or any of their respective Subsidiaries, and

                                    (iv)     all federal, state, local and
                           foreign income taxes paid by the Loan Parties and their respective Subsidiaries during such period, and

                                    (v)      cash Interest Expense of the Loan
                           Parties and their respective Subsidiaries during such period and, to the extent not deducted in determining EBITDA of DMFC, cash payments (other than payments of principal) made by the Company in connection with prepayments and repayments of Term Loans under clauses (b)(i) and (b)(ii) above, and

                                    (vi)     cash dividends of the Company
                           permitted under Section 8.15(b)(v) made in such period, and

                                    (vii)    cash payments made by the Loan
                           Parties and their respective Subsidiaries in respect of pension liability, workers' compensation and other post-employment benefits to the extent such payments exceed book expenses for such items reflected in the calculation of EBITDA, and

                                    (viii)   cash payments made by the Loan
                           Parties and their respective Subsidiaries during such period in respect of Transaction Costs, Permitted Integration Expenses and fees, costs and expenses incurred in connection with any Acquisitions permitted under Section 8.4(i).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  "EXCLUDED TAXES" has the meaning specified in Section 4.1(a).

                  "EXISTING CREDIT FACILITY" has the meaning specified in the preliminary statements hereto.

                  "EXISTING DEBT" means Indebtedness of each Loan Party and each of their respective Subsidiaries outstanding immediately before giving effect to the consummation of the Transactions.

                  "EXISTING DEL MONTE" has the meaning specified in the preliminary statements hereto.

                  "EXISTING LETTERS OF CREDIT" means each of the letters of credit set forth on Schedule III.

                  "EXISTING REVOLVING CREDIT LOANS" means the amount of any Indebtedness outstanding as of any date of calculation under the Existing Credit Facility which are or were the functional equivalent of the Revolving Credit Loans to be advanced from time to time hereunder.

                  "EXISTING SUBORDINATED NOTES" means the $300,000,000 9.25% Senior Subordinated Notes due May 15, 2011 of Existing Del Monte issued under the Existing Subordinated Notes Indenture, the obligations of which will be assumed by the Company in connection with the consummation of the Transactions.

                  "EXISTING SUBORDINATED NOTES INDENTURE" means the indenture, dated as of May 15, 2001 among Existing Del Monte, DMFC and Bankers Trust Company, as Trustee.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "FEE LETTER" HAS the meaning specified in Section 2.10(a).

                  "FIXED CHARGE COVERAGE RATIO" means, for any Computation Period, the ratio of (a)(i) EBITDA of DMFC for such Computation Period minus (ii) the sum of (A) Capital Expenditures (other than any Synthetic Lease Capital Expenditure) made and (B) Permitted Integration Expenses incurred, in either case, during such Computation Period by DMFC, the Company or any of their respective Subsidiary to (b) the sum of (i) Interest Expense of DMFC payable in cash for such Computation Period plus (ii) the scheduled installments of principal of the Term Loans for such Computation Period (excluding there from the last four scheduled installments of principal of Term Loans to the extent that such installments are refinanced with Indebtedness maturing after, and having no mandatory prepayments or sinking fund payments prior to, June 20, 2010 and giving effect to any reduction of such scheduled installments by virtue of the application of any prepayments or repayments made which reduce scheduled installments pro rata or in inverse order of maturity pursuant to Section 2.7) plus (iii) any amounts paid as a dividend or distribution by DMFC to any holder of any of its Equity Interests during such period plus (iv) cash income taxes of DMFC and its Subsidiaries (including, without limitation, any such taxes paid by Existing Del Monte and its subsidiaries during any such period (or portion thereof) occurring prior to the date of this Agreement) paid during such period (other than income taxes on income arising directly from Asset Sales); provided that to the extent that any Acquisition or any Asset Sale of a Person or a division or similar business unit occurred during such Computation Period, all items in clauses (a)(i), (a)(ii), b(i), b(ii) and (b)(iv) shall be calculated on a pro forma basis as if each such Acquisition or Asset Sale of a Person or a division or similar business unit occurred prior to the first day of such Computation Period; provided further that with respect to any calculation required to be made under the terms of this Agreement with respect to any fiscal quarter ending on or prior to October 31, 2003,
         (A) all items referred to in clauses (a)(ii)(A) and (b)(i) shall be equal to the Annualized Amount of such item and (B) the amount of the item referred to in clause (b)(ii) shall be deemed to be zero for any period prior to the date of this Agreement.

                  "FOREIGN SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person organized under the law of any jurisdiction other than the United States or any political subdivision thereof.

                  "FOREIGN LENDER" has the meaning specified in Section
         11.17(a).

                  "FRB" means the Board of Governors of the Federal Reserve System of the United States, and any Governmental Authority succeeding to any of its principal functions.

                  "FUND" has the meaning specified in Section 11.7(g).

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank (or similar monetary or regulatory authority) thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GRANTING LENDER" has the meaning specified in
         Section 11.7(h).

                  "GUARANTEED OBLIGATIONS" means (a) all Obligations owing by any Loan Party other than DMFC (including post-petition interest) and
         (b) all Permitted Swap Obligations (monetary or otherwise) of any Loan Party other than DMFC under any Permitted Secured Swap Contract.

                  "GUARANTOR" means (a) prior to the Time of Merger, Heinz and
         (b) on and after the Time of Merger, DMFC and each Subsidiary
         Guarantor.

                  "GUARANTY OBLIGATION" has the meaning specified in the definition of "CONTINGENT OBLIGATION".

                  "HARRIS BANK" means Harris Trust and Savings Bank and its successors in interest.

                  "HAZARDOUS MATERIAL means

                           (a) any "hazardous substance", as defined by CERCLA;

                           (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

                           (c)      any petroleum product; or

                           (d) any pollutant or contaminant or hazardous or toxic chemical, material or substance within the meaning of any other Environmental Law.

                  "HEINZ" has the meaning specified in the preliminary statements hereto.

                  "HEINZ FINANCE" has the meaning specified in the preliminary statements hereto.

                  "HONOR DATE" has the meaning specified in Section 3.3(a).

                  "ICC" hasthe meaning specified in Section 3.9(a)

                  "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to any Capital Lease; (g) all obligations of such Person in respect of any synthetic lease entered into after the date of this Agreement and, after the first anniversary of this Agreement, any synthetic lease entered into on or prior to the date of this Agreement to the extent still in existence on or after such date;
         (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts receivable and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

                  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in
         Section 11.5.

                  "INDEMNIFIED PERSON" has the meaning specified in
         Section 11.5.

                  "INDEPENDENT AUDITOR" has the meaning specified in
         Section 7.1(a).

                  "INFORMATION" has the meaning specified in Section 11.8.

                  "INFORMATION MEMORANDUM" means the information memorandum dated November 2002 used by the Arrangers in connection with the syndication of the Commitments.

                  "INITIAL DISTRIBUTION BORROWING AMOUNT" means the aggregate amount of Loans requested by SpinCo in connection with the occurrence of the Initial Distribution Date in order to fund the payment of the Bank Debt Amount to Heinz; provided that such amount shall not exceed $800,000,000.

                  "INITIAL DISTRIBUTION DATE" has the meaning specified in
         Section 5.1.

                  "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority consisting of bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors; in each case undertaken under any U.S. Federal, State or foreign law, including the Bankruptcy Code.

                  "INTEGRATION EXPENSES" means, with respect to any Person for any period, any expenditure incurred in connection with the integration of the Businesses and Existing Del Monte.

                  "INTELLECTUAL PROPERTY" has the meaning specified in
         Section 6.14.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in Section 5.2(a)(iv).

                  "INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor Agreement, dated as of December 5, 1989 by and among certain creditors of the Company.

                  "INTEREST COVERAGE RATIO" means, for any Computation Period, the ratio of (a) EBITDA of DMFC for such Computation Period to (b) Interest Expense of DMFC payable in cash for such Computation Period; provided that to the extent that any Acquisition or any Asset Sale of a Person or a division or similar business unit occurred during such Computation Period, all items in clauses (a) and (b) shall be calculated on a pro forma basis as if each such Acquisition or Asset Sale occurred prior to the first day of such Computation Period; provided further that with respect to any calculation required to be made under the terms of this Agreement with respect to any fiscal quarter ending on or prior to the fiscal quarter ending closest to October 31, 2003, the amount of clause (b) shall be determined based on the Annualized Amount of such Interest Expense.

                  "INTEREST EXPENSE" means for any period, with respect to any Person, the consolidated interest expense of such Person and its Subsidiaries for such period (including all imputed interest on Capital Leases) excluding amortization or write-off of deferred financing costs.

                  "INTEREST PAYMENT DATE" means (a) as to any Eurocurrency Rate Loan or Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the relevant Maturity Date for such Loan; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or Eurodollar Rate Loan, as the case may be, exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be an Interest Payment Date, and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each January, April, July and October and the relevant Maturity Date for such Loan.

                  "INTEREST PERIOD" means, (a) with respect to each Eurodollar Rate Term A Loan, Eurodollar Rate Term B Loan or Eurocurrency Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which any such Eurodollar Rate Term A Loan, Eurodollar Rate Term B Loan or Eurocurrency Rate Loan, as the case may be, is converted into or continued as a Eurodollar Rate Loan or Eurocurrency Rate Loan, as the case may be, and ending one, two, three or six months thereafter, or, (b) with respect to each Eurodollar Rate Revolving Credit Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which any such Eurodollar Rate Revolving Credit Loan is converted or continued as a Eurodollar Rate Loan, and ending one week or one, two, three or six months thereafter, in each case as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation delivered in connection with such Loan; provided that:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (iii) no Interest Period applicable to a Term Loan or any portion of any thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, Eurocurrency Rate Loans and Eurodollar Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

                           (iv) no Interest Period for any Loan shall extend beyond the applicable Maturity Date.

                  "INVENTORY" has the meaning specified in Section l(b) of the Security Agreement.

                  "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in Section 14(g) of the Security Agreement.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "ISDA MASTER AGREEMENT" means the Master Agreement (Multicurrency - Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

                  "ISSUANCE DATE" has the meaning specified in Section 3.1(a).

                  "ISSUE" means, with respect to any Letter of Credit, to issue or amend such Letter of Credit; and the terms "ISSUED", "ISSUING" and "ISSUANCE" have corresponding meanings.

                  "ISSUING LENDER" means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.1(b) or
         Section 10.9, or any successor thereto acceptable to the Company, the Administrative Agent and the predecessor Issuing Lender.

                  "JOINT VENTURE" means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary of any Loan Party or any of their respective Subsidiaries and which is now or hereafter formed by any Loan Party or any of their respective Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "JPMORGAN CHASE" means JPMorgan Chase Bank and its successors in interest.

                  "JUDGMENT CURRENCY" has the meaning specified in
         Section 3.10(b)(vi).

                  "LANDLORD'S CONSENT" means a document substantially in the form of Exhibit E, with appropriate insertions, or such other form as shall be acceptable to the Collateral Agent or Required Revolving Credit Lenders.

                  "L/C ADVANCE" means with respect to each Revolving Credit Lender such Lender's funding of its participation in any L/C Borrowing in accordance with its Revolving Credit Percentage.

                  "L/C APPLICATION" means an application and agreement for the issuance or amendment of a standby or commercial documentary letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                  "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing under
         Section 3.3(b).

                  "L/C COMMITMENT" means the commitment of the Issuing Lender to Issue, and the commitments of the Revolving Credit Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the lesser of $85,000,000 and the amount of the aggregate amount of all Revolving Credit Commitments on such date; it being understood that the L/C Commitment is a part of the Revolving Credit Commitments, rather than a separate, independent commitment.

                  "L/C OBLIGATIONS" means, as at any date of determination the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding plus (b) the aggregate amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

                  "LEASED REAL PROPERTIES" means those properties listed on part(b) of Schedule 6.18 hereto.

                  "LENDERS" means each of the banks, institutional lenders and other financial institutions party hereto from time to time as a lender; provided that references to the "LENDERS" shall include Bank of America in its capacity as the Issuing Lender and Bank of America in its capacity as Swingline Lender; for purposes of clarification only, to the extent that the Swingline Lender or the Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Swingline Lender or Issuing Lender, its status as such will be specifically referenced.

                  "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Eurocurrency Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Lender may from time to time specify to the Company and the Administrative Agent.

                  "LETTERS OF CREDIT" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Lender pursuant to Article III.

                  "LIABILITIES" means (a) all Obligations owing by the Company, DMFC or any Subsidiary of either thereof (including post-petition interest) and (b) all Permitted Swap Obligations (monetary or otherwise) of the Company or DMFC or any of their respective Subsidiaries under any Permitted Secured Swap Contract.

                  "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

                  "LOAN" means an extension of credit by a Lender to the Company under Article II or Article III in the form of a Revolving Credit Loan, Term A Loan, Term B Loan, Swingline Loan or L/C Advance. Each Revolving Credit Loan, each Term A Loan and each Term B Loan may be divided into tranches which are Base Rate Loans, Eurocurrency Rate Loans or Eurodollar Rate Loan (each a "TYPE" of Loan). For purposes of greater clarity, a conversion of one Type of Loan to the other Type or the continuation of an Eurocurrency Rate Loan or Eurodollar Rate Loan into a different Interest Period is not the making of a "LOAN" hereunder.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Subsidiary Guaranty, the Permitted Secured Swap Contracts, the Collateral Documents and all other documents delivered to any Agents or any Lender in connection herewith or therewith.

                  "LOAN PARTIES" means each of the Company, DMFC and each Subsidiary Guarantor (other than any Non-Material Subsidiary Guarantor) and prior to the Time of Merger, Existing Del Monte.

                  "MANDATORY PREPAYMENT EVENT" has the meaning specified in
         Section 2.7(b).

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  "MATERIAL ADVERSE EFFECT" means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of (i) prior to the Time of Merger (A) SpinCo and the Businesses taken as a whole, (B) Existing Del Monte and its Subsidiaries taken as a whole, and (C) DMFC and its Subsidiaries taken as a whole and (ii) on and after the Time of Merger (after giving effect to the Merger), (A) the Company and its Subsidiaries taken as a whole and (B) DMFC and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is or is to be a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is or is to be a party; or (d) a material adverse effect upon the Lien of any Collateral Document or a material impairment of the rights, powers and remedies of the Administrative Agent, the Collateral Agent or any Lender under any Loan Document.

                  "MATERIAL AGREEMENT" means any agreement, contract or undertaking to which any Loan Party is a party the termination or failure to maintain in full force and effect of which could reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL SUBSIDIARY" means a Subsidiary of DMFC (other than the Company) that meets any of the following criteria:

                           (a) the assets of such Subsidiary and its Subsidiaries exceed an amount equal to 3% of the consolidated assets (giving effect to intercompany eliminations) of DMFC and its Subsidiaries;

                           (b) the revenues of such Subsidiary and its Subsidiaries for any fiscal quarter exceed an amount equal to 3% of the consolidated revenues (giving effect to intercompany eliminations) of DMFC and its Subsidiaries for such period; or

                           (c) the investments of DMFC and its other Subsidiaries in and advances to such Subsidiary and its Subsidiaries exceed an amount equal to 3% of the consolidated assets (giving effect to intercompany eliminations) of DMFC and its Subsidiaries.

                  "MATURITY DATE" means (a) with respect to any Term A Loan, the Term A Loan Maturity Date, (b) with respect to any Term B Loan, the Term B Loan Maturity Date and (c) with respect to any Revolving Credit Loan, the Revolving Credit Loan Maturity Date.

                  "MAXIMUM RATE" has the meaning specified in Section 11.12.

                  "MERGER" has the meaning specified in the preliminary statements hereto.

                  "MERGER BORROWING AMOUNT" means the aggregate amount of Loans requested by the Company at the Time of Merger in order to replace or refinance certain Indebtedness of the Company (including Indebtedness outstanding under the Existing Credit Facility) and to pay transaction fees and expenses.

                  "MOODY'S" means Moody's Investors Service, Inc, and any successor in interest.

                  "MORGAN STANLEY" means Morgan Stanley & Co. Incorporated and its successors in interest.

                  "MORTGAGE POLICIES" has the meaning specified in
         Section 7.15(d)(i)(B).

                  "MORTGAGES" has the meaning specified in Section 7.15(d).

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001 (a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

                  "NET CASH PROCEEDS" means:

                           (a) with respect to any Asset Sale by any Person (including any Equity Interests in any other Person or any Receivables), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by such Person pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by such Person to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Asset Sale (other than the Loans) and (iv) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Person after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that, if and to the extent that such reserves are no longer required to be maintained in accordance with GAAP, such amounts shall constitute Net Cash Proceeds, to the extent such amounts would have otherwise constituted Net Cash Proceeds under this clause (a); and

                           (b) with respect to any issuance of any Equity Interests or Other Debt by any Person, the aggregate cash proceeds received by such Person in connection with such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions, private placement fees and legal, accounting and investment banking fees).

                  "NEW SUBORDINATED NOTES" has the meaning specified in the preliminary statements hereto.

                  "NEW SUBORDINATED NOTES DOCUMENT" means the New Subordinated
         Note Indenture and any other related agreements or instruments entered into by any Loan Party or Subsidiary thereof in connection with the issuance of the New Subordinated Notes.

                  "NEW SUBORDINATED NOTES INDENTURE" means the indenture to be entered into by the Company in connection with the issuance of the New Subordinated Notes which includes the Subordination Terms.

                  "NEW SUBORDINATED NOTES ISSUANCE DATE" means the date on which any New Subordinated Notes are initially issued.

                  "NON-DOLLAR LETTERS OF CREDIT" has the meaning specified in
         Section 3.10.

                  "NON-MATERIAL SUBSIDIARY GUARANTOR" has the meaning specified in Section 6.15.

                  "NONRENEWAL NOTICE DATE" has the meaning specified in
         Section 3.2(c).

                  "NOTE" means a promissory note executed by the Company in favor of a Lender pursuant to Section 2.2(b), in substantially the form of Exhibit F.

                  "NOTICE OF BORROWING" means a notice in substantially the form of Exhibit G.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of Exhibit H.

                  "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, or now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any Insolvency Proceeding naming such Person as the debtor, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party as a result of such Loan Party's failure to pay such amount.

                  "ORGANIZATION DOCUMENTS" means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                  "OTHER DEBT" means any Indebtedness of any Loan Party or any of their respective Subsidiaries other than such Indebtedness permitted to be incurred under Section 8.5.

                  "OTHER TAXES" has the meaning specified in Section 4.1(b).

                  "OVERNIGHT RATE" has the meaning specified in Section 3.10(b)(vii).

                  "OWNED REAL PROPERTIES" means those properties listed on part
         (a) of Schedule 6.18 hereto.

                  "PARTICIPANT has the meaning specified in Section 11.7(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability other than a Multiemployer Plan.

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

                  "PERMITTED INTEGRATION EXPENSES" means (a) for each fiscal year ending on or prior to the fiscal year ending closest to April 30,2005, the lesser of (i) the actual amount of Integration Expenses paid by the Company during such fiscal year and (ii) (A) for the fiscal year ending closest to April 30,2003, $10,000,000, (B) for the fiscal year ending closest to April 30, 2004, $55,000,000 and (C) for the fiscal year ending closest to April 30, 2005, $15,000,000 and (b) for any other fiscal year, $0.

                  "PERMITTED LIENS" has the meaning specified in Section 8.1.

                  "PERMITTED RECEIVABLES FACILITY" means any receivables financing facility arrangement entered into by the Company providing for the discount, sale or other transfer of its Receivables in an aggregate amount for all such receivables financing facility arrangements not to exceed $100,000,000 on a nonrecourse basis for a transfer price at least equivalent to the advance rate on such Receivable hereunder and otherwise on terms and conditions (including repurchase provisions) satisfactory to the Required Lenders and which does not affect the calculation of the Loans as "Senior Debt" for purposes of the Existing Subordinated Note Indenture or the New Subordinated Note Indenture in any adverse fashion.

                  "PERMITTED SECURED SWAP CONTRACT" means any Swap Contract entered into by a Loan Party or any of its Subsidiaries with any Secured Swap Party, including, without limitation, Swap Contracts evidenced by those certain Confirmations, dated August 3, 2001 and August 9,2001, between Existing Del Monte, on the one hand, and The Chase Manhattan Bank and Harris Trust & Savings Bank, respectively, on the other hand, the obligations of which will be assumed by the Company upon the consummation of the

         Transactions, but excluding any Swap Contract which constitutes a credit default swap or has a similar economic effect.

                  "PERMITTED SECURITY AGREEMENTS" means, collectively, the Intellectual Property Security Agreements and Assignments between Existing Del Monte and Wafer Limited and Existing Del Monte and Del Monte Tropical Fruit Company, North America, each dated December 5, 1989, the Intellectual Property Security Agreement and Assignment dated as of January 9,1990 between Existing Del Monte and Kikkoman Corporation, the Intellectual Property Security Agreement and Assignment dated as of May 9,1990 between Existing Del Monte and Del Monte Foods Limited, the Intellectual Property Security Agreement and Assignment dated as of May 9,1990 between Existing Del Monte and Del Monte International, Inc., and any other security agreements between the Company and a licensee of Intellectual Property to secure the damages, if any, of such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Company; provided that each such Permitted Security Agreement shall be subject to the Intercreditor Agreement.

                  "PERMITTED SWAP OBLIGATIONS" means (a) all obligations (contingent or otherwise) of any Loan Party or any of their respective Subsidiaries existing or arising under Swap Contracts (including, without limitation, any Swap Contract entered into connection with any commodity transaction); provided that each of the following criteria is satisfied: (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" and (ii) such Swap Contracts do not contain (A) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (B) if the counterparty is not a Secured Party, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 9.1(a)), (b) any Swap Contract which is an asset of the Businesses for the 60-day period commencing with the date of this Agreement without regard to whether such Swap Contract complies with the provisions of clauses (a) and (b) above, (c) that certain Swap Contract evidenced by the ISDA Master Agreement, dated as of March 17,1998 by and between ABN AMRO Bank, N.V. and Existing Del Monte, the obligations of which will be assumed by the Company upon the consummation of the Transactions and (d) any Permitted Secured Swap Contract; provided further that for the avoidance of doubt, no Swap Contract which constitutes a credit default swap or which would have a similar economic effect shall constitute a "PERMITTED SWAP OBLIGATION".

                  "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority,

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) with respect to which any Loan Party may have any liability.

                  "PLEDGED DEBT" has the meaning specified in Section l(d)(iv) of the Security Agreement.

                  "PREPAYMENT AMOUNT" has the meaning specified in
         Section 2.7(g).

                  "PREPAYMENT DATE" has the meaning specified in Section 2.7(g).

                  "REAL PROPERTIES" means those properties listed on
         Schedule 6,18 hereto.

                  "RECEIPT DATE" has the meaning specified in Section 2.7(g).

                  "RECEIVABLES" has the meaning specified in Section l(c) of the Security Agreement.

                  "REDUCTION AMOUNT" has the meaning specified in Section
         2.7(h).

                  "REGISTER" has the meaning specified in Section 11.7(c).

                  "RELATED DOCUMENTS" means the Agreement and Plan of Merger, the Separation Agreement and the Tax Separation Agreement.

                  "RELEASE" means a "release", as such term is defined in CERCLA.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC or administrative pronouncements.

                  "REQUIRED LENDERS" means, at any time, Lenders having an aggregate Total Percentage of more than 50%.

                  "REQUIRED REVOLVING CREDIT LENDERS" means, at any time, Revolving Credit Lenders having an aggregate Revolving Credit Percentage of more than 50%.

                  "REQUIRED TERM A LENDERS" means, at any time, Term A Lenders having an aggregate Term A Percentage of more than 50%.

                  "REQUIRED TERM B LENDERS" means, at any time, Term B Lenders having an aggregate Term B Percentage of more than 50%.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person, any Responsible Officer of such Person (in its capacity as a Responsible Officer of such Person) or any of its property or to which such Person, Responsible Officer or any of its property is subject.

                  "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer or the president of such Person, or any other officer having substantially the same authority and responsibility.

                  "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type made by the Revolving Credit Lenders.

                  "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth in such Assignment and Acceptances as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.6.

                  "REVOLVING CREDIT FACILITY" has the meaning specified in the preliminary statements hereto.

                  "REVOLVING CREDIT LENDER" means, at any time, a Lender which has a Revolving Credit Commitment at such time or is owed any Revolving Credit Loans at such time.

                  "REVOLVING CREDIT LOAN" has the meaning specified in
         Section 2. 1(c).

                  "REVOLVING CREDIT LOAN MATURITY DATE" means the sixth anniversary of the date of this Agreement.

                  "REVOLVING CREDIT PERCENTAGE" means, with respect to any Revolving Credit Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), (a) prior to the termination of the Revolving Credit Commitments in full, the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the aggregate amount of the Revolving Credit Commitments at such time and
         (b) after the termination of the Revolving Credit Commitments in full, the numerator of which is the principal amount of the Revolving Credit Loans owed to such Lender at such time and the denominator of which is the amount of the aggregate principal amount of the Revolving Credit Loans owed to all Revolving Credit Lenders at such time.

                  "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of (a) the Revolving Credit Loan Maturity Date and (b) the date on which the Revolving Credit Commitments are terminated in full in accordance with the provisions of this Agreement.

                  "SALE/LEASEBACK TRANSACTION" has the meaning specified in
         Section 8.17.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor in interest.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "SECURED PARTY" means any Lender, Agent or Secured Swap Party.

                  "SECURED SWAP PARTY" means any Lender or Affiliate thereof party to any Swap Contract with any Loan Party or any of their respective Subsidiaries.

                  "SECURITIES ACT" means the Securities Act of 1933.

                  "SECURITY AGREEMENT" has the meaning specified in Section 5.2(a)(iii).

                  "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in
         Section 25(b) of the Security Agreement.

                  "SENIOR CREDIT FACILITIES" has the meaning specified in the preliminary statements hereto.

                  "SEPARATION AGREEMENT" has the meaning specified in the preliminary statements hereto.

                  "SOLVENCY CERTIFICATE" means, (a) with respect to the Company, a certificate, substantially in the form of Exhibit I-1, (b) with respect to DMFC, a certificate, substantially in the form of Exhibit I-2, and (c) with respect to any Subsidiary Guarantor, a certificate, substantially in the form of Exhibit I-3.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in Section 11.7(h).

                  "SPINCO" has the meaning specified in the introductory paragraph of this Agreement.

                  "SPIN-OFF" has the meaning specified in the preliminary statements hereto.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit that is not a Commercial Letter of Credit.

                  "SUBORDINATED DEBT" means (a) the Existing Subordinated Notes,
         (b) on and after the New Subordinated Notes Issuance Date, the New Subordinated Notes and (c) all other unsecured Indebtedness of any Loan Party or any Subsidiary thereof for borrowed money which is subject to, and is only entitled to the benefits of, terms and provisions (including maturity, amortization, acceleration, interest rate, sinking fund, covenant, default and subordination provisions) satisfactory in form and substance to the Required Lenders, as evidenced by their written approval thereof (which may be granted or withheld in their sole discretion).

                  "SUBORDINATED DEBT DOCUMENT" means (a) each Existing Subordinated Notes Document, (b) each New Subordinated Notes Document entered into by any Loan Party or any Subsidiary thereof in connection with the issuance of such New Subordinated Notes and (c) any other contract, loan agreement, indenture, guaranty agreement, security agreement, subordination agreement, intercreditor agreement or other instrument entered into by any Loan Party or any Subsidiary thereof in connection with any Loan Party's issuance or incurrence of any Subordinated Debt.

                  "SUBORDINATION TERMS" means the terms and conditions set forth in Exhibit J hereto.

                  "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means the Subsidiaries of the Company (after giving effect to the Merger) and DMFC (other than the Company) listed on Schedule II hereto and each other Subsidiary of the Company or DMFC that shall be required to execute and deliver a guaranty pursuant to Section 7.15.

                  "SUBSIDIARY GUARANTY" has the meaning specified in Section 5.2(a)(ii).

                  "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

                  "SURVIVING CORPORATION" has the meaning specified in the preliminary statements hereto.

                  "SURVIVING DEBT" means Indebtedness of each Loan Party and each of their respective Subsidiaries outstanding immediately before and after giving effect to the consummation of the Transactions.

                  "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "SWAP TERMINATION VALUE" means, with respect to each Swap Contract, on any date of determination, an amount equal to the greater of:

                           (a) in the case of any Swap Contract documented pursuant to an ISDA Master Agreement, the amount, if any, that would be payable by any of the Loan Parties or any of their respective Subsidiaries to its counterparty to such Swap Contract, as if (i) such Swap Contract was being terminated early on such date of determination, (ii) such Loan Party or such Subsidiary, as the case may be, was the sole Affected Party (as defined in the applicable Master Agreement) and
                  (iii) reflecting the average of at least two mid-market quotations obtained from leading dealers in the relevant market for the product type reflected by the relevant Swap Contract (with such leading dealers making such determination pursuant to the provisions of the relevant Swap Contract and ISDA Master Agreement governing such Swap Contract); or

                           (b) in the case of a Swap Contract traded on an exchange, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or any of their respective Subsidiaries party to such Swap Contract (determined by the Administrative Agent based on the average settlement price of exchange-traded contracts similar to such Swap Contract on such date, as reflected by the actual settlement prices for similar contracts settling across the relevant exchange on such date); or

                           (c) in all other cases, the mark-to-market value of such Swap Contract, which will be the unrealized loss on such Swap Contract to the Loan Party or any of their respective Subsidiaries party to such Swap Contract (determined by the Administrative Agent based on the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or such Subsidiary, as the case may be, exceeds (ii) the present value of the future cash flows to be received by such Loan Party or such Subsidiary, as the case may be, pursuant to such Swap Contract).

                  "SWINGLINE LENDER" means Bank of America in its capacity as lender of Swingline Loans together with any replacement lender of Swingline Loans arising under Section 10.9.

                  "SWINGLINE LOAN" has the meaning specified in Section 2.5(a).

                  "SYNDICATION AGENT" means JPMorgan Chase, in its capacity as syndication agent for the Lenders.

                  "SYNTHETIC LEASE CAPITAL EXPENDITURE" means any Capital Expenditure incurred by the Company in connection with unwinding any synthetic lease obligations in existence as of the date hereof in an aggregate amount not to exceed $40,000,000.

                  "TAX SEPARATION AGREEMENT" has the meaning specified in the Separation Agreement.

                  "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of January 9, 1990 by and between DMFC and Existing Del Monte, as the same may be amended from time to time in accordance with Section 8.21.

                  "TAXES" has the meaning specified in Section 4.1(a).

                  "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Loans of the same Type made by the Term A Lenders.

                  "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth in such Assignment and Acceptances as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.6.

                  "TERM A FACILITY" has the meaning specified in the preliminary statements hereto.

                  "TERM A LENDER" means, at any time, a Lender which has a Term A Commitment or is owed any Term A Loan at such time.

                  "TERM A LOAN" has the meaning specified in Section 2.1 (a).

                  "TERM A LOAN MATURITY DATE" means the sixth anniversary of the date of this Agreement.

                  "TERM A PERCENTAGE" means, with respect to any Term A Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), (a) prior to the termination of the Term A Commitments in full, the numerator of which is the amount of the Term A Commitment of such Lender at such time and the denominator of which is the amount of the aggregate amount of the Term A Commitments of all Term A Lenders at such time and (b) after the termination of the Term A Commitments in full, the numerator of which is the principal amount of the Term A Loan owed to such Lender at such time and the denominator of which is the aggregate principal amount of the Term A Loans owed to all Term A Lenders at such time.

                  "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Loans of the same Type made by the Term B Lenders.

                  "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances the aggregate amount set forth in such Assignment and Acceptances as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.6.

                  "TERM B FACILITY" has the meaning specified in the preliminary statements hereto.

                  "TERM B LENDER" means, at any time, a Lender which has a Term B Commitment or is owed any Term B Loan at such time.

                  "TERM B LOAN" has the meaning specified in Section 2.1(b).

                  "TERM B LOAN MATURITY DATE" means the eighth anniversary of the date of this Agreement.

                  "TERM B PERCENTAGE" means, with respect to any Term B Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), (a) prior to the termination of the Term B Commitments in full, the numerator of which is the amount of the Term B Commitment (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) of such Lender at such time and the denominator of which is the aggregate amount of the Term B Commitments (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) of all Term B Lenders at such time and (b) after the termination of the Term B Commitments in full, the numerator of which is the principal amount of the Term B Loan (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) owed to such Lender at such time and the denominator of which is the aggregate principal amount of the Term B Loans (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) owed to all Term B Lenders at such time.

                  "TERM COMMITMENTS" means, collectively, the Term A Commitments, and the Term B Commitments.

                  "TERM LENDERS" means, collectively, the Term A Lenders and the Term B Lenders.

                  "TERM LOANS" means, collectively, the Term A Loans and the Term B Loans.

                  "TERM PERCENTAGE" means, at any time, (a) as to any Term A Lender, the Term A Percentage for such Lender at such time and (b) as to any Term B Lender, the Term B Percentage for such Lender at such time.

                  "TIME OF MERGER" has the meaning specified in Section 5.2.

                  "TOTAL DEBT" means (a) total Indebtedness of DMFC and its Subsidiaries at the time of determination less (b) Indebtedness of the type described in clause (c) of the definition of "INDEBTEDNESS" in respect of Surety Instruments under which DMFC or any of its Subsidiaries has only an unmatured payment obligation determined at such time less (c) Indebtedness of the type described in clauses (h) and (i) of the definition of "INDEBTEDNESS" in respect of Indebtedness at such time described in clause (b) above.

                  "TOTAL DEBT RATIO" means for any Computation Period the ratio of

                           (a) the sum of (i) the aggregate outstanding principal amount of all Total Debt (other than Revolving Credit Loans) outstanding on the last day of such Computation Period plus (ii) without duplication, the aggregate outstanding amount of any Permitted Receivables Facility as of the last day of such Computation Period plus (iii) the quotient of (A) the sum of the aggregate outstanding principal amount of all Revolving Credit Loans outstanding on the last day of each of the twelve fiscal months during such Computation Period divided by (B) 12, to

                           (b)      EBITDA of DMFC for such Computation Period;

         provided that for purposes of any calculation required to be made under the terms of this Agreement prior to October 31, 2003, clause (a)(iii) of this definition shall be equal to the quotient of (A) the sum of (I) the aggregate outstanding principal amount of all Revolving Credit Loans outstanding on the last day of each of the fiscal months occurring during such Computation Period plus (II) for any fiscal month ending prior to December 31, 2002, the sum of (y) the Existing Revolving Credit Loans outstanding on the last day of such fiscal month plus (z) the positive difference between the aggregate principal amount of the Revolving Credit Loans as of the Time of Merger (after giving effect to any such Loans advanced at such time) and the Existing Revolving Credit Loans outstanding immediately prior to giving effect to any repayment to be made of Existing Revolving Credit Loans at the Time of the Merger divided by (B) 12.

                  "TOTAL PERCENTAGE" means, as to any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, the numerator of which is the amount of the sum of the Commitments (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) of such Lender plus the aggregate outstanding principal amount of the Loans (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) owed to such Lender at such time and the denominator of which is the aggregate amount of the sum of the Commitments (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) of all Lenders at such time plus the aggregate outstanding principal amount of the Loans (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) owed to all Lenders at such time.

                  "TOTAL TERM PERCENTAGE" means, as to any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, the numerator of which is the amount of the sum of the Term Commitments (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) of such Lender plus the aggregate outstanding principal amount of the Term Loans (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) owed to such Lender at such time and the denominator of which is the aggregate amount of the sum of the Term Commitments (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) of all Lenders at such time plus the aggregate outstanding principal amount of the Term Loans (calculated in the case of any Euro Term B Lender based on the Dollar Equivalent determined as of the date of this Agreement) owed to all Lenders at such time.

                  "TPG ACQUISITION PREFERRED STOCK" means the 14% Series A Redeemable Preferred Stock, original liquidation preference 1,000 per share, issued by DMFC.

                  "TPG AGREEMENTS" means (a) the Management Advisory Agreement, dated as of April 18,1997, between Existing Del Monte and TPG Partners and (b) the Transaction Advisory Agreement, dated as of April 18, 1997, between Existing Del Monte and TPG Partners, in each case as amended from time to time in accordance with Section 8.21.

                  "TPG PARTNERS" means TPG Partners, L.P., a Delaware limited partnership.

                  "TRANSACTION COSTS" means any fees, costs or expenses incurred by the Company in connection with the consummation of the Transactions.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                  "TRANSACTIONS" has the meaning specified in the preliminary statements hereto.

                  "TRANSFER" has the meaning specified in the preliminary statements hereto.

                  "TYPE" has the meaning specified in the definition of "LOAN".

                  "UBS" means UBS Warburg LLC and its successors in interest.

                  "UNITED STATES" and "U.S." each mean the United States of America.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency,

                  "WAREHOUSEMAN'S CONSENT" means a document substantially in the form of Exhibit K with appropriate insertions, or such other form as shall be acceptable to the Collateral Agent or the Required Revolving Credit Lenders.

                  "WHOLLY-OWNED SUBSIDIARY" means with respect to any Person in which (other than directors" qualifying shares or due to native ownership requirements) 100% of the Voting Interests in such Person of each class is owned beneficially and of record by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

                  Section 1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "hereof", "herein", "hereunder" and similar words, when used in any Loan Document, shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, subsection, clause, Exhibit or Schedule references are to the Loan Document in which such reference appears. Section, clause, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (iii) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced, whether in physical or electronic form.

                  (iv) The term "including" is not limiting and means "including without limitation".

                  (v) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including".

                  (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement, or any other Loan Document) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent such amendments, restatements, extensions, supplements and other modifications hereto are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

                  (d) The captions and headings of this Agreement or any other Loan Document are for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                  (e) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, the Collateral Agent, the Lenders, the Required Lenders, the Required Term A Lenders, the Required Term B Lenders or the Required Revolving Credit Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its or their sole discretion".

         (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agents merely because of the Lenders' or the Agents' involvement in their preparation.

         Section 1.3. Accounting Principles. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) References herein to "fiscal year", "fiscal quarter" and "fiscal month" refer to such fiscal periods of DMFC. After giving effect to the Transactions, the "fiscal year" of DMFC shall end on the Sunday closest to April 30th of each calendar year.

         Section 1.4. Rounding. Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement or any other Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         Section 1.5. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         Section 1.6. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the L/C Application therefor, whether or not such maximum face amount is in effect at such time.

         Section 1.7. Calculations of Euro-denominated Loans and Commitments. For purposes of calculating any Euro Term B Lender's Term B Percentage, Total Term Percentage or Total Percentage, such Euro Term B Lender's Term B Commitment or the Euro Term B Loans owed to such Euro Term B Lender as of any date shall be calculated using the Dollar

Equivalent as of the date of this Agreement of the amount of such Term B Commitment or Euro Term B Loans as the case may be.

                                   ARTICLE II

                                    THE LOANS

         Section 2. 1 The Loans. (a) Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make (i) a single loan to the Company on the Initial Distribution Date in Dollars and in an amount not to exceed such Lender's Total Term Percentage of the Initial Distribution Borrowing Amount and (ii) a single loan to the Company at the Time of the Merger in Dollars and in an amount not to exceed such Lender's Total Term Percentage of the Merger Borrowing Amount; provided that in no event shall the aggregate amount of loans advanced by any Term A Lender pursuant to this Section 2.1 (a) exceed such Lender's Term A Commitment as of the Initial Distribution Date. Any loan advanced pursuant to this Section 2.1 (a) being a "'TERM A LOAN"). Each Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.1 (a) and repaid or prepaid may not be reborrowed.

         (b) Subject to the terms and conditions set forth herein, (i) each Dollar Term B Lender severally agrees to make (A) a single loan to the Company on the Initial Distribution Date in Dollars and in an aggregate amount not to exceed such Lender's Total Term Percentage of the Initial Distribution Borrowing Amount and (B) a single loan to the Company at the Time of the Merger in Dollars and in an amount not to exceed such Lender's Total Term Percentage of the Merger Borrowing Amount (each loan advanced by any Dollar Term B Lender being a "DOLLAR TERM B LOAN") and (ii) each Euro Term B Lender severally agrees to make (A) a single loan to the Company on the Initial Distribution Date in Euros and in an aggregate amount not to exceed such Lender's Total Term Percentage of the Initial Distribution Borrowing Amount and (B) a single loan to the Company at the Time of Merger in Euros and in an amount not to exceed such Lender's Total Term Percentage of the Merger Borrowing Amount (each loan advanced by any Euro Term B Lender being a "EURO TERM B LOAN" and together with the "DOLLAR TERM B LOANS", the "TERM B LOANS"); provided that in no event shall the aggregate amount of loans advanced pursuant to this Section 2.1(b) exceed such Lender's Term B Commitment as of the Initial Distribution Date. Each Term B Borrowing shall be in Dollars or in Euros and shall consist of Term B Loans made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed.

         (c) Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Company in Dollars (each such loan, a "REVOLVING CREDIT LOAN"), from time to time on any Business Day during the period on or after the Time of Merger through to, but excluding, the Revolving Credit Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Effective Amount of the Revolving Credit Loans owed to any Lender plus such Lender's Revolving Credit Percentage of the Effective Amount of all Swingline Loans plus such Lender's

Revolving Credit Percentage of the Effective Amount of all L/C Obligations shall not exceed (i) the lesser of such Lender's Revolving Credit Commitment and (ii) such Lender's Revolving Credit Percentage of the Borrowing Base. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1(c), prepay under Section 2.7 and reborrow under this Section 2.1(c).

         Section 2.2. Loan Accounts. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or the Issuing Lender, as the case may be, and the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent or any Lender (including the Issuing Lender) shall be prima facie evidence as to the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to any Loan or Letter of Credit. In the event of any conflict between the accounts and records maintained by any Lender (including the Issuing Lender) and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         (b) Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent), a Note or Notes which shall evidence the Loans made by such Render in addition to the accounts and records referred to in Section 2.2(a). Each such Lender is hereby authorized to endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any Note to such Lender.

         (c) In addition to the accounts and records referred to in Section 2.2(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         Section 2.3. Procedure for Borrowing, (a) Each Borrowing shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent (i) prior to 12:00 p.m. at least one Business Day prior to the Initial Distribution Date in connection with any of the Borrowings to be made on the Initial Distribution Date or Time of Merger, (ii) at least three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Revolving Rate Credit Loans and (iii) prior to 12:00 p.m. at least one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans. Each telephone notice by the Company pursuant to this Section 2.3(a) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Company. Each Notice of Borrowing (whether telephonic or written) shall specify:

                  (A) (i) in the case of the Term Borrowings to be made in connection with the occurrence of the Initial Distribution Date, the Initial Distribution Borrowing Amount, (ii) in the case of the Term Borrowings to be made in connection with the occurrence of the Time of Merger, the Merger Borrowing Amount and (iii) in the case of any Revolving Credit Borrowing, the amount of such Revolving Credit Borrowing, which shall be in an amount of at least $5,000,000 or a higher integral multiple of $100,000;

                  (B) the requested Borrowing Date, which shall be a Business Day;

                  (C)      the Type of Loans comprising the Borrowing;

                  (D) in the case of any Term Borrowing, the aggregate principal amount of the Initial Distribution Borrowing Amount or Merger Borrowing Amount, as the case may be, to be denominated in Euros; and

                  (E) in the case of Eurocurrency Rate Loans and Eurodollar Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice.

                  (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's share of the related Borrowing based, as applicable, upon such Lender's Revolving Credit Percentage or such Lender's applicable Term Percentage.

                  (c) Each Lender will make the amount of its share of each Borrowing available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 2:00 p.m. on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Upon satisfaction of the applicable conditions set forth in Section 5.3 (and, if such Borrowing is being made in connection with the occurrence of the Initial Distribution Date, Section 5.1 or if such Borrowing is being made at the Time of Merger, Section 5.2), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of Bank of America with the aggregate of the amounts made available to the Administrative Agent by the Lenders or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Notice of Borrowing with respect to such Borrowing, there are Swingline Loans or L/C Advances outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Advances, second, to the payment in full of any such Swingline Loans, and third, to the Company as provided above.

                  (d) After giving effect to any Borrowing, there may not be more than 12 different Interest Periods in effect.

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

                  Section 2.4. Conversion and Continuation Elections, (a) The Company may, upon irrevocable notice (which may be given by telephone) to the Administrative Agent:

                  (i) elect to convert, on any Business Day, any Base Rate Loans (in an aggregate amount of $5,000,000 (or the currency equivalent thereof) or a higher integral multiple of $100,000 (or the currency equivalent thereof)) into Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be;

                  (ii) elect to convert, on the last day of the applicable Interest Period, any Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be (or any part thereof in an aggregate amount of $5,000,000 (or the currency equivalent thereof) or a higher integral multiple of $100,000 (or the currency equivalent thereof)), into Base Rate Loans; or

                  (iii) elect to continue, as of the last day of the applicable Interest Period, any Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $5,000,000 (or the currency equivalent thereof) or a higher integral multiple of $100,000 (or the currency equivalent thereof));

provided that if at any time the aggregate amount of Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to be less than $5,000,000 (or the currency equivalent thereof), such Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, shall automatically convert into Base Rate Loans.

                  (b) Each notice of conversion or continuation of Loans delivered pursuant to Section 2.4(a) must be delivered by the Company to, and received by, the Administrative Agent (i) prior to 12:00 p.m. at least four Business Days prior to the Conversion Continuation Date, if the Loans are to be converted into or continued as Eurocurrency Rate Loans, (ii) prior to 12:00 p.m. at least three Business Days prior to the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans and
 (iii) prior to 12:00 p.m. at least one Business Day prior to the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans. Each telephone notice by the Company pursuant to Section 2.4(a) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Conversion/Continuation, appropriately completed and signed by a Responsible Officer of the Company. Each Notice of Conversion/Continuation (whether telephonic or written) shall specify:

                  (A)      the proposed Conversion/Continuation Date;

                  (B) the aggregate principal amount of Loans to be converted or continued;

                  (C) the Type of Loans resulting from the proposed conversion or continuation; and

                  (D) in the case of conversions into Eurocurrency Rate Loans or Eurodollar Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Eurocurrency Rate Loans or Eurodollar Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, the Company shall be deemed to have elected to convert such Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

                  (e) A Eurocurrency Rate Loan or Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or Eurodollar Rate Loan, as the case may be. Unless the Required Lenders otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as a Eurocurrency Rate Loan or Eurodollar Rate Loan, as the case may be.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than 12 different Interest Periods in effect.

                 (g)       For the avoidance of doubt, nothing in this Section
2.4 is intended to result in, or permit, any redenomination of any Euro Term B Loan into a Dollar Term B Loan or of any Dollar Term B Loan into a Euro Term B Loan.

                  Section 2.5. Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion, make a portion of the Revolving Credit Commitments available to the Company by making swingline loans (each such loan, a "SWINGLINE LOAN") to the Company on any Business Day during the period from the Time of Merger to the Revolving Credit Loan Maturity Date in accordance with the procedures set forth in this Section
2.5 in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) the aggregate available amount of the Revolving Credit Commitments, (ii) the Borrowing Base and (iii) $25,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Credit Loans, may exceed the Swingline Lender's Revolving Credit Percentage of the aggregate amount of the Revolving Credit Commitments; provided that (A) at no time shall the sum of the Effective Amount of all Swingline Loans, Revolving Credit Loans and L/C Obligations exceed the aggregate amount of the Revolving Credit Commitments, and (B) the aggregate Effective Amount of the Revolving Credit Loans owed to any Lender plus such Lender's Revolving Credit Percentage of the Effective Amount of all Swingline Loans plus such Lender's Revolving Credit Percentage of the Effective Amount of all L/C Obligations shall not exceed the lesser of (1) such Lender's Revolving Credit Commitment and (2) such Lender's Revolving Credit Percentage of the Borrowing Base. Subject to the other terms and conditions hereof, the Company may borrow under this Section 2.5(a), prepay pursuant to Section 2.5(d) and reborrow pursuant to this

Section 2.5(a) from time to time; provided that (A) the Swingline Lender shall not be obligated to make any Swingline Loan and (B) the Company shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Each Swingline Loan shall be a Base Rate Loan. Immediately upon the making of a Swingline Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Credit Lender's Revolving Credit Percentage multiplied by the amount of such Swingline Loan.

                  (b) The Company shall provide the Administrative Agent and the Swingline Lender irrevocable written notice (or notice by a telephone call confirmed promptly by facsimile) of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Administrative Agent prior to 1:00 p.m. on the requested Borrowing Date) specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date, which must be a Business Day. Upon receipt of such notice, the Swingline Lender will promptly confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the Company and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Swingline Lender on the proposed Borrowing Date that it may make available to the Company the amount of the requested Swingline Loan, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of the requested Swingline Loan available to the Company by crediting the account of the Company on the books of Bank of America with the amount of such Swingline Loan. The Administrative Agent will not so notify the Swingline Lender if the Administrative Agent has knowledge that (A) the limitations set forth in the proviso set forth in the first sentence of Section 2.5(a) are being violated or would be violated by such Swingline Loan or (B) one or more of the conditions specified in Article V is not then satisfied. Each Swingline Loan shall be in an aggregate principal amount equal to $500,000 or a higher integral multiple of $100,000. The Swingline Lender will promptly notify the Administrative Agent of the amount of each Swingline Loan.

                 (c) Principal of and accrued interest on each Swingline Loan shall be due and payable (i) on demand made by the Swingline Lender at any time upon one Business Day's prior notice to the Company with a copy to the Administrative Agent furnished at or before 11:45 a.m., and (ii) in any event on the Revolving Credit Maturity Date. Interest on Swingline Loans shall be for the sole account of the Swingline Lender (except to the extent that the other Lenders have funded the purchase of participations therein pursuant to Section 2.5(e)).

                  (d) The Company may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swingline Loan, without incurring any premium or penalty; provided that

                  (i) each such voluntary prepayment shall require prior written notice given to the Administrative Agent and the Swingline Lender no later than 12:00 p.m. on the day on which the Company intends to make a voluntary prepayment, and

                  (ii) each such voluntary prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000 (or, if less, the aggregate outstanding principal amount of all Swingline Loans then outstanding).

Voluntary prepayments of Swingline Loans shall be made by the Company to the Swingline Lender at such office as the Swingline Lender may designate by notice to the Company from time to time. All such payments shall be made in Dollars and in immediately available funds no later than 5:00 p.m. on the date specified by the Company pursuant to Section 2.5(d)(i) (and any payment received later than such time shall be deemed to have been received on the next Business Day). The Swingline Lender will promptly notify the Administrative Agent of the amount of each prepayment of Swingline Loans.

                 (e) If (i) any Swingline Loan shall remain outstanding at 12:00 p.m. on the Business Day immediately prior to a Business Day on which Swingline Loans are due and payable pursuant to Section 2.5(c) and by such time on such Business Day the Administrative Agent shall have received neither (A) a Notice of Borrowing delivered pursuant to Section 2.3 requesting that Revolving Credit Loans be made pursuant to Section 2.l(c) on such following Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor (B) any other notice indicating the Company's intent to repay such Swingline Loans with funds obtained from other sources, or (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Credit Loans, then the Administrative Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to
Section 2.3 requesting that Base Rate Loans be made pursuant to Section 2.1(c) on the following Business Day in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in Sections 2.3(b) and 2.3(c) shall be followed in making such Base Rate Loans; provided that such Base Rate Loans shall be made notwithstanding the Company's failure to comply with Section 5.3; and provided further that if a Borrowing of Revolving Credit Loans becomes legally impracticable and if so required by the Swingline Lender at the time such Revolving Credit Loans are required to be made by the Revolving Credit Lenders in accordance with this Section 2.5(e), each Revolving Credit Lender agrees that any notice from the Swingline Lender shall be deemed to be a request by the Swingline Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swingline Lender pursuant to this Section 2.5(e) shall be deemed payment in respect of such participation. The proceeds of such Base Rate Loans (or participations purchased) shall be delivered by the Administrative Agent to the Swingline Lender to repay such Swingline Loans (or as payment for such participations). A copy of each notice given by the Administrative Agent to the Revolving Credit Lenders pursuant to this Section 2.5(e) with respect to the making of Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Company. Each Revolving Credit Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans, or purchase the participations, as contemplated by this Section 2.5(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swingline Lender, the Company or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, Event of Default or any event that has or could reasonably be expected to have Material Adverse Effect or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. No funding of risk participations pursuant to this Section 2.5(e) shall relieve or otherwise impair the obligation of the Company to repay any outstanding Swingline Loans, together with interest as provided herein.

                  (f) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender an amount equal to such Lender's Revolving Credit Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swingline Lender. If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.6 (including pursuant to any settlement entered into by the Swingline Lender in its discretion) each Revolving Credit Lender shall pay to the Swingline Lender in an amount equal to such Lender's Revolving Credit Percentage thereof on demand of the Administrative Agent plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

                  Section 2.6. Termination or Reduction of Commitments. (a) The Term Commitments will automatically terminate in full on the earlier to occur of (i) the Time of Merger (after giving effect to any Term Borrowings made on such date) and (ii) March 31, 2003.

                  (b) The Company may, upon not less than three Business Days' prior written notice to the Administrative Agent, permanently reduce the Revolving Credit Commitments to an amount which is not less than the sum of the Effective Amount of all Revolving Credit Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations. Any such reduction shall be in an aggregate amount of $10,000,000 or a higher integral multiple of $5,000,000 and shall be applied to reduce the Revolving Credit Commitment of each Revolving Credit Lender by an amount equal to such Lender's Revolving Credit Percentage of the amount of any such reduction. The Company may at any time on like notice terminate the Revolving Credit Commitments upon payment in full of all Revolving Credit Loans and Swingline Loans and Cash Collateralization in full of all L/C Obligations.

                  (c)      After payment in full of all Term Loans pursuant to
Section 2.7(b), upon the occurrence of any Mandatory Prepayment Event, the Revolving Credit Commitment of each Revolving Credit Lender shall be automatically and permanently reduced by an amount equal to such Lender's Revolving Credit Percentage of the Designated Proceeds resulting from such Mandatory Prepayment Event, with each such reduction effective at the time required in Section 2.7(b) for a prepayment of Loans resulting from such Mandatory Prepayment Event.

                  (d) In the event that the Time of Merger has not occurred on or prior to March 31, 2003, the Revolving Credit Commitments will automatically terminate in full.

                  (e) Once reduced in accordance with this Section, the Commitments may not be increased. All accrued commitment fees to, but not including, the effective date of any reduction or termination of the any Commitment shall be paid on the effective date of such reduction or termination.

                  Section 2.7. Prepayments. (a) The Company may, upon at least one Business Day's notice in the case of Base Rate Loans and three Business Day's notice in the case of Eurocurrency Rate Loans and Eurodollar Rate Loans, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay the outstanding aggregate principal amount of the Loans comprising part of the same Borrowing in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the aggregate amount prepaid and (ii) in the case of any such prepayment of any of the Term B Loans (A) on or prior to the first anniversary of this Agreement, a premium of 2.00% or (B) on or prior to the second anniversary of this Agreement, a premium of 1.00%, in either case of the aggregate principal amount of Term B Loans being so prepaid; provided, however, that (1) each partial prepayment shall be in an aggregate principal amount of $5,000,000 (which in the case of any prepayment in respect of the Term B Loan, shall include the Dollar Equivalent of any Euro Term B Loans being so prepaid) or an integral multiple of $100,000 (which in the case of any prepayment in respect of a Term B Loan, shall include the Dollar Equivalent of any Euro Term B Loans being so prepaid) in excess thereof and if any prepayment of a Eurocurrency Rate Loan or Eurodollar Rate Loan is made on a date other than the last day of an Interest Period for such Loan, the Company shall also pay amounts owing pursuant to Section 4.5. Any premium payable pursuant to this
Section 2.7(a) shall be payable to any Term B Lender only to the extent that any such Term B Lender actually receives a prepayment of the Term B Loans, owing to such Term B Lender, as the case may be. For the avoidance of doubt, the Company shall not be required to pay any prepayment premium to any Term A Lender, Revolving Credit Lender or any Declining Lender.

                  (b) The Company shall make a prepayment of the Loans upon the occurrence of any of the following (each a "MANDATORY PREPAYMENT EVENT") at the following times and in the following amounts (such applicable amounts being referred to as "DESIGNATED PROCEEDS"):

                 (i) Within 180 days after any Asset Sale (other than any Asset Sale permitted under Sections 8.2(a) through 8.2(i) (other than as to any such Section which is addressed in clauses (ii) through (vi) below) to a Person other than a Loan Party or any of their respective Subsidiaries, in an amount equal to 100% of the Net Cash Proceeds actually received by any Loan Party or Subsidiary thereof in connection with such sale, transfer or other disposition; provided that (A) the foregoing shall not apply (1) to Asset Sales, the proceeds (or an amount equal to anticipated proceeds) of which are used or committed to be used by the Company for the financing of fixed or capital assets to be used in the business of the Company and its Subsidiaries prior to or within 12 months after any such Asset Sale, (2) to the extent that the Net Cash Proceeds of all such Asset Sales in any fiscal year are less than the lesser of $10,000,000 and 10% of Consolidated Net Tangible Assets.(as defined in the New Subordinated Notes Indenture) for the most recently ended 12 consecutive month period for which a consolidated balance sheet for the Company and its Subsidiaries has been prepared or (3) to proceeds of Sale/Leaseback Transactions permitted under Sections 8.2(g) and 8.17 and (B) the Company and its Subsidiaries may retain the first $25,000,000 of Net Cash Proceeds of any sale, transfer or other disposition of the Company's San Jose Plant #3 received or to be received by the Company and its Subsidiaries in the aggregate and shall not be required to prepay Loans in an amount equal to such proceeds, and such proceeds shall not constitute "DESIGNATED PROCEEDS" hereunder.

                  (ii) Within 30 days after any Asset Sale (including by way of merger or consolidation) by a Loan Party or any of their respective Subsidiaries, of any of the Equity Interests in any such Loan Party's Subsidiaries to a Person other than a Loan Party or any of their respective Subsidiaries, in an amount equal to 100% of the Net Cash Proceeds of such Asset Sale.

                  (iii) Promptly, and in any event within 15 days, after the receipt of any Net Cash Proceeds from the issuance of any Other Debt of the Company or any of its Subsidiaries, in an amount equal to 100% of such Net Cash Proceeds.

                  (iv) Within 95 days after the end of each fiscal year ending on or after April 30,2004, in an amount equal to 50% of Excess Cash Flow for such fiscal year (provided that if the aggregate unpaid principal amount of the Term Loans (based on in the case of any Euro Term B Loans, the Dollar Equivalent thereof as of any date of Calculation) as of the end of such fiscal year is less than $400,000,000, then no prepayment shall be required pursuant to this
         Section 2.7(b)(iv)).

                  (v) Concurrently with the actual receipt of any Net Cash Proceeds from the issuance of any Indebtedness by DMFC, in an amount equal to 100% of the Net Cash Proceeds thereof.

                  (vi) Immediately following any transfer by the Company or any Subsidiary of Receivables pursuant to a Permitted Receivables Facility, in an amount equal to the Net Cash Proceeds of such transfer; provided that if the Permitted Receivables Facility is a revolving program, the Designated Proceeds available for application to the Loans from such Permitted Receivables Facility shall not exceed the maximum outstanding amount of such Permitted Receivables Facility (without giving effect to any reduction in such amount but giving effect to any increase in such amount).

                  (c)      Each prepayment of Term Loans pursuant to Section 2.7
(a) shall be applied ratably to the remaining installments of such Term Loans. Each prepayment of Revolving Credit Loans pursuant to Section 2.7(a) shall be applied in accordance with Section 2.7(h)

                  (d) Each prepayment of Loans pursuant to Section 2.7(b) shall be applied, first, ratably to the remaining installments of each of Term Loans and to such installments, subject to Section 2.7(g), in accordance with each Term Lender's Term Percentage and second to the Revolving Credit Loans, Swingline Loans and L/C Advances as set forth in Section 2.7(h).

                  (e) If on any day the Effective Amount of all Revolving Credit Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations exceeds the lesser of (i) the Revolving Credit Commitments and (ii) the Borrowing Base, the

Company shall immediately prepay Revolving Credit Loans and/or Swingline Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

                  (f) If on any date the Effective Amount of L/C Obligations exceeds the amount of the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the L/C Obligations over the amount of the L/C Commitment.

                  (g) With respect to any prepayment of Term Loans (other than pursuant to Section 2.7(i)), the Administrative Agent shall ratably pay the Term Lenders in accordance with their applicable Total Term Percentages; provided, however, that any Term B Lender, at its option, to the extent that any Term A Loans are then outstanding, may elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment, the amount of the prepayment that is available to prepay the Term B Loans shall be deposited in a cash collateral account on terms reasonably satisfactory to the Administrative Agent and the Company (the "PREPAYMENT AMOUNT"), pending application of such amount on the Prepayment Date as set forth below and promptly after such receipt (the date of such receipt being the "RECEIPT DATE"), the Administrative Agent shall give written notice to the Term B Lenders of the amount available to prepay the Term B Loans (to the extent applicable) and the date on which such prepayment shall be made (the "PREPAYMENT DATE"), which date shall be seven Business Days after the Receipt Date. Any Term B Lender declining such prepayment (a "DECLINING LENDER") shall given written notice to the Administrative Agent by 11:00 a.m. at least three Business Days prior to the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term B Lenders other than the Declining Lenders (such Lenders being the "ACCEPTING LENDERS") to prepay Term B Loans owing to such Accepting Lenders shall be withdrawn from the cash collateral account and applied to prepay Term B Loans owing to such Accepting Lenders on a pro rata basis. Any amounts that would otherwise have been applied to prepay Term B Loans owing to Declining Lenders shall instead be applied to prepay the remaining Term A Loans as provided in this Section 2.7. Notwithstanding anything herein to the contrary no "PREPAYMENT AMOUNT" shall include any premiums payable to any Accepting Lenders pursuant to Section 2.7(a).

                  (h) Prepayments of Loans (other than Term Loans) made pursuant to Sections 2.7(a), 2.7(b) and 2.7(e) shall be first applied to prepay L/C Advances then outstanding until such L/C Advances are paid in full, second applied to prepay Swingline Loans then outstanding in accordance with each Revolving Credit Lender's Revolving Credit Percentage until such Loans are paid in full, third applied to prepay Revolving Credit Loans then outstanding until such Loans are paid in full and fourth applied to Cash Collateralize any outstanding Letter of Credit; and, in the case of prepayments of Loans (other than Term Loans) required pursuant to Sections 2.7(b) and 2.7(e), the amount remaining (if any) after prepayment in full of all Loans then outstanding and the 100% Cash Collateralization of any outstanding Letters of Credit (the sum of such prepayment amounts, Cash Collateral amounts and remaining amounts being referred to herein as the "REDUCTION AMOUNT") may be retained by the Company and the Revolving Credit Commitments shall be permanently reduced as set forth in
Section 2.6(d).

                  (i) If on the last Business Day of any January, April, July or October, the aggregate outstanding Dollar Equivalent of the principal amount of Euro Term B Loans exceeds the sum of (A) $45,000,000 less the Dollar Equivalent of all repayments of the principal amount of any Euro Term B Loan as of any date of calculation (the "BASE AMOUNT") plus (B) the product of the Base Amount multiplied by 10%, the Company shall immediately following notice from the Administrative Agent thereof prepay to the Administrative Agent for the ratable benefit of the Euro Term B Loans the amount equal to the amount of such excess.

                  Section 2.8. Repayment. (a) The Company shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Loans on the following dates in the amounts represented by the percentages set forth below, as the respective percentages of the aggregate outstanding principal amount of the Term A Loans outstanding as of the Time of Merger (after giving effect to any Term A Borrowing made on or prior to such time) (which amounts shall be reduced as a result of the application of repayments in accordance with Section 2.7).

    Date                   Percentage
    ----                   ----------
 4/30/2004                   2.50%
 7/30/2004                   2.50%
10/29/2004                   2.50%
 1/28/2005                   2.50%
 4/29/2005                   3.75%
 7/29/2005                   3.75%
10/28/2005                   3.75%
 1/27/2006                   3.75%
 4/28/2006                   5.00%
 7/28/2006                   5.00%
10/27/2006                   5.00%
 1/26/2007                   5.00%
 4/27/2007                   6.25%
 7/27/2007                   6.25%
10/26/2007                   6.25%
 1/25/2008                   6.25%
 4/25/2008                   7.50%
 7/25/2008                   7.50%
10/24/2008                   7.50%
Term A Loan
Maturity Date                7.50%

provided, however, that the final principal installments shall be repaid on the Term A Loan Maturity Date in respect of the Term A Loans and in any event shall be in an amount equal to the aggregate principal amount of the Term A Loans outstanding on the Term A Loan Maturity Date.

                  (b) The Company shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Loans on the following dates in the amounts represented by the percentages set forth below, as the respective percentages of the aggregate outstanding principal amount of the Term B Loans outstanding as of the Time of Merger (after giving effect to any Term B Borrowing to be made on or prior to such time) (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.7).

    Date                   Percentage
    ----                   ----------
  4/25/2003                   0.25%
  7/25/2003                   0.25%
 10/24/2003                   0.25%
  1/23/2004                   0.25%
  4/30/2004                   0.25%
  7/30/2004                   0.25%
 10/29/2004                   0.25%
  1/28/2005                   0.25%
  4/29/2005                   0.25%
  7/29/2005                   0.25%
 10/28/2005                   0.25%
  1/27/2006                   0.25%
  4/28/2006                   0.25%
  7/28/2006                   0.25%
 10/27/2006                   0.25%
  1/26/2007                   0.25%
  4/27/2007                   0.25%
  7/27/2007                   0.25%
 10/26/2007                   0.25%
  1/25/2008                   0.25%
  4/25/2008                   0.25%
  7/25/2008                   0.25%
 10/24/2008                   0.25%
  1/23/2009                   0.25%
   5/1/2009                   0.25%
  7/31/2009                   0.25%
 10/30/2009                   0.25%
  1/29/2010                   0.25%
  4/30/2010                  23.25%
  7/30/2010                  23.25%
 10/29/2010                  23.25%
Term B Loan
Maturity Date                23.25%

provided, however, that the final principal installment shall be repaid on the Term B Loan Maturity Date in respect of the Term B Loans and in any event shall be in an amount equal to the aggregate principal amount of the Term B Loans outstanding on the Term B Loan Maturity Date.

                  (c) The Company shall pay to the Administrative Agent, for the ratable account of the Revolving Credit Lenders, on the Revolving Credit Loan Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on the Revolving Credit Loan Maturity Date.

                  Section 2.9. Interest. (a) Each Revolving Credit Loan (other than any Swingline Loan) and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) in the case of any Eurodollar Rate Loan, the Eurodollar Rate or
 (ii) in the case of any Euro Term B Loan, the Eurocurrency Rate, and in either case, the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loans under Section 2.4), plus the Applicable Rate as in effect from time to time with respect to such Revolving Credit Loan or Term Loan, as the case may be. Each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus 1% per annum.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date therefor. Interest shall also be paid upon payment (including prepayment) in full of any of the Loans.

                  (c) Notwithstanding Section 2.9(a), during the existence of any Event of Default, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate plus the Applicable Rate then in effect for Base Rate Revolving Credit Loans) plus 2%. All such interest shall be payable on demand.

                  (d) Anything herein to the contrary notwithstanding the obligation of the Company to any Lender in respect of interest payments hereunder shall be subject to the limitations set forth in Section 11.12.

                  Section 2.10. Fees. In addition to certain fees described in
Section 3.8:

                  (a) The Company shall pay fees to the Agents and Arrangers for their own accounts, as required by the letter agreement among the Company, Heinz, the Arrangers and the Agents dated June
         12, 2002, as modified by that certain letter agreement dated as of November 13, 2002 (the "FEE LETTER").

                  (b) The Company shall pay to the Administrative Agent for the account of each Term Lender a commitment fee calculated at a rate per annum equal to 0.50% on the daily unused portion of such Term Lenders' aggregate Term Commitments. The commitment fee payable pursuant to this Section 2.10(b) shall accrue at all times from the date hereof until the date of the termination in full of the Term Commitments in accordance with Section 2.6, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the date hereof, and on the date on which the Term Commitments are terminated in full in accordance with Section 2.6.

                 (c) The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee calculated at a rate per annum equal to 0.50% on the average daily unused portion of such Revolving Credit Lender's Revolving Credit Commitment. The commitment fee payable pursuant to this Section 2.10(c) shall accrue at all times from the date hereof until the occurrence of the Revolving Credit Termination Date, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the date hereof and on the Revolving Credit Termination Date based upon the daily utilization for each such period as calculated by the Administrative Agent. For purposes of calculating utilization Under this Section 2.10(c), the Revolving Credit Commitments shall be deemed used to the extent of the Effective Amount of all Revolving Credit Loans then outstanding (but Swingline Loans shall not constitute usage of any Revolving Credit Lender's Revolving Credit Commitment for the purpose of calculating commitment fees)plus the Effective Amount of all L/C Obligations then outstanding.

                  (d) Any fees paid pursuant to this Section 2.10, shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                 Section 2.11. Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Administrative Agent shall be prima facie evidence thereof. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

                  Section 2.12. Payments by the Company. (a) All payments to be made by the Company shall be made without condition or deduction for any counter-claim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars or Euros, as the case may be, and in immediately available funds, no later than 2:00 p.m. on the date specified herein. Except as expressly provided herein, the Administrative Agent will promptly distribute, in like funds as received, to each Lender its Revolving Credit Percentage of any portion of such payment related to the Revolving Credit Loans or its applicable Term Percentage of any portion of such payment relating to any of the Term Loans. Any payment received by the Administrative Agent later than

2:00 p.m. shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the preceding Business Day or, in the event such payment cannot be made on such preceding Business Day, the next succeeding Business Day, and such shortening or lengthening of time shall in such case be reflected in the computation of interest or fees, as the case may be.

                  (c) Unless the Company or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by the Administrative Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                 (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Company to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loans included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.

                  A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

                  (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable extension of credit set forth in
 Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

                  (e) To the extent that the Administrative Agent receives funds for application to the amounts owing by the Company under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Agreement, the Administrative Agent shall be entitled to convert or exchange such funds into Dollars or into Euros or from Dollars to Euros or from a Euro to Dollars, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Agreement; provided that the Company and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Company or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(e) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Company agrees to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(e).

                  (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

                  (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained the funds for any Loan in any particular place or manner.

                  Section 2.13. Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swingline Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor,

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together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III

                             THE LETTERS OF CREDIT

                  Section 3.1. The Letter of Credit Subfacility. (a) Subject to the terms and conditions hereof: (i) the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Article III, (A) from time to time on any Business Day during the period from the Time of Merger to the Revolving Credit Maturity Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 3.2, and (B) to honor drawings which comply with the terms of the Letters of Credit Issued by it; and (ii) the Revolving Credit Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Lender shall not be obligated to Issue, and no Revolving Credit Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the sum of the Effective Amount of all L/C Obligations, Revolving Credit Loans and Swingline Loans exceeds the lesser of (y) the aggregate amount of all Revolving Credit Commitments and (z) the Borrowing Base,
(2) the Effective Amount of all L/C Obligations exceeds the amount of the L/C Commitment or (3) any Revolving Credit Lender's Revolving Credit Percentage of the Effective Amount of all L/C Obligations plus such Lender's Revolving Credit Percentage of the Effective Amount of all Swingline Loans plus the aggregate Effective Amount of the Revolving Credit Loans owed to such Lender shall exceed the lesser of (y) such Revolving Credit Lender's Revolving Credit Commitment and
(z) such Lender's Revolving Credit Percentage of the Borrowing Base. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Time of Merger shall be subject to and governed by the terms and conditions hereof.

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

                  (b)      The Issuing Lender shall not Issue any Letter of
         Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the Issuing Lender in good faith deems material to it;

                  (ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in
         Article V is not then satisfied;

                  (iii) subject to Section 3.2(c) the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or last renewal, unless the Required Revolving Credit Lenders have approved such expiry date;

                  (iv) the expiry date of such Letter of Credit is less than the fifth Business Day prior to the Revolving Credit Maturity Date, unless all of the Revolving Credit Lenders have approved such expiry date in writing;

                  (v) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of such Letter of Credit shall violate any applicable policies of the Issuing Lender; or

                  (vi) except to the extent set forth in Section 3.10, such Letter of Credit is denominated in a currency other than Dollars.

                  (c) The Issuing Lender shall be under no obligation to amend any Letter of Credit if (i) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the prepared amendment to such Letter of Credit.

                  Section 3.2. Procedures for Issuance and Amendment of Letters of Credit: Auto-Renewal Letters of Credit. (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Company. Such L/C Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In

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the case of a request for an initial Issuance of a Letter of Credit, such L/C
Application shall specify in form and detail satisfactory to the Issuing Lender:
(i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the Issuing Lender (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require.

                  (b) Promptly after receipt of any L/C Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested Issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, Issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Revolving Credit Percentage multiplied by the amount of such Letter of Credit.

                  (c) If the Company so requests in any applicable L/C Application, the Issuing Lender may, in its sole and absolute discretion, agree to Issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued and; provided further, that the expiry date of such Auto-Renewal Letter of Credit shall not be later than the fifth Business Day occurring prior to the Revolving Credit Maturity Date unless all of the Revolving Credit Lenders shall have approved such expiry date in writing. Unless otherwise directed by the Issuing Lender, the Company shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been Issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Revolving Credit Maturity Date; provided, however, that the Issuing Lender shall not permit any such renewal if (i) the Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (A) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such renewal or (B) from the Administrative Agent, any

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

Lender or the Company that one or more of the applicable conditions specified in
Section 5.3 is not then satisfied.

                  (d) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  Section 3.3. Risk Participations, Drawings and Reimbursements.
(a) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall reimburse the Issuing Lender not later than 3:00 p.m. on each date that any amount is paid by the Issuing Lender under any Letter of Credit to the extent it has received notice that such payment is to be made by 1:00 p.m. on such date or, in the event such notice is received after 1:00 p.m. on such date, by no later than 12:00 p.m. on the next succeeding Business Day, (each such date, an "HONOR DATE") in an amount equal to the amount so paid by the Issuing Lender. If the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by the relevant time on the Honor Date, the Administrative Agent will promptly notify each Revolving Credit Lender of the relevant Honor Date, the amount of the unreimbursed drawing, and the amounts of such Lender's Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested that Base Rate Loans be made by the Revolving Credit Lenders to be disbursed on the relevant Honor Date in an amount equal to the unreimbursed amount under such Letter of Credit, without regard to the minimum and multiples specified in Section 2.3 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and subject to the conditions set forth in Section 5.3 other than Section 5.3(c). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 3.3(a) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (b) Each Revolving Credit Lender (including the Revolving Credit Lender acting as Issuing Lender) shall upon any notice pursuant to
Section 3.3(a) make funds available to the Administrative Agent for the account of the Issuing Lender at the Agent's Payment Office in an amount equal to its Revolving Credit Percentage of the amount of the drawing, not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon the participating Revolving Credit Lenders shall (subject to Section 3.3(c)) each be deemed to have made a Revolving Credit Loan consisting of a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

                  (c) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans consisting of Base Rate Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.3 (other than Section 5.3(c), which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate

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

Revolving Credit Loans plus 2% per annum. In such event, each Revolving Credit Lender's payment to the Issuing Lender pursuant to Section 3.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 3.3.

                  (d) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 3.3 to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender's Revolving Credit Percentage of such amount shall be solely for the account of the Issuing Lender.

                  (e) Each Revolving Credit Lender's obligation in accordance with this Agreement to make Revolving Credit Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, Event of Default or any event that has resulted in, or could reasonably be expected to have, a Material Adverse Effect or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender's obligation to make Revolving Credit Loans under this Section 3.3 is subject to the conditions set forth in Section 5.3 (other than Section 5.3(c), which need not be satisfied). No such revolving of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

                  (f) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 3.3 by the time specified in Section 3.3(b), the Issuing Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this
Section 3.3(f) shall be conclusive absent manifest error.

                  Section 3.4. Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under a Letter of Credit with respect to which any Revolving Credit Lender has paid the Administrative Agent for the account of the Issuing Lender for such Revolving Credit Lender's participation in such Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will pay to each Revolving Credit Lender, in like funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Revolving Credit Lender's Revolving Credit Percentage of

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 such funds (appropriately adjusted, in the case of payment of interest, to reflect the period of time during which such Revolving Credit Lender's L/C Advance was outstanding), and the Issuing Lender shall receive the amount of the Revolving Credit Percentage of such funds of any Revolving Credit Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

                  (b) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.3(a) is required to be returned under any of the circumstances described in Section 11.6 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Revolving Credit Lender shall pay the Administrative Agent for the account of the Issuing Lender its Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                  Section 3.5. Role of the Issuing Lender Each Revolving Credit Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders or the Required Revolving Credit Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct; or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable or responsible for any of the matters described in Section 3.6; provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any. Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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

                  Section 3.6. Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                  (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (e) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                  (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                  (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

 The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the Issuing

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

Lender. The Company shall have conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

                  Section 3.7. Cash Collateral. Upon the request of the Administrative Agent, (a) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (b) if, as of the Revolving Credit Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Company shall immediately Cash Collateralize the then Effective Amount of all L/C Obligations (in an amount equal to 105% of the Effective Amount determined as of the date of such L/C Borrowing or the Revolving Credit Maturity Date, as the case may be). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Issuing Lender and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Collateral Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Collateral Agent, for the benefit of the Issuing Lender and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than 105% of the aggregate Effective Amount of all L/C Obligations, the Company will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (i) 105% of such aggregate Effective Amount over
(ii) the total amount of funds, if any, then held as Cash Collateral that the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such fluids shall be applied, to the extent permitted under applicable law, to reimburse the Issuing Lender.

                  Section 3.8. Letter of Credit Fees. (a) The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Revolving Credit Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Percentage for the relevant Letter of Credit as in effect from time to time multiplied by the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance or such Letter of Credit, on the relevant expiration date for such Letter of Credit and thereafter on demand; provided that during the existence of any Event of Default, the Letter of Credit fees set forth in this Section 3.8(a) shall be increased by 2% per annum. If there is any change in the Applicable Percentage during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by such Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

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

                  (b) The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued equal to 0.25% per annum of the daily maximum amount available to be drawn on such Letter of Credit, computed for each day such Letter of Credit is outstanding, on the last Business Day of each fiscal quarter and on the Revolving Credit Loan Maturity Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

                  (c) The letter of credit fees payable under Section 3.8(a) and the fronting fees payable under Section 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing on the first such date to occur after the date hereof during which Letters of Credit are outstanding to the Revolving Credit Maturity Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Revolving Credit Maturity Date (or such later date). For purposes of calculating the fees payable under Section 3.8(a) and Section 3.8(b), any undrawn Commercial Letter of Credit shall be considered outstanding and available to be drawn upon for 15 days after its expiry date.

                  (d) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, payment, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  Section 3.9. Applicability of ISP98 and UCP; Conflict with L/C Application, (a) Unless otherwise expressly agreed by the Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6,1998 regarding the European single currency
(euro)) shall apply to each Commercial Letter of Credit.

                  (b) In the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.

                 Section 3.10. Non-Dollar Letters of Credit. The Company, the Administrative Agent, the Issuing Lender and all of the Lenders (a) agree that, upon the request of the Company, the Issuing Lender may (in its sole discretion) issue Letters of Credit ("NON-DOLLAR LETTERS OF CREDIT") in currencies other than Dollars and (b) further agree as follows with respect to such Non-Dollar Letters of Credit:

                  (i) The Company agrees that its reimbursement obligation under Section 3.3(a) and any resulting L/C Borrowing in each case in respect of a drawing under any Non-Dollar Letter of Credit, (i) shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (determined on the date of payment) and (ii) shall bear interest at a rate per

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         annum equal to the sum of the Overnight Rate plus the Applicable Rate for Eurodollar Rate Revolving Credit Loans plus 3% for each day from and including the Honor Date to but excluding the date such obligation is paid in full; provided that any payment received after 3:00 p.m. on any day shall be deemed received on the following Business Day.

                  (ii) Each Lender agrees that its obligation to make Revolving Credit Loans under Section 3.3(a) and to make L/C Advances for any unpaid reimbursement obligation or L/C Borrowing in respect of a drawing under any Non-Dollar Letter of Credit shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (calculated on the date of payment) (and any such amount which is not paid when due shall bear interest at a rate per annum equal to the Overnight Rate plus, beginning on the third Business Day after such amount was due, the Applicable Rate for Eurodollar Rate Revolving Credit Loans as in effect from time to time).

                  (iii) For purposes of determining whether there is availability for the Company to request, continue or convert any Loan, or request, extend or increase the face amount of any Letter of Credit, the Dollar Equivalent of the Effective Amount of each Non-Dollar Letter of Credit shall be calculated on the date such Loan is to be made, continued or converted or such Letter of Credit is to be issued, extended or increased.

                  (iv) For purposes of determining (A) the amount of the unused portion of the Revolving Credit Commitments under Section 2.10(c),(B) the letter of credit fee under Section 3.8(a) and (C) the letter of credit fronting fee under Section 3.8(b\ the Dollar Equivalent of the Effective Amount of any Non-Dollar Letter of Credit shall be determined on each of (1) the date of an issuance, extension or change in the stated amount of such Non-Dollar Letter of Credit, (2) the date of any payment by the Issuing Lender in respect of a drawing under such Non-Dollar Letter of Credit, (3) the last day of each calendar month and (4) each day on which the aggregate amount of the Revolving Credit Commitments and/or L/C Commitment is reduced.

                  (v) If, on the last day of any calendar month or any day on which the aggregate amount of the Revolving Credit Commitments and/or L/C Commitment is reduced, the sum of the Effective Amount of all Revolving Credit Loans plus the Effective Amount of all Letters of Credit plus the Effective Amount of all Swingline Loans (valuing the Effective Amount of, and all reimbursement obligations and L/C Borrowings of the Company in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of such day) would exceed the aggregate amount of the Revolving Credit Commitments, then the Company will immediately eliminate such excess by prepaying Revolving Credit Loans or Swingline Loans and/or causing one or more Letters of Credit to be reduced or terminated.

                  (vi) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of any Non-Dollar Letter of Credit in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Issuing Lender could purchase the first currency with

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         such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent, the Issuing Lender or any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY")other than that in which such sum is denominated in accordance with the applicable provisions of the applicable Non- Dollar Letter of Credit (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Issuing Lender of any sum adjudged to be so due in the Judgment Currency, the Issuing Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Issuing Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Issuing Lender or the Lender to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Issuing Lender in such currency, the Issuing Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

                  (vii) For purposes of this Section "OVERNIGHT RATE" means, for any day, the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the London Branch of Bank of America to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day (or on which dealings are not carried on in the applicable offshore interbank market) shall be the Overnight Rate for the immediately preceding Business Day.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

                  Section 4.1. Taxes. (a) Unless otherwise required by law, any and all payments by any Loan Party to or for the account of any Agent or Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such Agent or Lender, as the case may be, is organized or maintains a Lending Office (all such nonexcluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES") and all such excluded taxes, duties, levies, imposts, deductions, assessments, fee, withholding or similar charges, and liabilities being hereinafter referred to as "EXCLUDED TAXES"). If any Loan Party shall be required by any law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or Lender,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Agent or Lender, as the case may be, receives an amount equal to the

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sum it would have received had no such deductions been made, (ii) the relevant
Loan Party shall make such deductions, (iii) the relevant Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws, and (iv) within 30 days after the date of such payment, the relevant Loan Party, as the case may be, shall furnish to the Administrative Agent (which shall forward the same to the relevant Agent or Lender) the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

                  (b) In addition, the Company agrees to and to cause each other Loan Party (other than DMFC) to pay any and all present or future stamp, court, intangible, mortgage recording or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) If any Loan Party shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or Lender, such Loan Party shall also pay to the relevant Agent or Lender, at the time interest is paid, such additional amount that such Agent or Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Agent or Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) The Company agrees to indemnify each Agent and Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Agent or Lender, (ii) amounts payable under Section 4. l(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 4.1(d) shall be made within 30 days after the date any Agent or Lender makes a demand therefor.

                  (e) If the Company is required to pay additional amounts to any Lender or any Agent pursuant to this Section 4.1, then such Lender or Agent shall use reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment by the Company which may thereafter accrue, if such change in the good faith judgment of such Lender or Agent is not otherwise materially disadvantageous to such Lender or Agent.

                  (f) If the Company pays any additional amounts in respect of any Taxes or Other Taxes pursuant to this Section 4.1 which results in any Lender or Agent actually receiving from the taxing authority imposing such Taxes or Other Taxes a refund of such Taxes or Other Taxes, such Lender shall within 90 days of receipt of such refund pay to the Company an amount equal to the amount of such refund actually received by such Lender or Agent and reasonably attributable to Taxes or Other Taxes that have been paid by the Company under this Section 4.1 with respect to such refund, net of all out of pocket expenses, and without any interest; provided that each Lender or Agent shall only be required to pay to the Company such amounts as such

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

Lender or Agent, as the case may be, in its good faith judgment, determines are attributable to taxes or Other Taxes paid by the Company.

                  (g) Without prejudice to the survival of any other agreement of the Company hereunder or under any other Loan Document, the agreements and obligations of the Company contained in this Section 4.1 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  Section 4.2. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, or to convert Base Rate Loans to Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, (a) convert all Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, and (b) in the case of any Eurocurrency Rate Loan, redenominated such Eurocurrency Rate Loan into a Eurodollar Rate B Loan thereof. Upon any such prepayment, conversion or exchange, the Company shall also pay accrued interest on the amount so prepaid, converted or redenominated. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

                  Section 4.3. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate or Euribo Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or Eurodollar Rate Loans, as the case may be, or that the Eurodollar Base Rate or Euribo Rate, as the case may be, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a conversion to or continuation of Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

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                  Section 4.4. Increased Cost and Reduced Return: Capital
 Adequacy; Reserves on Eurocurrency Rate Loans and Eurodollar Rate Loans, (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any law occurring after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or Eurodollar Rate Loans, as the case may be, or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 4.4(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 4.1 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any other jurisdiction or any political subdivision of either thereof under the laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurocurrency Rate or Eurodollar Rate, as the case may be), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender determines that the introduction of any law regarding capital adequacy or any change therein or in the interpretation thereof occurring after the date hereof or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

                  (c) This Section 4.4 shall not require the Company to reimburse any Agent or Lender for any Taxes which are otherwise fully covered by the indemnity set forth in Section 4.1 or constitute Excluded Taxes.

                  Section 4.5. Funding Losses. Upon demand of any Lender
(with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b)      any failure by the Company (for a reason other than

         the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company; or

                  (c) any assignment of a Eurocurrency Rate Loan or Eurodollar Rate Loan, as the case may be, on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.18;

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including any loss or expense (but excluding any loss of anticipated profits)
arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

                  For purposes of calculating amounts payable by the Company to the Lenders under this Section 4.5, each Lender shall be deemed to have funded each Eurocurrency Rate Loan or Eurodollar Rate Loan, as the case may be, made by it at the Eurodollar Base Rate or Euribo Rate, as the case may be, used in determining the Eurodollar Rate or Eurocurrency Rate, as the case may be, for such Loan by a matching deposit or other borrowing in the London interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan or Eurodollar Rate Loan, as the case may be, was in fact so funded.

                  Section 4.6. Matters Applicable to All Requests for Compensation, (a) Any Lender or Agent claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to such Lender or Agent and such certificate shall be prima facie evidence thereof. In determining such amount, any Agent or Lender may use any reasonable averaging or attribution methods. The Company shall not be required to make any payment to any Agent or Lender pursuant to this Section 4.6 which is attributable to any period of time occurring more than 180 days prior to the date of any certificate described in the first sentence of this Section 4.6 delivered by such Lender or Agent to the Company; provided that if the event or circumstance giving rise to any such payment is retroactive, the 180-day period referred to above will be extended to include the period of retroactive effect of the event or circumstance giving rise to such payment.

                  (b) Upon any Lender's making a claim for compensation under Section 4.1. or Section 4.4, or upon the occurrence of the circumstances described in Section 4.2 with respect to such Lender, the Company may replace such Lender in accordance with Section 11.18.

                  (c) Each Lender and Agent agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to mitigate any amounts that would otherwise be payable by the Company pursuant to this Article IV; provided that no Lender or Agent shall required to take any action or step which would in the good faith judgment of such Agent or Lender be otherwise disadvantageous to such Lender or Agent.

                  Section 4.7. Survival. All of the Company's and DMFC's obligations under this Article IV shall survive termination of the Commitments and repayment of all other Obligations hereunder.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  Section 5.1. Conditions to Making of Term Loans. The obligation of any Lender to make its initial Term Loan shall become effective on the date each of the following conditions

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precedent has been satisfied or waived with the consent of the Required Lenders
(or, with respect to Sections 5.1(b), with the consent of the Persons entitled to receive payment in respect thereof) (such date being the "INITIAL DISTRIBUTION DATE").

                  (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Initial Distribution Date (or, in the case of certificates of governmental officials, a recent date before the Initial Distribution Date) and each in form and substance satisfactory to the Agents and the Arrangers and their legal counsel:

                           (i) executed counterparts of this Agreement, sufficient in number for distribution to each Agent, each Lender and the Company;

                           (ii) a Note executed by the Company in favor of each Lender requesting a Note pursuant to Section 2.2(b);

                           (iii) a guaranty agreement, in substantially the form of Exhibit L-l hereto (as amended, the "HEINZ GUARANTY"), duly executed by Heinz; and

                           (iv) such other assurances, certificates, documents, consents or opinions as any Agent or the Required Lenders reasonably may require.

                  (b) Any fees required to be paid on or before the Initial Distribution Date shall have been paid.

                  (c) The Initial Distribution Date shall have occurred on or before March 31, 2003.

                  (d) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company, Heinz, Existing Del Monte, DMFC or any of their respective Subsidiaries pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 6.5 hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transactions, and there shall have been no adverse change in the status, or financial effect on, the Company, Heinz, Existing Del Monte, DMFC or any of their respective Subsidiaries, of the Disclosed Litigation from that described on Schedule 6.5 hereto.

                  (e) All governmental authorizations and all third party consents and approvals necessary in connection with the Transactions shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; all applicable waiting periods in connection with the Transactions shall have expired without any action being taken by any competent authority, and no law shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transactions or the rights of the Company, Heinz, Existing Del Monte, DMFC or any of their respective Subsidiaries freely to transfer or

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

         otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (f) The Agreement and Plan of Merger shall be in full force and effect.

                  (g) There shall not have occurred any event that could reasonably be expected to result in any Subordinated Debt (including, without limitation, the Existing Subordinated Notes) becoming due in advance of its regularly scheduled maturity or require that the Company, Existing Del Monte, DMFC or any of their respective Subsidiaries repurchase or redeem any such Subordinated Debt in advance of its regularly scheduled maturity.

                  Section 5.2. Conditions to Occurrence of the Time of Merger. The obligation of any Lender to make any additional Term Loan or Revolving Credit Loan or of the Issuing Lender to Issue any Letter of Credit pursuant to the terms of this Agreement shall become effective at the time each of the following conditions precedent has been satisfied or waived with the consent of the Required Lenders (or, with respect to Sections 5.2 (b) and 5.2 (c), with the consent of the Persons entitled to receive payments in respect thereof) (such time being the "TIME OF MERGER"):

                  (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified each properly executed by a Responsible Officer of the signing Loan Party, each dated on the date on which the Time of Merger occurs (or, in the case of certificates of government officials a recent date before such date) and each in form and substance satisfactory to the Agents and the Arrangers and their legal counsel:

                           (i) executed counterparts of a guaranty, sufficient in number for distribution to each Agent and each Lender, in substantially the form of Exhibit L-2 hereto (as amended, the "DMFC GUARANTY"), duly executed by DMFC;

                           (ii) executed counterparts of a guaranty, sufficient in number for distribution each Agent and each Lender, in substantially the form of Exhibit L-3 hereto (together with each other guaranty agreement and guaranty agreement supplement delivered pursuant to the Loan Documents, in each case as amended, the "SUBSIDIARY GUARANTY", duly executed by each of the Subsidiary Guarantors);

                           (iii) a security agreement, in substantially the form of Exhibit N hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 7.15, in each case as amended, the "SECURITY AGREEMENT"), duly executed by each of the Loan Parties, together with:

                                    (A)      certificates representing the
                           Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

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                                    (B)      proper termination statements (Form
                           UCC-3 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or any similar applicable law) of all jurisdictions that may be necessary or that the Collateral Agent may deem necessary in order to terminate or amend existing Liens on the Collateral described in the Security Agreement, other than with respect to any financing statements which identify Bank of America, N.A., as agent as the secured party,

                                    (C)      proper financing statements (Form
                           UCC-1 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or any similar applicable law), duly executed on or before the Time of Merger of all jurisdictions that the Collateral Agent may deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                    (D)      a consent to assignment of each of
                           the Related Documents and all of the Company's and DMFC's rights in respect of any other agreement, instruments and other documents delivered in connection therewith in form and substance satisfactory to the Collateral Agent duly executed by Heinz and Heinz Finance,

                                    (E)      evidence of the insurance required
                           by the terms of the Security Agreement, and

                                    (F)      evidence that all other action that
                           the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements);

                           (iv) an intellectual property security agreement, in substantially the form of Exhibit P hereto (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 7.15, in each case as amended, the "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by the Company and each other Loan Party, together with evidence that all action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement has been taken;

                           (v) such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party (after giving effect to the Merger) as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized

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                  to act as a Responsible Officer in connection with this
                  Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                           (vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party (after giving effect to the Merger) is duly organized or formed, and that each Loan Party is validly existing, in good standing (to the extent applicable) in any relevant jurisdiction and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

                           (vii) a favorable opinion of Gibson, Dunn & Crutcher LLP, special counsel to the Loan Parties (after giving effect to the Merger), in substantially the form of Exhibit M-l;

                           (viii) a favorable opinion of internal counsel to each of the Loan Parties (after giving effect to the Merger) in substantially the form of Exhibit M-2;

                           (ix) executed counterparts of this Agreement countersigned by Del Monte Company (after giving effect to the Merger) and ratifying the terms of this Agreement, sufficient in number for distribution to each Agent, Lender and the Company;

                           (x) a certificate of a Responsible Officer of each Loan Party (after giving effect to the Merger) either (A) certifying that all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have be obtained, and such consents, licenses and approvals shall be in full force and effect or (B) stating that no such consents, licenses or approvals are so required;

                           (xi) a certificate signed by a Responsible Officer of each of the Company and DMFC certifying (A) that the conditions specified in Sections 5.3(a) and 5.3(b) have been satisfied and (B) that there has been no event or circumstance since June 30, 2002 that has had or would be reasonably expected to have, either individually or in the aggregate, before and after giving pro forma effect to the Transaction, a Material Adverse Effect;

                           (xii) pro forma financial statements as to the Company (after giving effect to the Merger) and forecasts prepared by management of the Company, in form and substance satisfactory to the Arrangers, of balance sheets, income statements and cash flow statements on an annual basis for each year following the Initial Distribution Date until the ninth anniversary of the Initial Distribution Date;

                           (xiii) audited statements of assets and liabilities of the Businesses as of May 1, 2002, May 2, 2001 and May 3, 2000 and audited combined statements of operations (and for the year ended May 2, 2001, audited combined statements of cash flows) of the Businesses for the years ended May 1, 2002, May 2, 2001 and

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                  May 3, 2000, in each case which financial statements are
                  consistent in all material respects with the information relating thereto furnished to the Agents, Arrangers and Lenders pursuant to the Information Memorandum;

                           (xiv) certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request;

                           (xv)     certified copies of all of the New
                  Subordinated Notes Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request;

                           (xvi) a Solvency Certificate executed by the Treasurer of each Loan Party (after giving effect to the Merger);

                           (xvii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                           (xviii)  certified copies of a certificate of merger
                  or other confirmation satisfactory to the Arrangers of the consummation of the Merger from the Secretary of State of the State of Delaware and the State of New York; and

                           (xix) evidence that the Existing Credit Facility has been or concurrently with the Time of Merger is being terminated and all Liens securing obligations under the Existing Credit Facility have been or concurrently at the Time of Merger are being released.

                  (b) Any fees required to be paid on or before the Time of Merger shall have been paid.

                  (c) The Company shall have paid all Attorney Costs of the Agents and the Arrangers to the extent invoiced at least 2 days prior to the Initial Distribution Date.

                  (d)      The Initial Distribution Date shall have occurred.

                  (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their respective Subsidiaries pending or threatened before any Governmental Authority or arbitrator that (i) other than the Disclosed Litigation, could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the Transactions, and there shall have been no material adverse change in the status, or financial effect on, any Loan Party or any of their respective Subsidiaries, of the Disclosed Litigation from that described on Schedule 6.5 hereto.

                  (f) All governmental authorizations and all third party consents and approvals necessary in connection with the Transactions shall have been obtained (without the

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         imposition of any conditions that are not acceptable to the Lenders)
         and shall remain in effect; all applicable waiting periods in connection with the Transactions shall have expired without any action being taken by any competent authority, and no law shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transactions or the rights of the Loan Parties or any of their respective Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (g) The Transactions shall have been consummated in accordance with the terms of the Agreement and Plan of Merger and the Separation Agreement, without any waiver or amendment not consented to by the Arrangers of any term, provision or condition set forth therein (other than Section 8.2(c)(ii) of the Agreement and Plan of Merger), and in compliance with all applicable Requirements of Law.

                  (h) The Agreement and Plan of Merger shall be in full force and effect.

                  (i) The Arrangers shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all Surviving Debt shall be on terms and conditions satisfactory to the Arrangers.

                  (j) After giving effect to the Transactions, there shall not have occurred any event that could reasonably be expected to result in any Subordinated Debt (including, without limitation, the Existing Subordinated Notes) becoming due in advance of its regularly scheduled maturity or require that the Company or any other Loan Party repurchase or redeem any such Subordinated Debt in advance of its regularly scheduled maturity.

                  Section 5.3. Conditions to All Credit Extensions. The obligation of each Lender to make any Loan to be made by it and the obligation of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuing Date:

                  (a) The representations and warranties of the Company and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such credit extension (provided that with respect to the initial credit extension, all such representations and warranties shall only be required to be true and correct after giving pro forma effect to the Merger), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

                  (b) No Default or Event of Default shall exist, or would result from the making of such Loan or the Issuance of such Letter of Credit from the application of the proceeds therefrom; provided that with respect to the Borrowings to be made on or prior to the Time of Merger there shall be no Default or Event of Default after giving pro forma effect to the consummation of the Transactions.

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

                  (c) In the case of any requested making of a Loan, the Administrative Agent shall have received a Notice of Borrowing (either by telephone or in writing as provided for in Section 2.3) in respect of such Loan and, in the case of any requested Issuance of a Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application.

                  (d) At the time of the making of any Revolving Credit Loan or Swingline Loan or the Issuance of any Letter of Credit, the sum of the Effective Amount of all L/C Obligations, Revolving Credit Loans and Swingline Loans does not exceed the Borrowing Base at such time after giving effect to the making of such Loan or the Issuance of such Letter of Credit.

Each Notice of Borrowing or L/C Application submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 5.3(a) and 5.3(b) have been satisfied on and as of the date of such notice.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to each Agent and each Lender (each such representation and warranty being hereby made after giving pro forma effect to the Transactions) that:

                  Section 6.1. Corporate Existence and Power. Each Loan Party and each of its Subsidiaries:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under any of the Transaction Documents to which it is a party;

                  (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (d)      is in compliance with all Requirements of Law;

except, in each case referred to in clause (b)(i), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                  Section 6.2. Corporate Authorization; No Contravention. The execution and delivery by each Loan Party of this Agreement and each other Transaction Document to which it is a party, the Borrowings hereunder, the performance by each of the Loan Parties of its obligations under each Transaction Document to which it is a party, the consummation of the

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Transactions and the incurrence of the Obligations (i) are within the corporate powers of such Loan Party, (ii) have been duly authorized by all necessary corporate action on the part of each Loan Party, (including any necessary shareholder action) and (iii) do not and will not:

                  (a) contravene the terms of any of the Organization Documents of such Loan Party or any Subsidiary thereof;

                  (b) conflict with or result in a breach or contravention of, or the creation of any Lien (other than Liens in favor of the Collateral Agent) under, any document evidencing any Contractual Obligation to which such Loan Party or any Subsidiary thereof is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or any Subsidiary or any respective properties are subject; or

                  (c)      violate any Requirement of Law.

                  Section 6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party under this Agreement or any other Transaction Document or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for such authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or any of their respective Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Transactions have been consummated in accordance with the Transaction Documents and Requirements of Law.

                  Section 6.4. Binding Effect. This Agreement has been, and each other Transaction Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Transaction Document to which any Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  Section 6.5. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the best of its knowledge, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their respective Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Transaction Document or any of the transactions

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

contemplated hereby or thereby (including, without limitation, the Transactions), or (b) except for Disclosed Litigation, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status or financial effect on any Loan Party or any of their respective Subsidiaries, of the Disclosed Litigation. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                  Section 6.6. No Default. No Default or Event of Default exists or would result from the incurrence of any Obligations by any Loan Party or the consummation of the Transactions. Neither any Loan Party nor any of their respective Subsidiaries thereof is in default under or with respect to any Contractual Obligation in any respect that, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the date on which this representation is made, create an Event of Default under Section 9.1(e).

                  Section 6.7. ERISA Compliance. (a) Except as specifically disclosed in Schedule 6.7, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. To its best knowledge, nothing has occurred which would cause any Plan which is intended to qualify under Section 401 (a) of the Code to fail to be so qualified. Each of the Loan Parties and each of their respective ERISA Affiliates has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made within the last five years with respect to any Plan.

                  (b) Except as specifically disclosed in Schedule 6.7, there are no pending or, to the best of its knowledge, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; and (iii) except as specifically disclosed in Schedule 6.7, neither any Loan Party nor any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any material liability to the PBGC under Title IV of ERISA with respect to any Pension Plan.

                  Section 6.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Sections 7.13 and 8.7. No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                  Section 6.9. Title to Properties. (a) Each Loan Party has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property necessary or

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used in the ordinary conduct of its businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries has good title to all their other respective material properties and assets (except for those assets disposed of not in violation of this Agreement and the other Loan Documents and except for encumbrances and title defects that would not be reasonably likely to have a Material Adverse Effect).

                  (b) Set forth on Schedule 6.9 is a complete and accurate list of all Liens on the property or assets of each Loan Party (other than Heinz) showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party other than with respect to any Lien, the existence of which would not be reasonably likely to have a Material Adverse Effect. The property of each Loan Party (other than Heinz) is not subject to any Liens, other than Liens set forth on Schedule 6.9 and as otherwise permitted by Section 8.1.

                  Section 6.10. Taxes. Each Loan Party and each of their respective Subsidiaries has filed all federal and state income tax returns and all other material tax returns and reports required to be filed, and have paid all federal and state income taxes and all other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect. The Tax Sharing Agreement and the Tax Separation Agreement are the only agreements among the Loan Parties regarding tax sharing, tax reimbursement or tax indemnification. The consummation of the Transactions will not be taxable to the Company or any of its Subsidiaries or Affiliates.

                  Section 6.11. Financial Condition, (a) The audited consolidated financial statements of DMFC dated June 30, 2002 and such other audited consolidated financial statements of DMFC delivered pursuant to Section
7.1 (a) from time to time, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods referred to therein:

                  (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                  (ii) present fairly the financial condition of DMFC and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

                  (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of DMFC and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations, to the extent required by GAAP to be shown on such financial statements.

                  (b) Since June 30, 2002, on a pro forma basis, after giving effect to the Transactions, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

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                  (c)      The audited financial statements of the assets and
liabilities of the Businesses as of May 1, 2002, May 2, 2001 and May 3, 2000 and the related audited combined statements of operations or cash flows of the Businesses for the corresponding periods delivered to the Agents and the Lenders pursuant to Section 5.2(a)(xiii):

                  (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

                  (ii) present fairly in all material respects the financial condition of the Businesses as of the dates thereof and the results of operations for the periods covered thereby; and

                  (iii) show all material indebtedness and other liabilities, direct or contingent, of the Businesses as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations, to the extent required by GAAP to be shown on such financial statements.

                  (d) The pro forma forecasted balance sheets, statements of income and statements of cash flows of the Company (after giving effect to the Merger) and its Subsidiaries delivered to the Agents and Lenders pursuant to
Section 5.2(a)(xii) were prepared in good faith by the Company and its Subsidiaries on the basis of information and assumptions that the Company and its senior management believed to be reasonable as of the date of such projections and such assumptions are reasonable as of the Initial Distribution Date; provided that it is understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized.

                  Section 6.12. Regulated Entities. Neither any Loan Party nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940. Neither any Loan Party nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  Section 6.13. No Burdensome Restrictions. Neither any Loan Party nor any of their respective Subsidiaries is a party to or bound by any Contractual Obligation or subject to any restriction in any Organization Document or any Requirement of Law which would reasonably be expected to have a Material Adverse Effect.

                  Section 6.14. Copyrights. Patents, Trademarks and Licenses. Etc. Each Loan Party and their respective Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY") that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person except for Intellectual Property the failure of which to own or be licensed or otherwise have the right to use, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All of such Intellectual Property is subsisting, valid and enforceable, except to the extent

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

that the failure to be subsisting, valid and enforceable would not be reasonably expected to have a Material Adverse Effect. Except to the extent set forth on
Schedule 6.14, there is no individual item of Intellectual Property the loss of which would reasonably by expected to have a Material Adverse Effect. To the best of its knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of their respective Subsidiaries infringes upon any rights held by any other Person except for any infringement which, individually or in the aggregate, would not reasonably likely to have a Material Adverse Effect. Except as specifically disclosed on Schedule 6.5. no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened against any Loan Party or any of their respective Subsidiaries, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code, relating in each case to Intellectual Property, is, to its knowledge, pending or proposed, which, in either case, would reasonably by expected to have a Material Adverse Effect.

                  Section 6.15. Subsidiaries. As of the date hereof, each Loan Party has no Subsidiaries other than those specifically disclosed in part(a) of
Schedule 6.15 and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on part (a) of Schedule 6.15 free and clear of all Liens, other than Liens created or permitted by the Loan Documents. Each Loan Party has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.15. The only Material Subsidiaries of the Company are those identifies on part (c) of Schedule 6.15 and such other Subsidiaries of the Company as have executed and delivered a guaranty or guaranty supplement and security agreement or security agreement supplement in accordance with the provisions of Section 7.14 or 7.15 after the date hereof. Neither or Marine Trading Pacific, Inc. nor Star-Kist Mauritius, Inc. is a Material Subsidiary of the Company of DMFC (collectively, the "NON-MATERIAL SUBSIDIARY GUARANTORS").

                  Section 6.16. Insurance. Except as specifically disclosed on
Schedule 6.16, the properties of each of the Loan Parties and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or Subsidiary operates.

                  Section 6.17. Solvency, Etc. As of the date hereof (or, in the case of any Person that becomes a party to any Loan Document after the date hereof, on the date such Person becomes such a party), and immediately prior to and after giving effect to the Issuance of each Letter of Credit and each Borrowing hereunder and the use of the proceeds thereof, each of the Company, DMFC and each Material Subsidiary is Solvent.

                  Section 6.18. Real Property. (a) Set forth on part (a) of
Schedule 6.18 is a complete and accurate list, as of the date hereof, of the address, the legal description any real property owned by Existing Del Monte, SpinCo or any Material Domestic Subsidiary of either thereof. Except as set forth on Schedule 6.18. (i) prior to the Time of Merger, each of Existing Del Monte, SpinCo and (ii) on and after the Time of Merger, each of the Company or such

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Material Domestic Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens.

                  (b) Set forth on part (b) of Schedule 6.18 is a complete and accurate list, as of the date hereof, of all leases of the real property under which Existing Del Monte, SpinCo or any Material Subsidiary of either thereof is the lessee, showing as of the date hereof the material terms thereof to the reasonable satisfaction of the Collateral Agent.

                  Section 6.19. Swap Obligations. No Loan Party nor any of their respective Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

                  Section 6.20. Senior Indebtedness. After giving effect to the Merger, the Company's Obligations constitute "Designated Senior Debt" of the Company as such term is defined in the Existing Subordinated Notes Indenture and the "New Subordinated Notes Indenture. After giving effect to the Merger, DMFC's Obligations constitute "Guarantor Designated Senior Debt" of DMFC as such term is defined in the Existing Subordinated Notes Indenture.

                  Section 6.21. Environmental Warranties, (a) All facilities and property (including underlying groundwater) owned or leased by each Loan Party and each of their respective Subsidiaries are in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect.

                  (b) There are no pending or, to the best of its knowledge, threatened Environmental Claims against any Loan Party or any of their respective Subsidiaries, except for such Environmental Claims that are not reasonably likely, either singly or in the aggregate, to result in a Material Adverse Effect.

                  (c) There have been no Releases of Hazardous Materials at, on or under any property now or, to the best of its knowledge, previously owned or leased by any Loan Party or any of their respective Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

                  (d) Each Loan Party and each of their respective Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except to the extent that the failure to have or comply with such permits, certificates, approvals, licenses and other authorizations relating to environmental matters would not be reasonably likely to have a Material Adverse Effect.

                  (e) No property now or, to the best of its knowledge, previously owned or leased by any Loan Party and each of their respective Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA or any similar state law, or, to the best of its

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knowledge, is on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, except, in each case, for any such listing that, singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (f) To the best of its knowledge, no Loan Party nor any of their respective Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against such Loan Party or Subsidiary except, in each case, to the extent that the foregoing would not reasonably be expected to have Material Adverse Effect.

                  Section 6.22. Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made and none of the written statements contained in the Information Memorandum or any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents, considering each of the foregoing and in the context in which it was made and together with all other representations, warranties and written statements theretofore furnished by such Loan Party to the Agents and the Lenders in connection with the Loan Document, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make such representation, warranty or written statement, in light of the circumstances under which it is made, not misleading as of the time when made or delivered; provided that the Company's representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date such material was prepared (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

                  Section 6.23. The Transactions. At the time of consummation thereof, each of the Transactions shall have been consummated in accordance with the respective Transaction Documents applicable thereto and in compliance with all applicable laws (including the Securities Act and all other Federal and state securities laws). At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities required in order to consummate the Transactions shall have been obtained, given, filed or taken and are or will be in full force and effect. All applicable waiting periods with respect to the Transactions have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes material adverse conditions upon the consummation of any such transaction. At the time of consummation thereof, there shall not exist any judgment, order of injunction prohibiting or imposing material adverse conditions on any of the Transactions. The execution and delivery of the Transaction Documents did not, and the consummation of the Transactions will not, violate in any material respect any Requirement of Law, or result in a breach of, or constitute a default under, any Contractual Obligation affecting any of the Loan Parties or any of their respective Subsidiaries. None of the Transaction Documents contains any untrue statement of a material

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fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 6.24. Perfection of Security Interest. The Collateral Documents (to the extent then in effect) create valid Liens on all of the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, securing the payment of the Obligations. Subject to the filing of any financing statements, mortgages or other documents required to be delivered to the Collateral Agent pursuant to Section 5.2(a)(iii)(B), 5.2(a)(iii)(C) or 7.15, all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents (including the first priority nature thereof (but subject to Permitted Liens)) have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Loan Documents. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and other security interests created or permitted under the Loan Documents.

                  Section 6.25. Existing Debt. Set forth on Schedule 6.25 hereto is a complete and accurate list of all Existing Debt with an aggregate outstanding principal amount in excess of $1,000,000 (other than Surviving
Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

                  Section 6.26. Surviving Debt. Set forth on Schedule 6.26 hereto is a complete and accurate list of all Surviving Debt with an aggregate outstanding principal amount in excess of $1,000,000, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  Commencing on the Time of Merger for so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

                  Section 7.1. Financial Statements. The Company shall deliver (or cause to be delivered) to the Administrative Agent (which shall promptly provide copies to each Lender), in form and detail satisfactory to the Required
Lenders:

                  (a) As soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of DMFC and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by (i) the opinion of a nationally-recognized independent public accounting firm (the "INDEPENDENT AUDITOR"), which report (A) shall state that such consolidated financial statements present fairly the consolidated financial position of DMFC and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and

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         (B) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of DMFC's or any of its Subsidiaries' records and (ii) a comparison with the budget for such fiscal year; provided that with respect to the fiscal year ending April 30, 2003, such statements of income or operations, shareholders' equity and cash flows shall be for the period commencing with the date on which the Time of Merger occurs and ending on April 30, 2003;

                  (b) Promptly when available, and in any event within 30 days after the end of each month that is not the end of a fiscal quarter, and within 45 days after the end of each month that is the end of a fiscal quarter (other than the last month of each fiscal year), a copy of the unaudited consolidated balance sheet of DMFC and its Subsidiaries as of the end of such month and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such month, including a comparison with the corresponding month and period of the previous fiscal year and a comparison with the budget for such month and for such period of the current fiscal year, together with a certificate of a Responsible Officer of the Company that each such statement fairly presents the financial condition and results of operations (subject to normal year-end audit adjustments) of DMFC and its Subsidiaries and has been prepared in accordance with GAAP consistently applied; and

                  (c) Not later than 60 days after the end of each fiscal year, a copy of the projections of DMFC of the consolidated operating budget and cash flow budget of DMFC and its Subsidiaries for the succeeding fiscal year (including an explanation of the assumptions used in preparing such budgets), such projections to be accompanied by a certificate of a Responsible Officer of the Company to the effect that (i) such projections were prepared by the Company in good faith,
         (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared according to such assumptions.

                  Section 7.2. Certificates; Other Information. The Company shall furnish to the Administrative Agent (which shall promptly provide copies to each Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Section 7.1(a) and each set of quarterly statements referred to in Section 7.1(b), a Compliance Certificate executed by a Responsible Officer of the Company;

                  (c) promptly, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that any Loan Party or any of their respective Subsidiaries may make to, or file with, the SEC;

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                  (d)      promptly from time to time, any notices (including
         notices of default or acceleration thereunder) received from any holder or trustee of, under or with respect to any Subordinated Debt of the Company;

                  (e) forthwith upon the issuance or incurrence of any Indebtedness permitted under Section 8.5(e) with respect to the Existing Subordinated Notes or New Subordinated Notes, a copy of the loan or credit agreement, indenture, trust agreement, note purchase agreement, intercreditor agreement, subordination agreement, collateral agreement, guaranty or similar agreement or instrument entered into or issued by any Loan Party in connection with the issuance or incurrence of any such Indebtedness, certified as true and correct by a Responsible Officer of the Company;

                  (f) within 30 days of the end of each fiscal quarter, a Borrowing Base Certificate dated as of the end of such fiscal quarter duly executed by a Responsible Officer of the Company; provided that if any Event of Default shall have occurred and be continuing, the Required Revolving Credit Lenders may request that the Company provide and, if so requested the Company shall provide, a Borrowing Base Certificate more frequently; and

                  (g) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or Subsidiary thereof as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

                  Section 7.3. Notices. Promptly upon a Responsible Officer of the Company obtaining knowledge thereof, the Company shall notify the Administrative Agent (which shall promptly provide copies to each Lender) of:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, if applicable, (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any of their respective Subsidiaries thereof, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof;

                  (c) the occurrence of any of the following events affecting any Loan Party or any of their respective ERISA Affiliates (but in no event more than ten days after such event), and deliver to the Administrative Agent (which shall promptly deliver to each Lender a copy thereof) a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Loan Party or ERISA Affiliate with respect to such event:

                           (i)      any ERISA Event; or

                           (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

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                  (d)      any material change in accounting policies or
         financial reporting practices by any Loan Party or any of its consolidated Subsidiaries;

                  (e)      any Mandatory Prepayment Event;

                  (f) other than payments permitted by Section 8.15(b)(vi) or Section 8.15(b)(vii), any proposed payment of principal of Subordinated Debt no later than contemporaneously with the making thereof; and

                  (g) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which any Loan Party or any Subsidiary thereof is party.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or any other affected Loan Party or any of their respective Subsidiaries proposes to take with respect thereto and at what time. Each notice under Section 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

                  Section 7.4. Preservation of Corporate Existence, Etc. The Company shall, and shall cause each of its Subsidiaries to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; provided, however, that (i) a Subsidiary of the Company need not be in compliance with the foregoing to the extent such Subsidiary is sold pursuant to Section 8.2 or merged or consolidated into another Person pursuant to Section 8.3 and (ii) the Company may consummate the Merger;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises, in each case which are material and which are necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by Section 8.3 and dispositions of assets permitted by Section 8.2; and

                  (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

                  Section 7.5. Maintenance of Property. The Company shall, and shall cause each of its Subsidiaries to, maintain and preserve all property material to the normal conduct of its business in good working order and condition, ordinary wear and tear excepted, other than obsolete, worn out or surplus equipment and will from time to time make all appropriate renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect.

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                  Section 7.6. Insurance. The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

                  Section 7.7. Payment of Obligations. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary in respect thereof, all of its obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property;

provided that no violation of this Section 7.7 with respect to any Indebtedness shall constitute an Event of Default unless such violation is also an Event of Default under Section 9.l(e).

                  Section 7.8. Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

                  Section 7.9. Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401 (a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                  Section 7. 10. Inspection of Property and Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and will cause each of its Subsidiaries to permit, representatives and independent contractors of any Agent or Lender (a) to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants and (b) to inspect any of their Inventory and equipment, to perform appraisals of any of their equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Receivables, contract rights, general intangibles, equipment and any other Collateral, or relating to any other transactions between the

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parties hereto; at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists, any Agent or Lender may do any of the foregoing without advance notice. After the occurrence and during the continuance of an Event of Default, any such inspection shall be at the Company's expense.

                  Section 7.11. Interest Rate Protection. The Company shall, within 120 days of Initial Distribution Date, enter into and thereafter maintain one or more Permitted Swap Obligations for a notional amount of at least $300,000,000 for a term of at least three years, on terms and conditions reasonably satisfactory to the Administrative Agent, and, except for interest rate caps for which all of the Company's obligations are paid in full upon the Company's entering into such Permitted Swap Obligations, on an ISDA Master Agreement with one or more Lenders or Affiliates thereof or with counterparties reasonably acceptable to the Administrative Agent.

                  Section 7.12. Environmental Covenant. The Company shall, and shall cause each of its Subsidiaries to:

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) promptly notify the Administrative Agent and provide copies of all written material Environmental Claims, and act in a diligent and prudent fashion to address such Environmental Claims, including Environmental Claims that allege that the Company or any of its Subsidiaries is not in compliance with Environmental Laws; and

                  (c) provide such information (including, without limitation, environmental assessment or audit reports) and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.12.

                  Section 7.13. Use of Proceeds. The Company shall use (a) the proceeds of the Term Loans solely to fund the Bank Debt Amount, to replace or refinance certain Indebtedness of the Company and to pay related transaction fees and expenses and (b) the proceeds of the Revolving Credit Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document; provided that such Revolving Credit Loans may be used to finance Acquisitions permitted in accordance with Section 8.4(i).

                  Section 7.14. Further Assurances. The Company shall, and shall cause each of its Material Domestic Subsidiaries to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreement, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Collateral Agent or the Required Lenders, as the case may be, may reasonably

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request from time to time in order (a) to ensure that (i) the obligations of the
Company hereunder and under the other Loan Documents are secured by substantially all assets of the Company; provided that unless otherwise reasonably required by the Required Lenders, the pledge of the Voting Interests in a Foreign Subsidiary of the Company shall be limited to 66% of the outstanding Voting Interests in such Foreign Subsidiary and guaranteed, pursuant to the Loan Documents, by (1) prior to the Time of Merger, Heinz and (2) from and after the Time of Merger, DMFC and all Material Domestic Subsidiaries of the Company and DMFC (including, promptly upon the acquisition or creation thereof, any Material Domestic Subsidiary created or acquired after the date hereof) and
(ii) the obligations of DMFC and each Subsidiary Guarantor under the Loan Documents are secured by substantially all of the assets of DMFC and each such Subsidiary Guarantor; provided that the pledge of the Voting Interests in a Foreign Subsidiary of DMFC or any Subsidiary Guarantor shall be limited to 66% of the outstanding Voting Interests in such Foreign Subsidiary, (b) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Collateral Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. Contemporaneously with the execution and delivery of any document referred to above, the Company shall, and shall cause each of its Material Domestic Subsidiaries to, deliver all resolutions, opinions and corporate documents as the Collateral Agent or the Required Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable. The Company shall, and shall cause its Material Domestic
Subsidiaries to, use all commercially reasonable efforts to obtain consents of landlords to the granting of security interests and Liens in favor of the Collateral Agent for the benefit of the Secured Parties in all leasehold interests of the Company or any of its Domestic Subsidiaries of real property that is used for distribution or warehousing and has aggregate improvements of 100,000 square feet or greater and such other leased properties as the Collateral Agent may reasonably request; provided that such best efforts obligation shall not require the Company or any other Loan Party to make any payment of money or property.

                  Section 7.15. Covenant to Guarantee Obligations and Give Security, (a) Upon (i) the formation or acquisition of any new direct or indirect Material Domestic Subsidiary by any Loan Party or (ii) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Company shall, in each case at the Company's expense:

                  (A) in connection with the formation or acquisition of any Material Domestic Subsidiary, within ten days after such formation or acquisition, cause each such Material Domestic Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents;

                  (B) within ten days after such formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and any newly formed or acquired Material Domestic Subsidiary in detail satisfactory to the Collateral Agent;

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                  (C)      within 15 days after such formation or acquisition,
         duly execute and deliver, and cause each newly formed or acquired Material Domestic Subsidiary to duly execute and deliver, to the Collateral Agent mortgages, deeds of trust, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party or such Material Domestic Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all properties of such Loan Party or newly formed or acquired Material Domestic Subsidiary; provided that the pledge of any Voting Interests held in any Foreign Subsidiary by any Loan Party or newly created or acquired Material Domestic Subsidiary shall be limited to 66% of the outstanding Voting Interests in such Foreign Subsidiary;

                  (D) within 30 days after such formation or acquisition, take, and cause each newly formed or acquired Material Domestic Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 7.15(a) enforceable against all third parties in accordance with their terms;

                  (E) within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (A), (C) and (D) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause (D) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request; and

                  (F) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned, leased or held by the entity that is the subject of such request, formation or acquisition all documents, instruments and items required to be delivered under Section 7.15(d) (which Section shall similarly apply hereto), including, without limitation, title insurance, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent; provided, however, that to the extent that any Loan Party shall have otherwise received any of the foregoing items with respect to

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         such real property, such items shall, promptly after receipt thereof, be delivered to the Collateral Agent.

                  (b) Upon the request of the Collateral Agent following the occurrence and during the continuance of any Event of Default, the Company shall, at the Company's expense:

                  (i) within 10 days of such request cause any of its direct or indirect Subsidiaries (other than any such Subsidiary which is already a Loan Party at such time) to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents;

                  (ii) within 15 days of such request cause each of its direct or indirect Subsidiaries (other than any such Subsidiary which is already a Loan Party at such time) to duly execute and deliver to the Collateral Agent mortgages, deeds of trust, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of such Subsidiary and the other Loan Parties under the Loan Documents and constituting Liens on all properties of such Subsidiary;

                  (iii) within 30 days of such request take and cause each of its direct or indirect Subsidiaries to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 7.15(b), enforceable against all third parties in accordance with their terms;

                  (iv) within 60 days of such request deliver to the Administrative Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, Security Agreement Supplements, IP Security Agreement Supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause (iii) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request; and

                  (v) promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of

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         its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends.

                  (c) As promptly as practicable after receipt thereof, furnish (or caused to be furnished) to the Administrative Agent acknowledgment copies of proper financing statements filed under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreements.

                  (d) As promptly as practical after the date hereof, but in any event, no later than (x) 60 days after the Initial Distribution Date in the case of any of the Owned Real Properties and (y) as soon as reasonably possible thereafter (based on the Company's use of its best efforts) with respect to any Leased Real Properties or the consents, agreements and confirmations required to be delivered under clause (d)(i)(F) below, furnish to the Administrative Agent:

                  (i) deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust, in substantially the form of Exhibit O hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance satisfactory to the Administrative Agent, and covering those Real Properties identified as being required to be mortgaged on Schedule 6.18 hereto (together with each other mortgage delivered pursuant to Section 7.15, in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                           (A) evidence that counterparts of the Mortgages have been duly recorded in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                           (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amounts acceptable to the Collateral Agent, issued, coinsured and reinsured by title insurers acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Collateral Agent may deem necessary or desirable,

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                           (C)      American Land Title Association/American
                  Congress on Surveying and Mapping form surveys for those properties identified on Schedule 6.18 as requiring surveys for which all necessary fees (where applicable) have been paid and dated no more than 60 days before the date on which the Mortgages are delivered pursuant to this Section, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Collateral Agent,

                           (D) estoppel and consent agreements, in form and substance satisfactory to the Collateral Agent, executed by each of the lessors of the Leased Real Properties, along with
                  (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Collateral Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Collateral Agent,

                           (E) evidence of the insurance required by the terms of the Mortgages, and

                           (F)      such other consents, agreements and
                  confirmations of lessors and third parties as the Collateral Agent may reasonably deem necessary or desirable and evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken; and

                  (ii) opinions of (A) in-house or local counsel for each of the Loan Parties with respect to certain corporate matters substantially in the form of Exhibit M-3 and (B) local counsel for the Loan Parties in states in which the Owned Real Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit M-4, and, in either case, otherwise in form and substance satisfactory to the Administrative Agent.

                  (e) (i) As promptly as practical after the date hereof, but in any event, no later than 60 days after the Initial Distribution Date, furnish to the Administrative Agent a completed schedule identifying each Material Agreement in effect as of the date such schedule is delivered,

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                  (ii)     As promptly as practical after the delivery of the
schedule referred to in clause (i) above, using its best efforts, deliver to the Collateral Agent, a consent to assignment of each Material Agreement listed on the schedule delivered pursuant to clause (i) above, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party (other than the Loan Parties) to each such Material Agreement.

                  Section 7.16. Control Agreements and Lockbox Arrangements. Promptly upon the request of the Collateral Agent following the occurrence of and during the continuance of any Event of Default, the Company shall cause each financial institution at which DMFC, the Company or any Material Domestic Subsidiary of the Company or DMFC maintains any deposit account or other similar account with a balance in excess of $5,000,000 to deliver to the Collateral Agent and the Company a written agreement in form and substance satisfactory to the Collateral Agent by each such financial institution pursuant to which such financial institution agrees to, among other things, comply with the instructions originated by the Collateral Agent directing the disposition of funds in any such account without the further consent of DMFC, the Company or any Material Domestic Subsidiary and shall put customary lockbox arrangements into place with respect to its deposit accounts or other similar accounts to the extent requested by the Collateral Agent.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  Commencing with the Time of Merger for so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

                  Section 8.1. Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following "PERMITTED LIENS"):

                  (a) any Lien existing on property of any Loan Party on the date hereof and set forth on Schedule 6.9 securing Indebtedness outstanding on such date and any Lien on the property of any of the Loan Parties or any Subsidiaries thereof in existence as of the date hereof which could not reasonably be expected to have an Material Adverse Effect;

                  (b)      any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by
         Section 7.7; provided that no notice of lien has been filed or recorded under the Code;

                  (d) growers', carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by

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         appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on property of the Company or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (g) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments; provided that the enforcement of such Liens is effectively stayed;

                  (h) easements (including reciprocal easement agreements), rights-of-way, restrictions, municipal, building and zoning ordinances and other similar encumbrances charges, utility agreements, covenants, reservations, restrictions, encroachments, title defects or other irregularities that were not incurred in connection with and do not secure any Indebtedness, and which are incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries for their intended purposes;

                  (i) purchase money security interests on any property acquired by the Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 45 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and (iv) the principal amount of the Indebtedness secured by all such purchase money security interests shall not at any time exceed $30,000,000;

                  (j) Liens securing obligations in respect of Capital Leases on assets subject to such leases (and secured by only the assets subject to such leases); provided that such Capital Leases are otherwise permitted hereunder or Liens on property sold in a Sale/Leaseback Transaction; provided that such Liens shall cover only the property subject to such Sale/Leaseback Transaction and the amount of Indebtedness secured thereby shall not exceed $45,000,000;

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                  (k)      Liens arising solely by virtue of any statutory or
         common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

                  (l)      Liens under the Permitted Security Agreements;

                  (m)      Liens in connection with a Permitted Receivables
         Facility;

                  (n)      Liens securing Acquired Indebtedness permitted by
         Section 8.5(i); provided that such Liens were in existence prior to the contemplation of the related Acquisition and do not extend to any assets other than the property financed with such Acquired Indebtedness;

                  (o)      Permitted Encumbrances;

                  (p) extensions, renewals and replacements of Liens referred to in clauses (a) through (o) above; provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement;

                  (q) Liens securing other Indebtedness of the Company and its Subsidiaries not expressly permitted by clauses (a) through (p) above; provided that the aggregate amount of the Indebtedness secured by Liens permitted pursuant to this clause (q) shall not exceed $25,000,000 in the aggregate outstanding at any time; and

                  (r) leases, subleases, licenses and rights-of-use granted to others incurred in the ordinary course of business and that do not materially and adversely affect the use of the property encumbered thereby for its intended purposes.

                  Section 8.2. Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse), except:

                  (a) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) dispositions of Inventory in the ordinary course of business;

                  (c) sales of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

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                  (d)      dispositions of property by any Subsidiary to the
         Company or to a Wholly-Owned Subsidiary of the Company; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;

                  (e)      mergers permitted under Section 8.3;

                  (f) dispositions (including by means of a Sale/Leaseback Transaction) of Assets Held for Sale by the Company or any of its Subsidiaries for consideration of not less than the fair market value of the assets disposed of;

                  (g) dispositions of assets for not less than fair market value in Sale/Leaseback Transactions permitted under Section 8.17; provided that the aggregate fair market value of all property sold pursuant to this clause (g) may not exceed $45,000,000;

                  (h) non-exclusive licenses of Intellectual Property granted in the ordinary course of business;

                  (i) transfers of Receivables under a Permitted Receivables Facility;

                  (j) leases or subleases of interests in real property of the Company or any Subsidiary entered into in the ordinary course of business; and

                  (k)      dispositions not otherwise permitted under this
         Section 8.2 (including the disposition of all of the Equity Interests in any operating Subsidiary of the Company by sale of such Equity Interests or by merger of such Subsidiary with or into another Person, but excluding any Sale/Leaseback transaction) which are made for fair market value; provided that (i) at the time of such disposition no Default or Event of Default shall exist or would result from such disposition; (ii) the aggregate fair market value of all property disposed of in reliance on this clause (i) in any (A) fiscal year shall not exceed $10,000,000 or (B) since the date of this Agreement shall not exceed $45,000,000; (iii) the purchase price for such asset is paid to the Company or such Subsidiary, as the case may be, in cash or Cash Equivalent Investments; and (iv) the proceeds from any such disposition shall be applied in accordance with Section 2.7(b).

                  Section 8.3. Consolidations and Mergers. The Company shall not, and shall not permit any of its Subsidiaries to, merge, dissolve, liquidate, consolidate with or into another Person or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

                  (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries; provided further that, when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person or Surviving Person shall become a Subsidiary Guarantor contemporaneously with the consummation of such merger and takes or has taken such other action as is necessary or desirable, or as the Collateral Agent may request, to preserve the Liens, and continue the

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         perfection thereof with the same priority as granted and provided for in the Collateral Documents;

                  (b) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided the transferor in such a transaction is a Subsidiary Guarantor, the transferee must either be the Company or a Subsidiary Guarantor;

                  (c)      the Company may consummate the Merger; and

                  (d)      in connection with any Acquisition permitted under
         Section 8.4(i), any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that when any Subsidiary Guarantor is merging or consolidating with such other Person the Person surviving such merger shall be a Subsidiary Guarantor;

provided, however, that in each case, immediately after giving effect thereto, in the case of any such merger to which the Company is a party, either (i) the Company is the surviving corporation, or (ii) the corporation formed by such merger or consolidation, (A) assumes the Company's Obligations and performance of the Company's covenants under the Loan Documents to which it is or is to be a party in a writing satisfactory in form and substance to the Required Lenders and (B) takes or has taken such other action as may be necessary or desirable, or as the Collateral Agent may request, in order to preserve the Liens, and continue the perfection thereof with the same priority as granted and provided for or purported to be granted and provided for by the Security Agreement, the Intellectual Property Security Agreement or any Mortgage.

                  Section 8.4. Loans and Investments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase or acquire, or make any commitment to purchase or acquire any of its Equity Interests in or other obligations or securities of, or any interest in, any other Person, or make any Acquisition, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for:

                  (a)      investments in Cash Equivalent Investments;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) investments by the Company in its Wholly-Owned Subsidiaries or by any Subsidiary of the Company in any of its Wholly-Owned Subsidiaries, in the form of contributions to capital or loans or advances; provided that, immediately before and after giving effect to such investment, no Default or Event of Default shall have occurred and be continuing and the aggregate amount invested in Foreign Subsidiaries of the Company since the date hereof shall not exceed $20,000,000;

                  (d) loans or advances made by any Subsidiary of the Company to the Company;

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                  (e)      subject to Requirements of Law, loans and advances to
         employees in the ordinary course of business (such as travel advances) in an aggregate amount not to exceed $15,000,000 at any time outstanding;

                  (f) investments by the Company and its Subsidiaries in Joint Ventures in the form of contributions of capital, loans, advances or Contingent Obligations; provided that, immediately before and after giving effect to such investment, no Default or Event of Default shall have occurred and be continuing, including as a result of any failure by the Company to comply with Section 8.9, and the aggregate amount of all investments pursuant to this clause (f) shall not exceed $30,000,000 in the aggregate outstanding at any time;

                  (g) investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                  (h) other investments in an aggregate amount not exceeding $20,000,000 on and after the date hereof (with all such investments valued at the time of investment at the cash amount thereof, if in cash, the fair market value thereof as determined by the board of directors of the Company, if in property, and at the maximum amount thereof if in Contingent Obligations);

                  (i)      Acquisitions; provided that:

                           (i)      any such newly created or acquired
                  Subsidiary shall comply with the requirements of Section 7.15;

                           (ii) the Company shall have delivered to the Administrative Agent evidence in form and substance reasonably satisfactory to the Administrative Agent that the financial conditions referred to in clause (iii) below with respect to such Acquisition will be satisfied, together with a statement of a Responsible Officer of the Company detailing all amounts required to consummate the prospective Acquisition and a business description and summary of terms of the prospective Acquisition,

                           (iii)    all financial covenants in Sections 8.11,
                  8.12 and 8.13 shall be complied with on a pro forma basis for the period of four consecutive fiscal quarters ending on the last day of the last completed fiscal quarter immediately preceding the proposed date of consummation of the prospective Acquisition (on the assumption such Acquisition occurred on the first day of such four fiscal quarter period and using historical results of the Company and its Subsidiaries and the related Acquisition Prospect for such period, and including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities
                  Act),

                           (iv) such Acquisition shall be consummated in accordance with all Requirements of Law and the Company and its Subsidiaries shall have obtained all consents and approvals necessary or desirable to such consummation and the

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                  business operations of such Acquisition Prospect after such
                  Acquisition, including governmental and contractual approvals,

                           (v) no Default or Event of Default shall exist at the time of consummation thereof or would result therefrom,

                           (vi) the Person to be acquired (or its Board of Directors or equivalent governing body) has not (A) announced it will oppose such Acquisition or (B) commenced any action which alleges that such Acquisition violates, or will violate, any Requirement of Law, and

                           (vii) the total consideration for all such Acquisitions (including cash and noncash purchase price, liabilities assumed, deferred or financed purchase price, purchase price characterized as noncompetition payments and the like) does not exceed in the aggregate during the term of this Agreement an amount equal to the sum of (A) $200,000,000 plus (B) an amount equal to the aggregate amount received by the Company as capital contributions from DMFC since the date of this Agreement; provided that no more than $150,000,000 plus an amount equal to the aggregate amount received by the Company as capital contributions from DMFC since the date of this Agreement of such total consideration may be paid with the proceeds of Indebtedness;

                  (j) investments in Subsidiaries acquired in Acquisitions permitted under Section 8.4(i) that are not Wholly-Owned Subsidiaries; provided that the amount of all such investments, together with the aggregate total consideration paid in connection with all Acquisitions permitted by Section 8.4(i) (calculated in the manner set forth in Section 8.4(i)(vii)) does not exceed in the aggregate during the term of this Agreement an amount equal to the sum of (A) $200,000,000 plus
         (B) an amount equal to the aggregate amount received by the Company as capital contributions from DMFC after the date hereof; provided further that all of the other conditions contemplated in Section 8.4(i) are also met with respect to such investment;

                  (k) such commitments to enter into transactions otherwise prohibited by this Section 8.4 to the extent such commitments are conditioned upon either (i) the receipt of the consent of the Required Lenders to the consummation of such transaction or (ii) receipt of proceeds sufficient to repay all amounts outstanding under this Agreement and the repayment thereof with such proceeds prior to or contemporaneously with the consummation of such transaction; provided that in the event that the Total Debt Ratio as of the end of each of the two most recently consecutive fiscal quarters is less than or equal to 2.75:1.00 and so long as no Default has occurred and is continuing the Company and its Subsidiaries shall be permitted to enter into commitments to enter into transactions otherwise prohibited by this
         Section 8.4 without regard to either of the preceding conditions; and

                  (1) investments in existence on the date hereof which are set forth on Schedule 8.4(1).

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For purposes of this Section 8.4 and Section 8.5(l), the amount of any investment outstanding at any time shall be the total of (x) the original cost of such investment (meaning the cash amount thereof, if in cash, or the fair market value thereof as determined by the senior management of the Company, if in property), without any adjustment for increases or decreases in value or any writeup or writedown with respect to such investment; provided that any investment in the form of Contingent Obligations shall be valued at the maximum reasonably expected liability thereof, minus (y) an amount equal to the lesser of the return of cash with respect to any such investment (other than a Contingent Obligation) and the initial amount of such investment, in either case, less the cost of disposition of such investment.

                  Section 8.5. Limitation on Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement, the Subsidiary Guaranty and the other Loan Documents;

                  (b)      Surviving Debt listed on Schedule 6.26 hereof;

                  (c) Indebtedness in respect of the New Subordinated Notes; provided that the Subordination Terms are in full force and effect with respect thereof;

                  (d) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

                  (e) so long as No Default or Event of Default has occurred and is continuing, Indebtedness resulting from any refinancing, renewal or extension of any Surviving Debt or the New Subordinated Notes; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; provided further that (i) no additional direct obligor or contingent support is provided with respect to the Indebtedness being so incurred from such contingent support as is applicable to the Indebtedness being so refinanced, renewed or extended (including, without limitation, the provision of any additional guarantees with respect thereto) and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding, or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Indebtedness does not exceed the then applicable market interest rate;

                  (f) Indebtedness of Subsidiaries of the Company owed to the Company or Wholly-Owned Subsidiaries of the Company; provided that
         (i) any such Indebtedness
         shall constitute Pledged Debt; and (ii) the aggregate amount of all such Indebtedness owed by Foreign Subsidiaries of the Company shall not exceed $40,000,000 at any one time outstanding;

                  (g) purchase money Indebtedness secured by Liens permitted by Section 8.1(i); provided, however, that the aggregate amount of all Indebtedness at any one time outstanding and permitted to be incurred under this Section 8.5(g) or Section 8.5(h) shall not exceed $30,000,000;

                  (h) Indebtedness incurred in respect of any Capital Leases permitted under Section 8.10; provided, however, that the aggregate amount of all Indebtedness at any one time outstanding and permitted to be incurred under this Section 8.5(h) or Section 8.5(g) shall not exceed $30,000,000;

                  (i) Indebtedness of the Company or any Subsidiary of the Company in connection with guaranties resulting from endorsement of negotiable instruments in the ordinary course of business;

                  (j) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or in connection with judgments that do not result in a Default or Event of Default;

                  (k) Indebtedness arising under a Permitted Receivables Facility; provided that the aggregate amount of any such Indebtedness shall not exceed $100,000,000;

                  (l) Acquired Indebtedness assumed in Acquisitions permitted under Section 8.4(i); provided, however, that the aggregate amount of such Acquired Indebtedness at any one time outstanding shall not exceed $40,000,000;

                  (m) Indebtedness incurred in a Sale/Leaseback Transaction permitted under Section 8.17; and

                  (n) other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

It is understood that any Indebtedness borrowed in a foreign currency shall continue to be permitted under this Section, notwithstanding any fluctuation in the Dollar Amount of such Indebtedness, as long as the outstanding principal balance of such Indebtedness (denominated in its original currency) does not exceed the maximum amount of such Indebtedness (denominated in such currency) permitted to be outstanding on the date such Indebtedness was incurred.

                  Section 8.6. Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of the Company; provided that the TPG Agreement and the Tax Sharing Agreement shall be deemed not to violate this Section 8.6.

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

                  Section 8.7. Use of Proceeds. The Company shall not, and shall not permit any of its Subsidiaries to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  Section 8.8. Contingent Obligations. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligation except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b)      Permitted Swap Obligations;

                  (c) Contingent Obligations of the Company and its Subsidiaries existing as of the date hereof and listed on Schedule 8.8(c) or incurred in connection with the issuance of the New Subordinated Notes and any replacement, renewal or extension of any such Contingent Obligation; provided that the amount of any such Contingent Obligations are not increased at the time of such replacement, renewal or extension of such Contingent Obligations except by an amount equal to a reasonable premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses reasonably incurred in connection with such replacement, renewal or extension; provided further that the terms relating to collateral (if any) and subordination (if any) and other material terms taken as a whole in respect of such replacement, renewed or extended Contingent Obligations and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Contingent Obligations being replaced, renewed or extended;

                  (d)      Contingent Obligations arising under the Loan
         Documents;

                  (e) Guaranty Obligations with respect to or constituting obligations of the Company or any of its Subsidiaries that are permitted under Section 8.5; and

                  (f) Contingent Obligations with respect to Joint Ventures to the extent permitted by Section 8.9.

                  Section 8.9. Joint Ventures. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Joint Venture, except that the Company or any such Subsidiary may enter into any Joint Venture so long as the aggregate amount invested by the Company and its Subsidiaries in all Joint Ventures in any form (including by capital contribution, incurrence of Indebtedness by any such Joint Venture to the Company or any such Subsidiary or the incurrence of Contingent Obligations by the Company or any of its Subsidiaries with respect to any such Joint Venture), during the term of this Agreement does not exceed $40,000,000; provided, however, that for purposes of determining the aggregate amount invested in Joint Ventures hereunder (a) any return of principal or equity received in cash on any amount invested

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

hereunder and (b) the fair market value of any other property received in exchange for any amount invested hereunder shall be deducted.

                  Section 8.10. Lease Obligations. The Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                  (a) leases of the Company, Existing Del Monte and their respective Subsidiaries in existence on the date hereof and in the case of any Loan Party, set forth on part (b) of Schedule 6.18 and any renewal, extension or refinancing of any thereof;

                  (b) operating leases entered into by the Company or any of its Subsidiaries after the date hereof in the ordinary course of business;

                  (c) Capital Leases entered into by the Company or any of its Subsidiaries; provided that no Default or Event of Default has occurred and is continuing or will result from the incurrence of the obligations contemplated thereby; and

                  (d) operating leases entered into by the Company or any of its Subsidiaries in connection with any Sale/Leaseback Transaction permitted under Section 8.17; provided that no Default or Event of Default has occurred and is continuing or will result from the incurrence of the obligations contemplated thereby.

                  Section 8.11. Minimum Fixed Charge Coverage. The Fixed Charge Coverage Ratio for any Computation Period set forth herein shall not be less than the ratio set forth below opposite the period in which such Computation Period ends:

                Period                          Ratio
                ------                          -----
December 20, 2002 through the fiscal year     1.40:1.00
ending closest to April 30,2005

July 31, 2005 and thereafter                  1.50:1.00

                  Section 8.12. Minimum Interest Coverage. The Interest Coverage Ratio for any Computation Period set forth below shall not be less than the ratio set forth below opposite the period in which such Computation Period ends:

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

                Period                          Ratio
                ------                          -----
December 20, 2002 through the fiscal year     3.25:1.00
ending closest to April 30, 2004

July 31, 2004 through the fiscal year ending  3.75:1.00
closest to April 30, 2005

July 31, 2005 and thereafter                  4.25:1.00

                  Section 8.13. Maximum Total Debt Ratio. The Total Debt Ratio for any Computation Period set forth below shall not exceed the ratio set forth below opposite the period in which such Computation Period ends:

                Period                          Ratio
                ------                          -----
December 20, 2002 through the fiscal year     4.00:1.00
ending closest to April 30,2004

July 31, 2004 through the fiscal year ending  3.25:1.00
closest to April 30, 2005

July 31, 2005 and thereafter                  2.50:1.00

                  Section 8.14. Maximum Capital Expenditures. The Company shall not permit the aggregate amount of all Capital Expenditures (but excluding for the purpose of the fiscal year ending on April 30, 2003, any Capital Expenditure incurred prior to the date hereof) by it and its Subsidiaries made during any fiscal year to exceed the Base Amount (as defined below); provided that to the extent Capital Expenditures actually made in any fiscal year (beginning with the fiscal year ending April 30, 2003) are less than the Base Amount for such fiscal year, the lesser of (a) the amount of the difference and (b) $25,000,000 may be carried forward and used to make Capital Expenditures in the two next succeeding fiscal years; provided further that in any fiscal year, Capital Expenditures made shall be applied first to the Base Amount for such fiscal year and second to reduce a carryforward from the least recent fiscal year prior to reducing any other carryforward. When used herein, "BASE AMOUNT" means, with respect to each fiscal year ending on or closest to (i) April 30, 2003, $60,000,000, (ii) April 30, 2004 or April 30, 2005, $105,000,000 and (iii) April 30, 2006 and
thereafter, $80,000,000. Notwithstanding the foregoing, the Company shall be entitled to incur the Synthetic Lease Capital Expenditure.

                  Section 8.15. Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Equity Interests in such Person, or purchase, redeem or otherwise acquire for value any shares of Equity Interests in such Person or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or (b) make any redemptions, prepayments, defeasances or repurchases of any Subordinated Debt except that:

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

                  (i) any Subsidiary of the Company may declare and pay dividends to the Company or a Wholly-Owned Subsidiary of the Company;

                  (ii) the Company may declare and make dividend payments or other distributions payable solely in Common Stock;

                  (iii) any Surviving Debt or the New Subordinated Notes may be repaid using the Net Cash Proceeds of any Indebtedness permitted to be incurred in connection with the refinancing of such Indebtedness pursuant to Section 8.5(1) or, in the case of the Existing Subordinated Notes or New Subordinated Notes, exchanged for other notes or debt securities meeting the requirements of Section 8.5(e);

                  (iv) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company or any of its Subsidiaries may purchase (or may pay a dividend to DMFC to enable DMFC to purchase) (A) Equity Interests in any Loan Party or options with respect to Equity Interests in any Loan Party held by employees or management of DMFC or any of its Subsidiaries in connection with the termination of employment of any such employees or management and (B) Equity Interests in any Loan Party for the purpose of holding such Equity Interest for future issuance under an employee stock plan; provided that all such payments in the aggregate for clauses (A) and (B) do not exceed $10,000,000 in any fiscal year or $15,000,000 in the aggregate from and after the date hereof;

                  (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may pay dividends to DMFC in an amount not to exceed 25% of Consolidated Net Income of the Company in any fiscal year; provided that the Company may only pay dividends pursuant to this clause (v) if, after giving effect thereto, the Company's pro forma Total Debt Ratio for the last four fiscal quarters immediately preceding the date of such dividend (determined as if such all dividends had been made on the first day of such period), would be less than 2,75:1.0;

                  (vi) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may repurchase or redeem up to $25,000,000 of Existing Subordinated Notes or New Subordinated Notes;

                  (vii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may repurchase or redeem Existing Subordinated Notes or New Subordinated Notes in an amount not to exceed the portion of Net Cash Proceeds of an issuance of Equity Interests in DMFC that is not used to finance Acquisitions under Section 8.4(i); provided that any such repurchase or redemption shall be made within 60 days of the receipt of such Net Cash Proceeds;

                  (viii) the Company may make payments to DMFC at the times and in the amounts provided for in the Tax Sharing Agreement; and

                  (ix) the Company may make payments to DMFC in amounts not to exceed $2,500,000 per fiscal year to reimburse DMFC for expenses incurred by DMFC in the ordinary course of business.

                  Section 8.16. ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or (b) engage in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

                  Section 8.17. Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of any real or personal property, which property is or has been sold or transferred by the Company or any of its Subsidiaries to such Person in contemplation of taking back a lease thereof (a "SALE/LEASEBACK TRANSACTION"); provided, however, that the Company or any of its Subsidiaries may enter into Sale/Leaseback Transactions if, with respect to each such Sale/Leaseback Transaction (a) the Company or such Subsidiary is permitted to incur or suffer to exist the Lien resulting therefrom and the Indebtedness related thereto under Section 8.1(j), (b) the Company or such Subsidiary is permitted to dispose of the property disposed of in such Sale/Leaseback Transaction under Section 8.2(f) or 8.2(g) and (c) the Company or such Subsidiary is permitted to lease the property relating thereto under Section 8.10.

                  Section 8.18. Limitation on Restriction of Subsidiary Dividends and Distributions. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make other distributions on its Equity Interests owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or any Subsidiary of the Company,
(b) make loans or advances to the Company or (c) transfer any of its assets or properties to the Company, except for such encumbrances or restrictions existing by reason of or under (i) Requirements of Law, (ii) this Agreement and the other Loan Documents, (iii) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Subsidiary of the Company, (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (v) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary of the Company in the ordinary course of business, (vi) customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests in such Subsidiary, (vii) customary provisions in joint venture agreements and other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture, (viii) the Existing Subordinated Notes Indenture, as in effect on the date hereof and the New Subordinated Note Documents and (ix) any agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (iv) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not, in the aggregate, materially less favorable to the Company as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreements referred to in such clause (iv).

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

                  Section 8.19. Inconsistent Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of their respective obligations hereunder or under any other Loan Document. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than this Agreement and the other Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Company and its Subsidiaries to amend or modify this Agreement or any other Loan Document, other than (i) the Existing Subordinated Notes Indenture, (ii) the New Subordinated Notes Documents, (iii) any agreement in connection with Permitted Liens described in Sections 8.1(i) and 8.1(j) if such prohibition is by its terms effective only against the assets subject to such Permitted Lien, and (iv) in favor of the Secured Parties.

                  Section 8.20. Change in Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material business other than production, processing and related distribution of food and beverage products and other related businesses.

                  Section 8.21. Amendments to Certain Documents. The Company shall not make or agree to any amendment to or modification of, or waive any of their respective rights under, any of the terms of (a) any Related Document, (b) any Existing Subordinated Notes Document, (c) any New Subordinated Notes Document, (d) any other Subordinated Debt Document, (e) the Tax Sharing Agreement or (f) the TPG Agreements, unless, in any case, any such amendment, modification or waiver is not adverse in any respect to the Lenders.

                  Section 8.22. Accounting Changes. The Company shall not, and shall not permit any Material Subsidiary to, (a) change accounting policies or reporting practices, except as required by generally accepted accounting principles, or (b) change its fiscal year; provided that any Material Subsidiary acquired in an Acquisition permitted hereunder may change its fiscal year to the Sunday closest to April 30.

                  Section 8.23. Limitation on Issuance of Guaranty Obligations. The Company shall not permit any of its Subsidiaries to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Guaranty Obligation of such Subsidiary relating to any Indebtedness of the Company or any other Loan Party unless:

                  (a) such Subsidiary, if it is not already a party to the Subsidiary Guaranty, simultaneously executes and delivers to the Administrative Agent a counterpart to the Subsidiary Guaranty, together with such supporting documentation as the Administrative Agent may reasonably request, notwithstanding Section 7.15,

                  (b) if such Indebtedness is by its terms subordinated to the Obligations, any such assumption, guaranty or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated, in form and substance satisfactory to the Administrative Agent, to such Subsidiary's Guaranty Obligation with respect to the Obligations to the same extent as such Indebtedness is subordinated to the Obligations; provided that such Subsidiary's Guaranty Obligation of such Indebtedness of the Company shall be subordinated to the full amount of such Subsidiary's Guaranty

         Obligation under the Subsidiary Guaranty without giving effect to any reduction thereto necessary to render the Guaranty Obligation of such Subsidiary thereunder not voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and

                  (c) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any right of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under such Guaranty Obligation unless and until payment in full in cash is made of such Indebtedness of the Company.

                  Section 8.24. Senior Debt Designation. The Company shall not designate any Indebtedness as "Designated Senior Debt" pursuant to the terms of the Existing Subordinated Notes Indenture or the New Subordinated Notes Indenture (or make any comparable designation with respect to any Subordinated Debt Notes Document). The Company shall not permit any of its Subsidiaries to, designate any Indebtedness as "Guarantor Designated Senior Debt" pursuant to the terms of the Existing Subordinated Indenture or the New Subordinated Notes Indenture (or make any comparable designation with respect to any Subordinated Debt Document).

                  Section 8.25. Amendment of Constitutive Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend its Organizational Documents, unless, in any case, any such amendment is not materially adverse in any respect to the Lenders.

                  Section 8.26. Partnerships, Etc. The Company shall not, and shall not permit any of its Subsidiaries to, become a general partner in any general or limited partnership or joint venture, other than any newly created Subsidiary (a) the sole assets of which consist of its interest in such partnership or joint venture, and (b) the assets of which shall have been isolated from the assets of the Company or any of the other Loan Parties.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

                  Section 9.1. Event of Default. Any of the following shall constitute an "EVENT OF DEFAULT":

                  (a) Non-Payment. The Company fails to pay, when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or, within three days after the same becomes due, any amount of interest or any fees or other amounts payable hereunder or under any other Loan Document.

                  (b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer of any thereof furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

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

                  (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.3 or Article VIII (other than Section 8.1, 8.5, 8.6, 8.17, 8.24 or
         8.25).

                  (d) Other Defaults. The Company or DMFC fails to perform or observe any term or covenant contained in Section 8.1, 8.5, 8.6,
         8.17 or 8.24 of this Agreement or Section 7(j) of the DMFC Guaranty and such default shall continue unremedied for a period of 10 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or any Loan Party fails to perform or observe any other term or covenant contained in this Agreement (other than Section 7.3, Article VIII or Section 7(j) of the DMFC Guaranty) or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (A) the date upon which a Responsible Officer of such Loan Party knew or reasonably should have known of such failure or (B) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

                  (e) Cross-Default. (i) Any Loan Party or any of their respective Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, but subject to any applicable grace period) in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts and including amounts owing to all creditors under any combined or syndicated credit arrangement) or more than $25,000,000, or
         (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, security or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (b) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Loan Party is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the relevant Loan Party or such Subsidiary as a result thereof is greater than $10,000,000.

                  (f) Insolvency, Voluntary Proceedings. The Company, DMFC or any of their respective Material Subsidiaries: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course (other than as expressly permitted under this Agreement);

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

         (iii) commences any Insolvency Proceeding with respect to itself; or
         (iv) takes any action to effectuate or authorize any of the foregoing.

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, DMFC or any of their respective Material Subsidiaries, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of the Company's, DMFC's or any of their respective Material Subsidiaries' properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, DMFC or any Material Subsidiary of either thereof admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, DMFC or any Material Subsidiary of either thereof acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

                  (h) ERISA. (i) One or more ERISA Events shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000; (ii) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or
         (iii) the Company or any of its ERISA Affiliates shall fail to pay when due, after the expiration of any applicable grace period, one or more installment payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which results in an aggregate withdrawal liability in excess of $25,000,000.

                  (i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against the Company, DMFC or any of their respective Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or the Company, DMFC or any of their respective Subsidiaries shall enter into any agreement to settle or compromise any pending or threatened litigation, as to any single or related series of claims, involving payment by the Company, DMFC or any of their respective Subsidiaries of $25,000,000 or more.

                  (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company, DMFC or any of their respective Subsidiaries which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

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                  (k)      Change of Control. Any Change of Control occurs.

                  (l) Guarantor Defaults. Any Guaranty shall cease to be in full force and effect with respect to any Guarantor (other than as expressly permitted hereunder), or any Guarantor (or any Person acting by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Guaranty with respect to such Guarantor.

                  (m) Collateral Documents, Etc. At any time after the Time of Merger, any Collateral Document shall cease to be in full force and effect with respect to the Company, DMFC or any other Loan Party (other than pursuant to its terms or as expressly permitted hereunder), or the Company, DMFC or any other Loan Party (or any Person acting by, through or on behalf of the Company, DMFC or any other Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

                  (n) Merger. The Time of Merger shall not have occurred within 24 hours of the Initial Distribution Date.

                  Section 9.2. Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders do any or all of the following:

                  (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated; provided that if any Event of Default occurs after the making of the Term Loans, the Revolving Credit Commitments shall, at the request of, or may, with the consent of, the Required Revolving Credit Lenders (and not the Required Lenders), be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

                  (c) require that the Company Cash Collateralize the L/C Obligations in an amount equal to 105% of the aggregate undrawn amount of Letters of Credit; and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any Event of Default specified in
Section 9.1(f)or 9.1(g), the obligation of each Lender to make Loans and the obligation of the Issuing Lender

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to Issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the Issuing Lender or any other Lender.

                  Section 9.3. Application of Funds. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

                  first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 11.4 and amounts payable under
         Article IV) payable to the Administrative Agent and the Collateral Agent in their respective capacities as such;

                  second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 11.4 and amounts payable under Article IV), ratably among them in proportion to the amounts described in this clause second payable to them;

                  third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause third payable to them;

                  fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause fourth held by them;

                  fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of L/C Obligations in an amount equal to 105% of the aggregate undrawn amount of Letters of Credit; and

                  last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law.

Subject to Section 3.3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn, cancelled, terminated or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                  Section 9.4. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

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                                    ARTICLE X

                                   THE AGENTS

                  Section 10.1. Appointment and Authorization. (a) Each Lender (in its capacity as a Lender, Swingline Lender (if applicable), Issuing Lender (if applicable) and a potential hedge counterparty) hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes Bank of America as the Administrative Agent and Collateral Agent for the Lenders or Secured Parties as the case may be, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby further appoints JPMorgan Chase as Syndication Agent for the Lenders and Morgan Stanley and UBS, as Co-Documentation Agents for the Lenders. The Syndication Agent and the Co-Documentation Agents, in their respective capacities as such, shall have no rights or duties hereunder or under any other Loan Document. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities
(i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article X and in the definition of "Agent-Related Person" included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

                  Section 10.2. Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence

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or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

                  Section 10.3. Liability of Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or
(b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate thereof, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the existence, creation, validity, attachment, perfection, enforceability, value or sufficiency of any collateral security for the Obligations or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of their respective Subsidiaries or Affiliates.

                  Section 10.4. Reliance by Agents. (a) The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent and the Collateral Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders or may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Initial Distribution Date specifying its objection thereto.

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                  Section 10.5. Notice of Default. Neither the Administrative
Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except, in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent or the Collateral Agent, as the case may be, shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Each of the Administrative Agent and the Collateral Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent or the Collateral Agent, as the case may be, has received any such direction, the Administrative Agent or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

                  Section 10.6. Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party and its Subsidiaries and Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, or the Collateral Agent, as the case may be, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party and their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

                  Section 10.7. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agents and the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company or any Guarantor and without limiting the obligation of the Company or any such Guarantor to do

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so), pro rata, and hold harmless the Agents and the Agent-Related Persons from and against any and all Indemnified Liabilities incurred by the Agents or the Agent-Related Persons in their capacities as such; provided, however, that no Lender shall be liable for the payment to any Agent or Agent-Related Person of any portion of the Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent's or such Agent-Related Person's own gross negligence or willful misconduct; provided further, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.7 applies whether any such investigation, litigation or proceeding is brought by an Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

                  Section 10.8. Bank of America, JPMorgan Chase, Harris Bank, Morgan Stanley and UBS in Their Individual Capacity. Each of Bank of America, JPMorgan Chase, Harris Bank, Morgan Stanley and UBS and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and their respective Affiliates as though Bank of America, JPMorgan Chase, Harris Bank, Morgan Stanley or UBS, as the case may be, were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each of Bank of America, JPMorgan Chase, Harris Bank, Morgan Stanley or UBS or any of their respective Affiliates may receive information regarding the Loan Parties or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Affiliates) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, each of Bank of America, JPMorgan Chase, Harris Bank, Morgan Stanley or UBS or any of their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender Parties and may exercise such rights and powers as though, and the terms "Lender" and "Lenders" include Bank of America, JPMorgan Chase, Harris Bank, Morgan Stanley and UBS even in its individual capacity.

                  Section 10.9. Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Company; provided that any such resignation by Bank of America shall also constitute a resignation as Collateral Agent, Issuing Lender and Swingline Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with the consent of the Company so long as no Default or Event of Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor administrative agent is appointed prior to the

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effective date of the resignation of the Administrative Agent, the
Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Collateral Agent, Issuing Lender and Swingline Lender and the respective terms "Administrative Agent", "Collateral Agent", "Issuing Lender" and "Swingline Lender" shall mean such successor administrative agent, collateral agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Collateral Agent's, Issuing Lender's and Swingline Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Collateral Agent, Issuing Lender or Swingline Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.4 and
11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

                  Section 10.10. Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders and the Collateral Agent under Sections 2.10, 3.8 and 11.4) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the

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Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Sections 2.10 and 11.4.

                  Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

                  Section 10.11. Collateral and Guaranty Matters. The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration, termination, cancellation or cash collateralization of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or
         (iii) subject to, Section 11.1, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.1(i) or 8.1(j); and

                  (c) to release any Material Subsidiary from its obligations under any Loan Document to which it is a party if such ceases to be a Material Subsidiary of the Company or DMFC as a result of a transaction permitted hereunder.

                  Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

                  Section 10.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent", "co-documentation agent", "co-agent", "book manager", "lead manager", "arranger", "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and such Loan Party and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only if in writing and in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in Section 5.1 or 5.2 without the written consent of each Lender;

                  (b) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) or require any Lender to make any Loan in excess of such Lender's ratable share of any Borrowing without the written consent of such Lender;

                  (c) postpone any date scheduled for any payment of principal (or reduce the amount of principal scheduled for payment on such date) or interest under Section 2.8 or 2.9 or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, or change the computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Percentage or Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby;

                  (e) change Section 2.13 or Section 9.3 in a manner that would alter the pro rata sharing or application of payments required thereby without the prior written consent of each of the Required Term A Lenders, the Required Term B Lenders and the Required Revolving Credit Lenders;

                  (f) change the order of application of any reduction in the Commitments in the applicable provisions of Section 2.6 in any manner that materially and adversely affects the Lenders under such Facilities, without the written consent of each Lender so affected;

                  (g) change any provision of this Section 11.1 or the definition of "REQUIRED LENDERS", "REQUIRED REVOLVING CREDIT LENDERS", "REQUIRED TERM A LENDERS" or "REQUIRED TERM B LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights

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         hereunder or make any determination or grant any consent hereunder, without the written consent of each relevant Lender;

                  (h) waive, amend or consent to any change in the advance rates or any other term of the definition of "BORROWING BASE" or the definitions of "ELIGIBLE INVENTORY" or "ELIGIBLE RECEIVABLES" or this
         Section 11.1(h) without the written consent of the Required Term A Lenders, Required Term B Lenders and the Required Revolving Credit Lenders;

                  (i) waive, amend or consent to any change in the definition of "MANDATORY PREPAYMENT EVENT" or any provision of this Agreement or any other Loan Document which would result in any change in the allocation of Designated Proceeds to prepay any of the outstanding Loans pursuant to Section 2.7 or this Section 11.1(i) without the written consent of the Required Term A Lenders, Required Term B Lenders and the Required Revolving Credit Lenders;

                  (j)      waive, amend or consent to any change in respect of
         Section 2.7(a)(ii) or Section 2.7(g) to the extent such provision specifically relates to the Term B Lenders, without the written consent of the Required Term B Lenders;

                  (k) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender; or

                  (1) release any Guarantor (other than any Non-Material Subsidiary Guarantor) from any Guaranty Obligation under the Loan Documents without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by any relevant Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document; (iv)
Section 11.7(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) prior to the Time of Merger, no amendment, waiver or consent shall be effective unless in writing and signed by Existing Del Monte; (vi) any waiver of any failure to comply with the provisions of Section 7.15(d) or 7.15(e) for a period of thirty days after the period provided for in such Section for compliance therewith shall be effective with the sole written consent of each of the Arrangers; and
(vii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

                  Section 11.2. Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications

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provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to clause (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Company, the Administrative Agent, the Collateral Agent, the Issuing Lender or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the Issuing Lender and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails (certified or registered), postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 11.2(c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the Issuing Lender and the Swingline Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on each Loan Party, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Electronic Communications. Notices and other communications to the Agents, the Lenders, the Issuing Lender or the Swingline Lender hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or III unless otherwise agreed by the Administrative Agent and the applicable Lender and, to the extent applicable, Swingline Lender and the Issuing Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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                  (d)      Reliance by Agents and Lenders. The Administrative
Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Notices of Conversion/Continuation) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other communications with the Administrative Agent and the Collateral Agent may be recorded by the Administrative Agent and the Collateral Agent, and each of the parties hereto hereby consents to such recording.

                  Section 11.3. No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  Section 11.4. Costs and Expenses. The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agents and the Arrangers and their Affiliates (including Bank of America in its capacities as Swingline Lender and Issuing Lender) within five Business Days after demand therefor (subject to Sections 5.1(b), 5.2(b) and S.2(c)) for all reasonable and documented costs and expenses incurred by the Agents and the Arrangers and their Affiliates in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Agents and the Arrangers with respect thereto; and

                  (b) pay or reimburse the Administrative Agent, the Collateral Agent and each Lender within five Business Days after demand therefor (subject to Sections 5.1(b), 5.2(b) and 5.2(c)) (i) for so long as no Insolvency Proceeding with respect to any Loan Party or any enforcement action with respect to the Collateral has been commenced, the Attorney Costs of the Administrative Agent and the Collateral Agent and all other costs and expenses incurred by either thereof or any Lender (other than any Attorney Costs) or (ii) in the event (A) any Insolvency Proceeding has been commenced with respect to any Loan Party or (B) any enforcement action with respect to the Collateral has been commenced, the Attorney Costs of the Administrative Agent, the Collateral Agent and each Lender and all other costs and expenses incurred by them in connection, in either case, with the enforcement, attempted enforcement or preservation of any right or remedy under this Agreement or any other Loan Document.

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                  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

                  Section 11.5. Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, each Agent and each Lender and each of their respective Affiliates, officers, directors, employees, counsel, agents, investment advisers, trustees and attorneys-in-fact (each an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (excluding costs and expenses specifically referred to in Section 11.4) which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of any Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or Affiliate thereof, or any environmental liability related in any way to any Loan Party or Affiliate thereof, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Person have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents

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are consummated. All amounts due under this Section 11.5 shall be payable within five Business Days after demand therefor. The agreements in this Section shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. Each Agent-Related Person and each Lender agrees that in the event that any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Person, or any remedial, removal or response action which is requested of it or any other Indemnified Person, for which any Agent-Related Person or Lender may desire indemnity or defense hereunder, such Agent-Related Person or such Lender shall notify the Company in writing of such event; provided that failure to so notify the Company shall not affect the right of any Agent-Related Person or Lender to seek indemnification under this Section.

                  Section 11.6. Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to any Agent or the Lenders, or any Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee or receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Fund Rate from time to time in effect.

                  Section 11.7. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.7(b), (ii) by way of participation in accordance with the provisions of Section 11.7(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.7(f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of Section 11.7(h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in 11.7(d) of this Section and, to the extent expressly contemplated hereby, the Indemnified Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.7(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (i) except in the case

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of an assignment of the entire remaining amount of the assigning Lender's
Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in Section 11.7(j)) of any Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment of any rights or obligations in respect of any of the Term A Facility or the Revolving Credit Facility or $1,000,000 or Euro 1,000,000, as applicable, in the case of any assignment of any rights or obligations in respect of the Term B Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the Issuing Lender and the Swingline Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.7(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
4.1, 4.4, 4.5, 11.4 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, however, the Company shall not as a result of any assignment, delegation or participation by any Lender, incur any increased liability for Taxes or Other Taxes pursuant to
Section 4.1 at the time of such assignment, delegation or participation. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.7(d).

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Agent's Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the

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contrary. The Register shall be available for inspection by the Company and any
Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.1 that directly affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 4.1,4.4 and 4.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 4.1 or 4.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.1 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section
11.17 as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) As used herein, the following terms have the following meanings:

                  "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent, the Issuing Lender and the Swingline Lender, and (B) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the

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         foregoing, "ELIGIBLE ASSIGNEE" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "APPROVED FUND" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 4.4), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and without paying any processing fee therefor assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 11.7, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender

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under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  Section 11.8. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain, and to cause its Affiliates to maintain, the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any Loan Party;
(g) with the consent of the Company; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis from a source other than the Company; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the extensions of credit hereunder. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party.

                  Section 11.9. Set-off. (a) In addition to any right or remedy of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Loan Party, any such notice being waived by such Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of such Loan Party against any and all Obligations then due and owing to such Lender and each Affiliate of such Lender and each Lender and Affiliate of such Lender is hereby irrevocably authorized to permit such set-off and application. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender or its Affiliates; provided that the failure to give such notice shall not affect the validity of such set-off and application.

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                  (b)      Notwithstanding anything in clause (a) to the
contrary, if at any time the Obligations shall be secured by real property located in the State of California, no Lender shall exercise any such right of set-off or take any other similar action unless such action is taken by the Collateral Agent or the Required Lenders or approved in writing by the Collateral Agent or Required Lenders, if the effect of such set-off or other action would or might (pursuant to Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority or enforceability of the Liens granted to the Secured Parties pursuant to the Collateral Documents or the enforceability of the notes or any of the other Obligations, and any attempted exercise by an Lender of any such right without obtaining such consent of the Collateral Agent or the Required Lenders shall be null and void. This clause (b) shall be solely for the benefit of each of the Lenders.

                  Section 11.10. Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, agency fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Collateral Agent, the Swingline Lender or the Issuing Lender under the Loan Documents, the Company or any of its Subsidiaries hereby irrevocably authorizes Bank of America to debit any deposit account of the Company or any of its Subsidiaries with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

                  Section 11.11. Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

                  Section 11.12. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

                  Section 11.13. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

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                  Section 11.14. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Collateral Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                  Section 11.15. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

                  Section 11.16. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 11.17. Tax Forms. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent and the Company, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by any Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence satisfactory to the Loan Party and the Administrative Agent and the Company that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) upon the written request of the Administrative Agent, the Company or any other Loan Party promptly submit to the Administrative Agent and the Company such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by

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the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Loan Party pursuant to this Agreement and (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent and the Company on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                  (iii) No Loan Party shall be required to pay any additional amount to any Foreign Lender under Section 4.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.17(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.17(a); provided that if such Lender shall have satisfied the requirement of this Section 11.17(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.17(a) shall relieve any Loan Party of its obligation to pay any amounts pursuant to Section 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which any Loan Party is not required to pay additional amounts under this Section 11.17(a).

                  (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender

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

fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

                  (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

                  Section 11.18. Replacement of Lenders. Under any circumstances set forth herein providing that the Company shall have the right to replace a Lender as a party to this Agreement, the Company may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitments (with the assignment fee to be paid by the Company in such instance) pursuant to Section 11.7(b) to one or more other Lenders or Eligible Assignees procured by the Company; provided, however, that if the Company elects to exercise such right with respect to any Lender pursuant to
Section 4.6(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 4.1 or 4.4. The Company shall (a) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 4.5), (b) provide appropriate assurances and indemnities (which may include letters of credit) to the Issuing Lender and the Swingline Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swingline Loans then outstanding, and (c) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitments and outstanding Loans and participations in L/C Obligations and Swingline Loans.

                  Section 11.19. Third Parties. Other than with respect to Existing Del Monte prior to the Time of Merger, this Agreement is made and entered into for the sole protection and legal benefit of the Company, the Secured Parties, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

                  Section 11.20. Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE

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SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,
EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                  Section 11.21. Waiver of Jury Trial. THE COMPANY, THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY, THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   SKF FOODS INC. (to be known after the
                                   consummation of the Transactions as DEL MONTE CORPORATION),

                                   By: /s/ Leonard A. Cullo, Jr.
                                       ----------------------------------
                                   Name: Leonard A. Cullo, Jr.
                                   Title: Treasurer

                                   RATIFIED (after giving effect to the Merger):

                                   DEL MONTE CORPORATION (formerly known
                                   as SKF FOODS INC.)

                                   By:        /s/ Thomas E. Gibbons
                                       ----------------------------------

                                   Name:        Thomas E. Gibbons
                                        _________________________________

                                   Title:           Treasurer
                                         ________________________________

                                   BANK OF AMERICA, N.A.,
                                      as Administrative Agent, Collateral Agent,
                                      Issuing Lender and Swingline Lender

                                   By:
                                       ----------------------------------
                                   Name: ________________________________
                                   Title:________________________________

                                   JPMORGAN CHASE BANK, as Syndication
                                      Agent

                                   By: /s/ B. Joseph Lillis
                                       ----------------------------------
                                   Name: B. Joseph Lillis
                                   Title: Managing Director

                                   HARRIS TRUST AND SAVINGS BANK,
                                      as Co-Documentation Agent

                                   By: /s/ William A. Bishop
                                   Name: William A. Bishop
                                   Title: Managing Director

                                   MORGAN STANLEY & CO. INCORPORATED,
                                      as Co-Documentation Agent

                                   By: /s/ Michael Hart
                                       ----------------------------------
                                   Name: Michael Hart
                                   Title: Managing Director

                                   UBS WARBURG LLC, as Co-Documentation
                                      Agent

                                   By:  /s/ Amanda Montgomery
                                       ----------------------------------
                                   Name: Amanda Montgomery
                                   Title: Executive Director

                                   By:  /s/ Thomas J.W. Archie
                                       ---------------------------------
                                   Name: Thomas J.W. Archie
                                   Title: Director

                                   BANK OF AMERICA, N.A., as Lender

                                   By:
                                       ----------------------------------
                                   Name: ________________________________
                                   Title:________________________________